UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CMS ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CMS ENERGY
CONSUMERS ENERGY

2023 COMBINED PROXY STATEMENT

— CMS ENERGY —

WORLD CLASS

PERFORMANCE

DELIVERING

HOMETOWN

SERVICE

CMS ENERGY CORPORATION
CONSUMERS ENERGY COMPANY
NOTICE OF VIRTUAL ANNUAL MEETINGS OF SHAREHOLDERS
To Shareholders of CMS Energy Corporation and Consumers Energy Company:
The CMS Energy Corporation (“CMS”) Virtual Annual Meeting of Shareholders and the Consumers Energy Company (“Consumers”) Virtual Annual Meeting of Shareholders (collectively “Annual Meeting”) will be held concurrently on Friday, May 5, 2023, at 11:30 a.m., Eastern Time. There will be no physical location for shareholders to attend. Shareholders may participate online by logging in at virtualshareholdermeeting.com/CMS2023 for CMS shareholders and at virtualshareholdermeeting.com/CMSPB2023 for Consumers shareholders.
ITEMS OF BUSINESS:
For Both CMS and Consumers Shareholders:	Board of Directors Recommendation
Elect the Director Nominees, Named in the Accompanying Proxy Statement, to the Board of Directors	FOR EACH
Approve, on an Advisory Basis, Executive Compensation	FOR
Determine, on an Advisory Basis, the Frequency of Future Advisory Votes on Executive Compensation	1 YEAR
Ratify the Appointment of Independent Registered Public Accounting Firm	FOR
Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement
All shareholders of record at the close of business on March 7, 2023, are entitled to receive notice of and vote at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you can vote prior to the meeting by Internet, telephone, proxy card or voting instruction form. We encourage you to exercise your right to vote. All shares of Consumers common stock held by CMS (99.6% of the voting shares of Consumers) will be voted for the proposed Director nominees, thus assuring their election as Directors of Consumers, as well as in accordance with other recommendations of the Consumers’ Board of Directors.
This year’s Annual Meeting will be a virtual meeting. A virtual meeting enables increased shareholder attendance and participation, improves efficiency, and reduces costs. By visiting proxyvote.com, you will be able to submit your questions prior to the Annual Meeting. You may attend the Annual Meeting, submit questions, and electronically vote your shares at the Annual Meeting from any location around the world with internet connectivity.
By Order of the Boards of Directors,
Melissa M. Gleespen
Vice President,
Corporate Secretary and
Chief Compliance Officer
CMS Energy Corporation
Consumers Energy Company
March 23, 2023
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Shareholders to be Held on May 5, 2023.
This Proxy Statement and Annual Report to Shareholders are available at
materials.proxyvote.com/125896 for CMS and
materials.proxyvote.com/210518 for Consumers.

Proxy Statement

Proxy Statement Summary		PAGE 1
Proxy Statement		PAGE 3
Our Commitment to Environmental, Social, and Governance (“ESG”) Matters		PAGE 3
4	DE&I Strategy & Movement Stands
Proposal 1: Elect the Director Nominees, Named in this Proxy Statement, to the Board of Directors		PAGE 10
Corporate Governance		PAGE 19
19	Governance Guidelines and Materials
19	Board of Directors
19	Board Leadership Structure
20	Risk Oversight
20	Cybersecurity Oversight
20	Political Contribution Oversight
21	Public Responsibility and Sustainability Oversight
22	Shareholder Engagement
22	Board Communication Process
23	Identification of Director Candidates
23	Director Candidate Qualifications
24	Board Refreshment
24	Director Independence
24	CMS Majority Voting Standard
25	Director Education
25	Board, Committee, and Director Evaluations
27	Board and Committee Information
29	Compensation Risk
29	Codes of Ethics
29	Related Party Transactions
30	No Pledging or Hedging
30	Management Succession Planning
31	Directors’ Compensation
Beneficial Ownership		PAGE 32
Compensation Discussion and Analysis		PAGE 34
34	Executive Summary
36	Objectives of Our Executive Compensation Program
42	The Elements of Our Executive Compensation Program
49	Corporate Governance as it Relates to Executive Compensation
Compensation and Human Resources Committee Report		PAGE 51
2022 Compensation Tables		PAGE 52
65	CEO Pay Ratio
67	Pay versus Performance
Proposal 2: Approve, on an Advisory Basis, Executive Compensation		PAGE 72
Proposal 3: Advisory Vote to Determine the Frequency of Future Advisory Votes on Executive Compensation		PAGE 74
Report of the Audit Committee		PAGE 75
Fees Paid to the Independent Registered Public Accounting Firm		PAGE 76
Proposal 4: Ratify the Appointment of Independent Registered Public Accounting Firm		PAGE 77
2024 Proxy Statement Information		PAGE 78
General Information		PAGE 79
Appendix A: GAAP Reconciliations		PAGE A-1

PROXY STATEMENT SUMMARY
Meeting Information:	Record Date: March 7, 2023
May 5, 2023 • 11:30 a.m. ET
Virtual Meeting at	Proxy Materials Released: March 23, 2023
virtualshareholdermeeting.com/CMS2023
virtualshareholdermeeting.com/CMSPB2023
The terms “Corporation,” “we,” “our,” “us,” and other representations as used in this proxy statement (the “Proxy Statement”) generally refer to both CMS Energy Corporation (“CMS”) and its principal subsidiary, Consumers Energy Company (“Consumers”).
This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. We encourage you to read this entire Proxy Statement carefully before voting.
Proposals	CMS Shareholders	Consumers Shareholders	Board Recommendation	Page Reference
Elect the Director Nominees, Named in this Proxy Statement, to the Board of Directors	X	X	FOR EACH	10
Approve, on an Advisory Basis, Executive Compensation	X	X	FOR	72
Advisory Vote to Determine the Frequency of Future Advisory Votes on Executive Compensation	X	X	1 YEAR	74
Ratify the Appointment of Independent Registered Public Accounting Firm	X	X	FOR	77
How to Vote
Online:	You can vote your shares online by following the instructions on your proxy card, voting instruction form, or Notice of Availability of Proxy Materials (“Notice of Availability”).

Telephone:	You can vote your shares by telephone, by requesting a printed copy of the Proxy Materials and following the instructions on your proxy card or voting instruction form.

Mail:	You can vote your shares by mail by requesting a printed copy of the Proxy Materials and signing, dating, and mailing in the proxy card or voting instruction form.

Attend:	You can vote your shares electronically by attending and voting at the virtual Annual Meeting.
CMS ENERGY 2023 PROXY STATEMENT	1

Nominees
Name	Age	Gender or Ethnic Diversity	Director Since (# of Years)	Independent	Committee Memberships
					Audit	Compensation and Human Resources	Finance	Governance, Sustainability and Public Responsibility	Executive
Jon E. Barfield	71	•	2005 (18)	Yes		X		X
Deborah H. Butler	68	•	2015 (8)	Yes	X		X
Kurt L. Darrow	68		2013 (10)	Yes		Chair		X	X
William D. Harvey, Presiding Director	74		2012 (11)	Yes		X		X	X
Garrick J. Rochow	48		2020 (2)	No
John G. Russell, Chairman	65		2010 (13)	Yes					Chair
Suzanne F. Shank	61	•	2019 (4)	Yes	X		X
Myrna M. Soto	54	•	2015 (8)	Yes	X			Chair	X
John G. Sznewajs	55		2015 (8)	Yes	X		Chair		X
Ronald J. Tanski	70		2019 (4)	Yes		X	X
Laura H. Wright	63	•	2013 (10)	Yes	Chair		X		X

Age

Average
63 Years
2
1
2
6
<54
60-64
55-59
>65

Tenure

Average
9 Years
3
3
3
2
<4 Years
9-12 Years
5-8 Years
>13 Years

Self-identified Diversity

36%
9%
27%
64%
Female
Male
Ethnically Diverse
LGBTQ

CMS ENERGY 2023 PROXY STATEMENT	2

PROXY STATEMENT
While CMS and Consumers are established, operated, and regulated as separate legal entities, CMS and Consumers have the same individuals serving as members on each Board of Directors and each Board Committee and have adopted coordinated director and executive compensation arrangements and plans as well as auditing relationships. The two companies also have significant overlap in executive management. Although in certain contexts in this Proxy Statement the terms “we” and “our” refer to each of CMS and Consumers and satisfy their respective disclosure obligations, this Combined Proxy Statement is separately filed by CMS and Consumers. Information in this Combined Proxy Statement relating to each individual registrant is filed by such registrant on its own behalf. Unless specifically noted, singular references to “Board,” “Committee,” “Corporation,” and “Annual Meeting” refer to both CMS and Consumers.
OUR COMMITMENT TO ENVIRONMENTAL, SOCIAL, AND
GOVERNANCE (“ESG”) MATTERS
Externally, many stakeholders look at our business through the lens of ESG. ESG considerations that are material to our business are alive in our purpose, our culture, our people, our strategy, and our executive compensation.
Our Chief Executive Officer (“CEO”), Garrick Rochow has said, “As our Company’s leader, I intend to bring our purpose — world-class performance delivering hometown service—to life.” Our plans are outlined below.
LEADING THE CLEAN ENERGY TRANSFORMATION. Leading this transformation is the opportunity of our generation. We are proud of our pledge to deliver industry-leading zero-coal, net-zero carbon, and renewable energy for our customers, investors, and planet. Our success in this important work depends on innovating as well as partnering with customers to use energy wisely with energy efficiency and demand response programs. This is our moonshot moment. The best part? We get to lead the clean energy transformation for our customers, investors, state, and the planet!
DELIVERING EXCELLENCE. Our tradition of performance excellence is a legacy that will continue. That legacy is grounded in our commitment to our lean operating system, the CE Way, which helps us serve customers better every day. As we move into the future, we will add deeper automation and analytics to our operating system to help our frontline co-workers serve with pride. Beyond how we work, our commitment to excellence applies to our valuable and strong relationship with our unionized workforce – and our stand that every day is a safe day for all our co-workers.
ADVANCING OUR CULTURE. A moment is an instance in time. A movement is sustained motion that spurs transformation. We work every day to create an environment where the contributions of all are heard and valued, and everyone knows they belong.
All of the operational metrics we use to determine executive incentive compensation are ESG metrics. They are material to our business and quantifiable. In 2022, our operational metrics included safety, culture index (employee empowerment, employee engagement and Diversity, Equity, and Inclusion (“DE&I”)), customer experience, reliability, customer value, methane reduction, and affordability.
Connecting the dots between our internal activities and external stakeholder expectations is the focus of our ESG communication efforts. We participate in a voluntary industry initiative, coordinated by the Edison Electric Institute and the American Gas Association, to provide the public, our customers, and shareholders uniform and consistent ESG and sustainability-related metrics. We participate in the annual CDP (formerly known as the Carbon Disclosure Project) Climate and Water Reports. Our Climate Assessment Report and Methane Reduction Plan are also great tools for outlining our ESG activities. All of these reports, our various reporting indexes,
CMS ENERGY 2023 PROXY STATEMENT	3

scorecards, and our policies, such as those related to human rights, biodiversity, waste management, safety, environmental, greenhouse gas, and water use can be found on our website at cmsenergy.com/sustainability. Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this Proxy Statement.
The Importance of Our Culture
Our success and ability to live our purpose starts with an intentional culture, built around our cultural mindset. Our cultural mindset guides the actions and behaviors of all employees, allowing everyone to work safely to serve our customers and our communities. Each value in the cultural mindset is critically important and together align with our strategy and drive all of our actions.
These are the five values in our cultural mindset:

The actions of our employees are what makes CMS and Consumers unique. An intentional focus on our culture allows employees to thrive and succeed in an environment where their voices are heard and their contributions matter.
As part of our continued effort to ensure the culture is present in everything we do, our culture index is the primary metric to ensure we are creating an environment where all workgroups can succeed. This environment is focused on meeting employee needs and creating a positive experience. This index is comprised of 15 questions focused on empowerment, engagement, and DE&I. By focusing on these aspects, we can ensure that we are addressing employee concerns holistically and creating an environment where everyone can succeed.
DE&I Strategy & Movement Stands
Our DE&I mission is to build and sustain a world-class, inclusive workforce and customer experience by embedding DE&I into everything we do. Every area of the Company will continue building DE&I standards and processes in their work. To achieve this, we are leveraging our DE&I Movement Stands, which we launched in 2022. Our DE&I Movement Stands represent our multi-year, measurable aspirations in the areas of culture, talent, philanthropy, and supplier diversity. We use a clear measure for success for each area, which our Executive DE&I Council (the “Council”) monitors. The Council, chaired by our CEO, is driving organizational change by tracking our progress with measurable action plans. The Council includes our Senior Vice Presidents and includes measurable metrics through 2028.
CMS ENERGY 2023 PROXY STATEMENT	4

Our Culture Stand: We work in our Company and our communities to value people of all backgrounds
•
Embedding DE&I into our culture focuses on educating our co-workers and leaders, including Company-wide DE&I awareness training, and highlighting opportunities where they can contribute to create an inclusive environment.

○
DE&I AWARENESS TRAINING. In 2021, we launched a from-the-top learning model for our co-workers, starting with Company leaders, and achieved 100% unconscious bias training completion for anyone with a direct report. In 2022, we started providing all co-workers DE&I awareness training, to support our commitment to 100% unbiased training. We are setting common expectations and norms about all things DE&I. By training all co-workers in core DE&I concepts — such as the roles unconscious bias plays in our personal and professional relationships and decision-making — we are building DE&I as an integral part of our work experience.

○
BUSINESS EMPLOYEE RESOURCE GROUPS. We have more than 2,000 co-workers, more than 20% of our workforce, engaged in our Business Employee Resource Groups (“BERGs”) where each embrace differences to improve our working relationships and deliver better results for us and our customers. All eight BERGs are employee-led, raising new ideas that will lead to a greater sense of belonging by all. Recent ideas that evolved our internal policies include a world-class parental leave policy that expands to six months for birthing parents and four months for non-birthing parents. Similarly, we are expanding domestic partner benefits for all co-workers. This is not only designed to better protect LGBTQ employees and their dependents but also seniors and other unique scenarios where these benefits are essential. We also evolved our paid holiday policy, once capturing only major federal holidays but now includes Inclusive Holidays, chosen by the employee, such as Juneteenth, Hanukkah, or Ramadan.

○
DE&I CHAMPION PROGRAM. A program made up of half union employees and half exempt, their mission is to create safe spaces within any DE&I program and help bring core concepts to life at all organizational levels. The program aims to advance belonging by leading grassroots communication efforts, sharing opportunities for involvement, identifying and addressing gaps, solving problems, and providing continuous learning and development. Today they lead our Company-wide DE&I awareness training for all employees. Peer-to-peer conversations, especially within our union family, are a critical step in setting common expectations and norms for all while building a solid foundation that makes DE&I an integral part of our Company.

○
CONVERSATIONS ABOUT RACE AND SOCIAL JUSTICE. We invite all our co-workers to Company-wide conversations through all-hands townhalls and offering safe, weekly DE&I and “Well-Being Office Hours,” where any co-worker can seek one-on-one time. We enhance the experience by inviting external speakers, experts in the justice space, to grow our learning journey through unique perspectives. We are focused on inspiring difficult conversations, working through discomfort, and embracing our differences to deliver better results for our company and our customers.

○
WELL-BEING CHAMPIONS. “Well-Being Champions,” lead well-being initiatives throughout the Company by identifying and addressing needs of our co-workers and provide continuous opportunities to engage in well-being efforts throughout the organization and beyond (retirees and spouses). The goal is to empower our employees to thrive in each pillar of well-being by creating a culture where the healthy choice becomes the valued and easy choice.

CMS ENERGY 2023 PROXY STATEMENT	5

Our Talent Stand: We expect every future and current employee to have an equitable opportunity to succeed
•
As one of Michigan’s largest employers, we are building a world-class, inclusive workforce that better reflects our community. Building a diverse, equitable, and inclusive workforce relies on our ability to attract and retain diverse talent. That attraction starts with a strategic talent sourcing strategy that focuses on recruiting in areas representative of all demographics, allowing us to build diverse, qualified candidate pools. Creating a diverse and inclusive workforce expands beyond strategic sourcing to the processes we use in our employee lifecycle (e.g. hiring, promoting, developing, and succession planning).

○
DIVERSE HIRING COMMITTEES AND CANDIDATE SLATES. We expect every future and current co-worker to have an equitable opportunity to succeed. Our practices include diverse hiring committees and candidate slates for every position posted. Further, our hiring training includes the best in class hiring practices for our managers.

○
CAREER BOOTCAMPS FOR HIRING SUCCESS. We are creating a pipeline to become an employer of choice for underrepresented communities in high demand occupations. Our bootcamps are designed to springboard participants to a successful career. In partnership with trade schools and the Utility Military Assistance Program, our Michigan Gas Boot Camp (UMAP-MI) openly recruits current Michigan National Guard members, Reservists, and Honorably Discharged military veterans. The program is designed to provide the requisite skills and knowledge needed for a successful career within the gas utility sector. Participants who successfully complete our bootcamps, are employed with Consumers as entry-level Gas Lines Construction Laborers.

○
SUMMER YOUTH ENERGY ACADEMIES. Within the communities where we live and work, our 300+ Talent Ambassadors are inspiring K-12 students to become future co-workers – thus building our Talent Pipeline in the communities we serve for future generations. Our 6-week Summer Youth Academy provides participants exposure to energy careers while gaining pre-employment essential skills. The program will continue to expand with a focus placed on urban core cities with a high percentage of students from underrepresented populations.

Our Supplier Diversity Stand: We will double our spend with diverse suppliers, reaching first quartile by 2024
•
We continue maturing our diverse supplier program by building a framework that enables high quality, long-term success. We believe a vibrant and diverse supplier network increases competition, strengthens innovation, and ultimately benefits our customers’ pocketbooks. Together, we are a force of change and that is why we are committed to doubling our spend with diverse businesses by 2024.

○
EXPANDING OUR REACH. Our aim is to inspire innovation and drive economic prosperity. That is why we actively engage with diverse-supplier organizations nationally and in Michigan. Together we connect, support, and develop minority-, women-, LGBTQ-, disability-, and veteran-owned suppliers. Diverse suppliers are encouraged to create a business profile on our “Become a Supplier” website. We share our values and prefer suppliers who hold similar commitments. This is good for our co-workers, good for our customers’ bills and good for future generations. Our program will include an expanded diverse supplier network in the years ahead, validating certification of diverse vendors, and Enhanced Tier II reporting for suppliers of our suppliers.

CMS ENERGY 2023 PROXY STATEMENT	6

Our Philanthropy Stand: We create equitable, sustainable change to support social justice initiatives throughout Michigan and the communities we serve
•
We have been giving back to Michigan for decades, helping local communities grow and thrive through the Consumers Foundation (the “Foundation”). As a force of change, we are committing $15 million by 2023 to create equitable, sustainable change in justice initiatives. In 2022, we contributed $12.6 million to support social justice initiatives throughout Michigan.

○
INCUBATING PEOPLE OF COLOR-OWNED BUSINESSES. The Foundation seeded the start of the New Community Transformation Fund, a $25 million venture capital fund aimed at driving a more diverse economy in Grand Rapids, Michigan. The group will invest between $250,000 to $500,000 in second-stage, people of color-owned companies involved in advanced manufacturing, food and agribusiness, e-commerce and information technology, life sciences, and finance technology as well as legacy and transitioning succession businesses. One of the largest investments in the Foundation’s history, the commitment to diversity demonstrates our unwavering belief that West Michigan’s continued success must be collective and inclusive of everyone.

○
SUPPORTING DE&I IN LOCAL COMMUNITIES. The Foundation recently invested $100,000 to support five community foundations across Michigan which are directly working with local organizations actively engaged in DE&I initiatives to expand grassroots opportunities. Community foundations are uniquely positioned to identify inequities that exist in their communities and direct funds to make the biggest impact. Our success is defined by driving measurable outcomes with our community partners. We maintain a focus on social justice, including impacts based on racial, gender, environmental, veterans, LGBTQ+, ability/disability, and socioeconomic status and other facets of diversity. Our commitment to equitable and sustainable change aims to strengthen the communities we serve, including investments in diverse businesses and in people with unique perspectives, strategies, and spheres of influence. These relationships strengthen not just the Company but our state, leaving Michigan better than we found it.

○
VOLUNTEERING FOR OUR COMMUNITIES. Our more than 8,500 co-workers mobilize into volunteer engines to deliver on our purpose for the people of Michigan – not just with dollars but with our people in our communities where we live, work, and play. Together, we can continue being a force of change – advocating for justice in our communities.

2022 Recognitions
•	2022 Forbes Best Employers for Women; fourth year in a row
•	2022 3BL Media 100 Best Corporate Citizens out of the Russell 1000 Index
•	2022 VETS Index 4-Star Award
•	2022 Ranked DiversityInc #10 Top Company for Philanthropy
•	2022 National Organization on Disability Leading Disability Employer
•	2022 Ranked DiversityInc #1 Top Utility Companies for Employee Resource Groups
•	2022 Scored Human Rights Campaign 90% on the Corporate Equality Index
•	2022 Newsweek America’s Most Responsible Companies
•	2022 Ranked Forbes #2 Utility for Best Employers for Diversity
•	2021 Military Times Best for Vets: Employers List (issued the year prior for the current year)
•	Received 2022 ENERGY STAR® Partner of the Year
CMS ENERGY 2023 PROXY STATEMENT	7

We will continue our DE&I efforts with our customers, employees, communities, and investors. We are committed to accelerating our journey. Our comprehensive DE&I strategy allows us to place the right focus on all aspects of diversity and create a company that is inclusive of all ideas in the pursuit of the best outcome.
Environmental Highlights
•	Plan to end coal-fueled generation in 2025
•	Net Zero Carbon Emissions Goal for Consumers electric business by 2040
•	Net Zero Methane Emissions Goal for Consumers natural gas delivery system by 2030
•	Sustainability Report
•	Climate Assessment Report
•	Waste and Landfill Avoidance Report
•	Climate Change Risk, Vulnerability and Resiliency Report
Social Highlights
•	Cultural Values
•
Employees paid fairly and competitively. We monitor our pay practices annually for competitiveness and for potential bias. We are committed to making sure our employees are fairly compensated for the work they do.

•	Human Rights Policy
•	Safety Policy
•	Labor Rights Policy - We acknowledge the right of our employees to associate freely and bargain collectively, in compliance with federal and state laws.
•	Diverse Board of Directors
•	Vice President & Chief Diversity Officer
•	CEO pledged to take action to advance diversity and inclusion in the workplace through the CEO Action for Diversity and Inclusion™ coalition.
•	Business Employee Resource Groups lead our diversity initiatives
Governance Highlights
•	91% of our Director Nominees are Independent
•	100% Independent Directors on Audit, Compensation, Finance, and Governance Committees
•	Annual election of all Directors
•	Presiding Director annually elected by Independent Directors
•	Annual Advisory Say-on-Pay Vote
•	Independent Directors meet regularly in Executive Session
•	Codes of Business Conduct and Ethics
•	Corporate Governance Principles
•	Strong Board and Management Succession Planning Process
•	Stock Ownership Guidelines for Directors and Executive Officers
•	Directors, Officers and Employees prohibited from pledging or hedging our stock
CMS ENERGY 2023 PROXY STATEMENT	8

•	Proxy Access
•	Proactive shareholder engagement
•	Annual Board and Committee self-evaluations
•	Individual Director peer evaluations
•	Chairman of Board is separate from the CEO
CMS ENERGY 2023 PROXY STATEMENT	9

PROPOSAL 1:
ELECT THE DIRECTOR NOMINEES, NAMED IN THIS PROXY STATEMENT, TO THE BOARD OF DIRECTORS
There are 11 nominees for election as Directors of CMS and Consumers, to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. The Board believes that the nominees will be available to serve, but in the event any nominee is unable to do so, the proxies will be voted for a substitute nominee designated by the Board or the number of Directors constituting the full Board will be reduced accordingly.
All of the nominees are currently serving as Directors. All 11 nominees have accepted their nomination and agree to serve if elected.
The following table identifies the balance of experience, skills, and qualifications that the nominees bring to the Board, including those relevant to overseeing ESG matters. The skills and qualifications that are marked below are reviewed by the Governance, Sustainability and Public Responsibility Committee (“Governance Committee”) and the Board when making nomination decisions and reviewing Board succession planning and the fact that a particular skill or qualification is not designated does not mean nominees do not also possess the specific experience and qualifications. The table below illustrates how the Board is well-positioned to provide direction and oversight with respect to our overall performance, strategic direction, and significant corporate policies.
	Barfield	Butler	Darrow	Harvey	Rochow	Russell	Shank	Soto	Sznewajs	Tanski	Wright	Percentage of Total Board
Core Competencies
Senior Leadership*	•	•	•	•	•	•	•	•	•	•	•	100%
Finance, Accounting or Financial Reporting	•	•	•	•	•	•	•	•	•	•	•	100%
Regulatory Environment/ Governmental Affairs*	•	•	•	•	•	•	•	•	•	•	•	100%
Risk Management*	•	•	•	•	•	•	•	•	•	•	•	100%
Customer Experience*	•	•	•	•	•	•	•	•			•	82%
Information Technology/ Safety and Security*		•		•	•	•		•	•	•	•	73%
Utility Experience*				•	•	•				•		36%
Strategic Planning and Governance*	•	•	•	•	•	•	•	•	•	•	•	100%
Sustainability and Environmental*	•	•	•	•	•	•		•	•	•	•	91%
Diversity, Equity, and Inclusion*	•		•			•	•		•			45%
Human Resources and Executive Compensation*	•	•	•	•		•	•	•	•	•	•	91%
Supply Chain*		•	•						•			27%
Lean*		•	•	•	•			•	•			55%
Demographics and Board Tenure
Self-identified	a	b					a b	a b c			b	45%
Board Tenure (Yrs.)	18	8	10	11	2	13	4	8	8	4	10	9 years average tenure
Age (as of 2023 Annual Meeting)	71	68	68	74	48	65	61	54	55	70	63	63 years average age
*	ESG-related Competency
a	Race/Ethnic Diversity
b	Female
c	LGBTQ
CMS ENERGY 2023 PROXY STATEMENT	10

***Core Competencies have an impact on our purpose, which is measured by our** "triple bottom line" of people, planet, and profit, underpinned by performance.*

Core Competencies and Relevance to CMS and Consumers	
Senior Leadership	Senior Leadership experience is important to understanding and overseeing our complex organization and empowering employees through individual growth and development.
Finance, Accounting or Financial Reporting	Finance, Accounting or Financial Reporting experience is important in overseeing our financial management and capital allocation, as well as ensuring accurate financial reporting processes and robust controls.
Regulatory Environment/ Governmental Affairs	Regulatory Environment and Governmental Affairs experience is important in understanding the regulated nature of the utility industry, providing insight and perspective in working constructively and proactively with governmental agencies and helping shape public policy initiatives and regulation/legislation.
Risk Management	Risk Management experience is important to oversee our robust enterprises risk management program and mitigate key risks to the Corporation.
Customer Experience	Customer Experience is important as we focus on meeting customer expectations and transforming the customer experience, including mobile and digital experiences.
Information Technology/ Safety and Security	Information Technology/Safety and Security experience is important in overseeing the enhancement and security of our business and operational systems (both physical and cyber), including information security, data privacy, cybersecurity, customer experience, financial systems, and internal and grid operations.
Utility Experience	Utility Experience is important in understanding the technical nature of our business and to help inform our views on utility-related matters, such as energy markets and economics, technology, renewable energy, electric and gas transmission and distribution, public policy, and safety.
Strategic Planning and Governance	Strategic Planning and Governance experience is important in order to define and drive strategic direction (including safety, and DE&I) and growth and oversee our operations as well as contributing to the Board's understanding of best practices in corporate governance matters.
Sustainability and Environmental	We place the highest priority on the health, safety and inclusion of our workforce and protection of our customers, assets, communities, and the environment; therefore, Sustainability and Environmental experience is important to manage our sustainability practices, including environmental, social, and governance matters and continue our commitment to improving our environmental performance and reducing the potential negative impacts of our operations.
DE&I	DE&I experience is important to help ensure our ability to build and sustain a world-class, inclusive workforce and customer experience for the betterment of our co-workers, customers, and communities.
Human Resources and Executive Compensation	Human Resources and Executive Compensation experience is important to ensure our ability to recruit, retain, and develop key talent essential to our operations.
Supply Chain	Supply Chain experience is important in overseeing our supply chain management, to help ensure we have sufficient supplies for world-class performance delivering hometown service and understanding how regulations and other factors impact the supply chain.
Lean	Lean experience is important to improve safety, quality, cost, delivery, and morale simultaneously by using a systematic approach to clearly define problems and solve them closest to the customer and drive improved performance, enhanced organizational focus, and a culture of continuous improvement while pursing waste elimination.
Diverse Attributes	Diverse Attributes support our commitment to diversity and inclusion through age, ethnicity, gender, race, and other diverse characteristics and contribute to and support informed decision making.

CMS ENERGY 2023 PROXY STATEMENT	11

The name, age, and business experience of each nominee follows, as well as a description of the specific experience, qualifications, and core competencies of each nominee that led to the Board’s conclusion that such nominee should serve as Director.
Jon E. Barfield	Experience:
AGE: 71 DIRECTOR SINCE: August 2005 GENDER: Male PRONOUNS: He/Him/His RACE: Black or African American
Jon E. Barfield is president and chief executive officer of LJ Holdings Investment Company LLC, a private investment company. In March 2012, he retired from Bartech Group, Inc. (“Bartech”) where he served since 1981 as president and from 1995 to March 2012 as chairman and president of this industry-leading professional services firm, with headquarters in Southfield, Michigan, delivering talent management, business process outsourcing and managed services provider solutions to Global 1,000 firms.

Bartech managed the daily work assignments for more than 120,000 associates and more than $4.7 billion in annual procurement for major employers around the world, making Bartech (now owned by Impellam Group, PLC) one of the largest talent acquisition and managed service provider firms in the United States. During the past five years, Barfield previously served as a director of Blue Cross Blue Shield of Michigan and Good Technology Corporation.

Skills and Qualifications:

Barfield brings to the Board legal knowledge and experience, having practiced corporate and securities law at Sidley Austin LLP. His qualifications to serve as a director stem primarily from his experiences as a senior leader, and his varied service as a director with considerable experience regarding legal risk oversight and risk management, financial reporting, attracting and retaining key talent and related human resources experience, corporate governance, customer service and marketing, and mergers and acquisitions. Barfield previously served as a director of Dow Jones, Inc., Motorola Mobility, BMC Software and National City Corp. He served for many years as chairman of the audit committee of the Princeton University Board of Trustees.

Core Competencies:
	•	Senior Leadership
	•	Finance, Accounting or Financial Reporting
	•	Regulatory Environment/Governmental Affairs
	•	Risk Management
	•	Customer Experience
	•	Strategic Planning and Governance
	•	Sustainability and Environmental
	•	DE&I Experience
	•	Human Resources and Executive Compensation
CMS ENERGY 2023 PROXY STATEMENT	12

Deborah H. Butler	Experience:
AGE: 68 DIRECTOR SINCE: January 2015 GENDER: Female PRONOUNS: She/Her/Hers RACE: White
Deborah H. Butler retired in October 2015 as the executive vice president of planning and chief information officer of Norfolk Southern Corporation (“Norfolk Southern”), which is engaged in the rail transportation of raw materials, intermediate products and finished goods. Butler joined Norfolk Southern in 1978 and served in positions of increasing responsibility in operations until being named assistant vice president transportation customer service in 2000 and vice president customer services in 2002, a position she held until her appointment as executive vice president in 2007.

Skills and Qualifications:

Butler’s qualifications for service on the Board include her extensive experience in operations, leadership, customer service, sustainability and environment, safety, regulatory environment, strategic planning and information technology derived from her varying roles at Norfolk Southern. Butler serves as chairman of the board of Patriot Rail Company LLC and as an independent member of the board of Ports America. She previously served as chairman of the board of Thoroughbred Technology and Telecommunications, LLC, a Norfolk Southern subsidiary, and previously served as a board member of TTX Company, Inc., which provides railcars and related freight car management services to the North American rail industry.

Core Competencies:
	•	Senior Leadership
	•	Finance, Accounting or Financial Reporting
	•	Regulatory Environment/Governmental Affairs
	•	Risk Management
	•	Customer Experience
	•	Information Technology/Safety and Security
	•	Strategic Planning and Governance
	•	Sustainability and Environmental
	•	Human Resources and Executive Compensation
	•	Supply Chain Experience
	•	Lean
Kurt L. Darrow	Experience:
AGE: 68 DIRECTOR SINCE: November 2013 GENDER: Male PRONOUNS: He/Him/His RACE: White
Kurt L. Darrow retired in April 2021 as the president and chief executive officer of La-Z-Boy Incorporated (“La-Z-Boy”), an integrated furniture retailer and manufacturer. Darrow joined La-Z-Boy in 1979, and served in positions of increasing responsibility, including president of La-Z-Boy Residential, its largest division. Darrow has served as a board member of La-Z-Boy since 2003 and was elected as chairman of the board in 2011.

Skills and Qualifications:

Darrow’s qualifications for service on the Board include his extensive public company experience spanning 40 years, and his thorough strategic, marketing and leadership experience and customer orientation derived from his varying roles at La-Z-Boy, including his current chairman role. Darrow is a member of the Business Leaders for Michigan, a non-profit executive leadership organization, and serves on its executive committee. He serves as a member of the ProMedica Board of Trustees and was previously chairman of the ProMedica Monroe Regional Hospital Board of Trustees. Darrow is a former chairman of the American Home Furnishings Alliance and continues to serve as director emeritus.

Core Competencies:
	•	Senior Leadership
	•	Finance, Accounting or Financial Reporting
	•	Regulatory Environment/Governmental Affairs
	•	Risk Management
	•	Customer Experience
	•	Strategic Planning and Governance
	•	Sustainability and Environmental
	•	DE&I Experience
	•	Human Resources and Executive Compensation
	•	Supply Chain Experience
	•	Lean
CMS ENERGY 2023 PROXY STATEMENT	13

William D. Harvey	Experience:
AGE: 74 DIRECTOR SINCE: August 2012 PRESIDING DIRECTOR SINCE: May 2016 GENDER: Male PRONOUNS: He/Him/His RACE: White
William D. Harvey retired in March 2012 as chairman and chief executive officer of Alliant Energy Corporation (“Alliant”) and its two utility subsidiaries, Interstate Power & Light Company and Wisconsin Power & Light Company (“WPL”). Harvey served in those positions since February 2006. Alliant is a Madison, Wisconsin-based public utility holding company, which provides regulated electricity and natural gas services through its subsidiary companies. He is a general partner of Shade Tree Investments Limited Partnership, a private family investment group.

Skills and Qualifications:

Harvey brings to the Board legal knowledge and experience, having begun his career as an attorney in private practice and having served as general counsel of WPL. Harvey’s qualifications for service on the Board include his long-term experience with public utility operations and publicly traded companies, knowledge of customer perspectives, utility and environmental regulations and safety and diversity initiatives. Harvey previously served as a director of Sentry Insurance Company.

Core Competencies:
	•	Senior Leadership
	•	Finance, Accounting or Financial Reporting
	•	Regulatory Environment/Governmental Affairs
	•	Risk Management
	•	Customer Experience
	•	Information Technology/Safety and Security
	•	Utility Experience
	•	Strategic Planning and Governance
	•	Sustainability and Environmental
	•	Human Resources and Executive Compensation
	•	Lean
Garrick J. Rochow	Experience:
AGE: 48 DIRECTOR SINCE: December 2020 GENDER: Male PRONOUNS: He/Him/His RACE: White
Garrick J. Rochow has served since December 2020 as president and chief executive officer of CMS and Consumers. From July 2016 through November 2020, he was responsible for the company’s electric and natural gas distribution and transmission operations, generation and compression operations, regulatory compliance, planning and scheduling, and operations performance. Prior to that role, he served in a variety of leadership positions across the business as Consumers’ senior vice president of distribution and customer operations and as vice president of customer experience, rates and regulation and quality and chief customer officer after serving as vice president of energy delivery.

Skills and Qualifications:

Rochow is qualified to serve on the Board based on his more than 20 years of experience and knowledge gained in the utility industry. He has extensive utility knowledge, including 19 years with CMS. The Board benefits from Rochow’s prior leadership roles within the company. He currently serves on the board of the American Gas Association and Edison Electric Institute, as well as the boards and executive committees of Business Leaders for Michigan and The Right Place. He also serves on the boards of Priority Health, New Community Transformation Fund, West Michigan Policy Forum, Grand Rapids Economic Club, and American Gas Foundation.

Core Competencies:
	•	Senior Leadership
	•	Finance, Accounting or Financial Reporting
	•	Regulatory Environment/Governmental Affairs
	•	Risk Management
	•	Customer Experience
	•	Information Technology/Safety and Security
	•	Utility Experience
	•	Strategic Planning and Governance
	•	Sustainability and Environmental
	•	Lean
CMS ENERGY 2023 PROXY STATEMENT	14

John G. Russell	Experience:
AGE: 65 DIRECTOR SINCE: May 2010 CHAIRMAN SINCE: May 2016 GENDER: Male PRONOUNS: He/Him/His RACE: White
John G. Russell served from May 2010 to July 2016 as president and chief executive officer of CMS and president and chief executive officer of Consumers. Prior to that he served from October 2004 to May 2010 as president and chief operating officer of Consumers; he served from December 2001 to July 2004 as executive vice president and president and chief executive officer-electric of Consumers; and from July 2004 to October 2004 as executive vice president and president-electric and gas of Consumers. He serves on the board of Hubbell Incorporated.

Skills and Qualifications:

Russell is qualified to serve on the Board based on the knowledge and experience acquired throughout his more than 30 years with Consumers. He has in-depth knowledge of all aspects of the utility. His vast experience within the regulated utility industry, hands-on experience and the leadership positions he has held have provided him with a perspective from which the Board greatly benefits. Russell serves on the board of directors of Grand Valley University Foundation and also serves as chairman of The Russell Family Foundation. Russell previously served as a director on the boards of Grand Valley State University, Business Leaders for Michigan, The Right Place, Inc., the Michigan Chamber of Commerce, the American Gas Association and Edison Electric Institute.

Core Competencies:
	•	Senior Leadership
	•	Finance, Accounting or Financial Reporting
	•	Regulatory Environment/Governmental Affairs
	•	Risk Management
	•	Customer Experience
	•	Information Technology/Safety and Security
	•	Utility Experience
	•	Strategic Planning and Governance
	•	Sustainability and Environmental
	•	DE&I Experience
	•	Human Resources and Executive Compensation
Suzanne F. Shank	Experience:
AGE: 61 DIRECTOR SINCE: January 2019 GENDER: Female PRONOUNS: She/Her/Hers RACE: Black or African American
Suzanne F. Shank has served since 1996 as president and chief executive officer and a co-founder of Siebert Williams Shank & Co., LLC, (formerly Siebert Cisneros Shank & Co., LLC), a full-service investment banking and financial services company that managed or co-managed over $2 trillion in municipal bond, corporate bond and equity transactions. Prior to her financial services career, Shank was a structural engineer for General Dynamics. She currently serves on the boards of Rocket Companies, Inc. and White Mountains Insurance Group, Ltd. Shank previously served on the board of American Virtual Cloud Technologies, Inc.

Skills and Qualifications:

Shank brings over 30 years of experience in the financial services industry, including extensive experience developing strategies for new business growth nationally and managing financial, operational and regulatory matters. She currently serves as the Chair of the Skillman Foundation and as a director of the Detroit Regional Chamber and Global Citizen. Shank also serves as the Vice-Chair of the Spelman College Board of Trustees and on the Wharton Graduate Advisory Board and the Kresge Foundation Board of Trustees. She is also a member of the International Women’s Forum.

Core Competencies:
	•	Senior Leadership
	•	Finance, Accounting or Financial Reporting
	•	Regulatory Environment/Governmental Affairs
	•	Risk Management
	•	Customer Experience
	•	Strategic Planning and Governance
	•	DE&I Experience
	•	Human Resources and Executive Compensation
CMS ENERGY 2023 PROXY STATEMENT	15

Myrna M. Soto	Experience:
AGE: 54 DIRECTOR SINCE: January 2015 GENDER: Female PRONOUNS: She/Her/Hers RACE: Hispanic, Latinx, or Spanish Origin
Myrna M. Soto is the Founder and CEO of Apogee Executive Advisors. Apogee Executive Advisors is a boutique advisory firm focused on providing strategic consulting in the areas of Technology Risk, CyberSecurity, Technology Integrations, Venture Capital & Private Equity Investments and Enterprise Risk Management. From March 2020 through May 2021, she served as the chief strategy and trust officer of Forcepoint (a cybersecurity technology provider). At Forcepoint she provided leadership in Forcepoint’s growth and strategy. Prior to joining Forcepoint, she served from March 2019 through May 2020 as the chief operating officer of Digital Hands (a Managed CyberSecurity Services Provider). Since March 2019, she has been a venture advisor for ForgePoint Capital (formerly known as Trident Capital Cybersecurity) (“ForgePoint”), a venture capital firm investing exclusively in early stage cybersecurity companies and has served as a partner at ForgePoint since April 2018. From August 2015 through April 2018, she served as the senior vice president and global chief information security officer of Comcast Corporation (“Comcast”), which operates as a worldwide media and technology company. Soto served from 2009 to August 2015 as senior vice president and chief infrastructure and information security officer at Comcast. Soto was responsible for the alignment and development of cyber and data security strategies and policies. Soto currently serves on the board of Spirit Airlines, Inc., Popular, Inc., and TriNet Group, Inc.

Skills and Qualifications:

Soto brings over 25 years of focused information technology and security experience from a variety of industries, including financial services, hospitality, insurance and risk management and gaming and entertainment. She serves on the advisory board of Ginger and previously served as Vice Chairman and executive committee board member of the Hispanic IT Executive Council and as a member of the Board of Trustees of Cabrini College.

Core Competencies:
	•	Senior Leadership
	•	Finance, Accounting or Financial Reporting
	•	Regulatory Environment/Governmental Affairs
	•	Risk Management
	•	Customer Experience
	•	Information Technology/Safety and Security
	•	Strategic Planning and Governance
	•	Sustainability and Environmental
	•	Human Resources and Executive Compensation
	•	Lean
CMS ENERGY 2023 PROXY STATEMENT	16

John G. Sznewajs	Experience:
AGE: 55 DIRECTOR SINCE: July 2015 GENDER: Male PRONOUNS: He/Him/His RACE: White
John G. Sznewajs has served since 2007 as the vice president and chief financial officer of Masco Corporation (“Masco”), which operates as a global leader in design, manufacture and distribution of branded building products. Sznewajs is responsible for strategic and operational financial functions and also has oversight of information technology. Sznewajs also served as the treasurer of Masco from 2005 until 2016. Effective, May 31, 2023, Sznewajs will retire as vice president and chief financial officer of Masco.

Skills and Qualifications:

In addition to his financial expertise, Sznewajs has almost 20 years of experience in business and corporate development. His extensive background and knowledge in financial matters, which he has gained over his career, along with in-depth experience in enterprise-wide strategy, qualify him to serve on the Board. He serves as director and treasurer of the Detroit Zoological Society and on the board of Teach for America - Detroit.

Core Competencies:
	•	Senior Leadership
	•	Finance, Accounting or Financial Reporting
	•	Regulatory Environment/Governmental Affairs
	•	Risk Management
	•	Information Technology/Safety and Security
	•	Strategic Planning and Governance
	•	Sustainability and Environmental
	•	DE&I Experience
	•	Human Resources and Executive Compensation
	•	Supply Chain Experience
	•	Lean
Ronald J. Tanski	Experience:
AGE: 70 DIRECTOR SINCE: November 2019 GENDER: Male PRONOUNS: He/Him/His RACE: White
Ronald J. Tanski served as president and chief executive officer of National Fuel Gas Company (“National Fuel”), a diversified energy company from March 2013 through his retirement on July 1, 2019. Mr. Tanski joined National Fuel as an attorney in 1979 and served in positions of increasing responsibility during his career. Tanski continues to serve as a director of National Fuel.

Skills and Qualifications:

Tanski brings 40 years’ experience in both the regulated and non-regulated gas business. Having begun his career as an attorney with National Fuel, the Board benefits from his legal knowledge and experience. Tanski was a member of the American Gas Association and the Interstate Natural Gas Association of America (“INGAA”), having served as INGAA’s chair. He previously served on the board of managers of the Buffalo Museum of Science.

Core Competencies:
	•	Senior Leadership
	•	Finance, Accounting or Financial Reporting
	•	Regulatory Environment/Governmental Affairs
	•	Risk Management
	•	Information Technology/Safety and Security
	•	Utility Experience
	•	Strategic Planning and Governance
	•	Sustainability and Environmental
	•	Human Resources and Executive Compensation
CMS ENERGY 2023 PROXY STATEMENT	17

Laura H. Wright	Experience:
AGE: 63 DIRECTOR SINCE: February 2013 GENDER: Female PRONOUNS: She/Her/Hers RACE: White
Laura H. Wright retired from Southwest Airlines Co. (“Southwest”) as senior vice president of finance and chief financial officer, positions she had held since July 2004. During her 25-year career with Southwest, she held various positions, including vice president of finance and treasurer, treasurer, assistant treasurer and other financial roles. Southwest is based in Dallas, Texas, and is engaged in the operation of passenger airlines that provide scheduled air transportation in the United States. Until 2020, she consulted under GSB Advisory LLC, which she founded in 2012, to provide interim executive and financial management to growth and non-profit companies. Wright currently serves as a board member of TE Connectivity Ltd., Spirit AeroSystems Holdings, Inc. and Joby Aviation, Inc. Until 2019, she served as a trustee of Pebblebrook Hotel Trust.

Skills and Qualifications:

As an active certified public accountant in the state of Texas, the Board benefits from Wright’s extensive technical expertise and experience in financial accounting and reporting, corporate finance and risk management. She has extensive experience working in a consumer-oriented business environment. Prior to Southwest, Wright was a manager with Arthur Young & Co. in Dallas.

Core Competencies:
	•	Senior Leadership
	•	Finance, Accounting or Financial Reporting
	•	Regulatory Environment/Governmental Affairs
	•	Risk Management
	•	Customer Experience
	•	Information Technology/Safety and Security
	•	Strategic Planning and Governance
	•	Sustainability and Environmental
	•	Human Resources and Executive Compensation
The CMS and Consumers Boards recommend a vote for the election of each Director nominee named above.
CMS ENERGY 2023 PROXY STATEMENT	18

CORPORATE GOVERNANCE
Governance Guidelines and Materials
The Board and management continually review and monitor governance trends and best practices. The Board has adopted Amended and Restated Corporate Governance Principles (“Principles”) that reflect corporate and Board practices as well as relevant Securities and Exchange Commission (“SEC”) rules and the New York Stock Exchange (“NYSE”) listing standards. The Governance Committee is responsible for overseeing and reviewing our Principles at least annually and recommending any proposed changes to the Board for approval. The Principles are intended to serve as a flexible framework within which the Board and its Committees operate. Except for the Executive Committee, the Board has adopted charters for each of the standing Committees that detail their purposes, duties and authority, composition, meetings, and resources as well as other aspects of Committee activities (“Charters”), which are further described under Board and Committee Information below. Each Committee reviews its Charter annually and recommends changes to the Governance Committee for review and recommendation to the Board for approval.
The current version of our Principles, Amended and Restated Articles of Incorporation, Amended and Restated Bylaws (“Bylaws”), Charters, Employee and Director Codes of Conduct (“Codes”), and other corporate governance materials are available at cmsenergy.com/corporategovernance.
Board of Directors
The Board provides direction and oversight with respect to our overall performance, strategic direction, and significant corporate policies. The Board oversees major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. Directors are kept informed of our business by management via discussions, presentations, and reports on a regular basis, including operating and financial reports made at Board and Committee meetings. The Board has full and direct access to all members of management and may hire consultants and advisors as it deems necessary.
Board Leadership Structure
As stated in our Principles, the Board has determined that for the present time, it is in the best interests of the Corporation and shareholders to keep the offices of CEO and Chairman separate to enhance oversight responsibilities. The Board believes that this leadership structure promotes independent and effective oversight of management on key issues relating to long-range business plans, long-range strategic issues, and risks. Additionally, to further promote independent and effective oversight of management, the Board has chosen to appoint a Presiding Director despite the fact that our Principles only require one when the Chairman is not considered independent under NYSE listing standards. The Presiding Director provides the independent directors with a key means for collaboration and communication. Under our Bylaws, the Presiding Director will: (1) convene and chair meetings of the independent directors in executive session no less than once each year; (2) preside at meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; (3) solicit independent directors for advice on agenda items for meetings of the Board; (4) serve as a liaison between the Chairman of the Board, the President and the independent directors; and (5) perform such other duties as may be assigned by the Board from time to time. Russell, the current Chairman, is not a member of management, but served as President and CEO of CMS and Consumers until July 2016. As of July 2019, he qualified as independent under NYSE listing standards; however, on May 6, 2022, Harvey was re-elected as Presiding Director for the Board for a one-year term.
CMS ENERGY 2023 PROXY STATEMENT	19

Risk Oversight
The Board’s risk oversight process includes regular reports from senior management on areas of material operational, legal, regulatory, financial, strategic, compliance, environmental, liability, safety, information technology, physical security, cybersecurity, and reputational risk. The Board receives an annual risk management review from the Executive Director of Risk in addition to the risk oversight functions performed by the various Committees of the Board. These include: (1) a review by the Audit Committee of the risks associated with operating and financial activities which could impact its financial and other disclosure reporting, as well as a review of policies on risk assessment, controls, and accounting risk exposure; (2) the Audit Committee’s review and approval of risk management policies; (3) a review by the Compensation and Human Resources Committee (“Compensation Committee”) of the potential risks associated with the Corporation’s executive compensation policies and practices; (4) the Compensation Committee’s review of management’s assessment of the likelihood that the incentive compensation plans will have a material adverse impact; (5) the Finance Committee’s review of risks related to corporate finance; and (6) the Governance Committee’s review of risks related to governance issues and certain ESG items.
Cybersecurity Oversight
The Board is responsible for overseeing the Corporation’s cybersecurity risk. Cybersecurity risks are included in the risk reports to the Audit Committee discussed above. These risks are managed through a robust security program that includes people, processes, technology, and governance structures. Security is an integrated organization accountable for both cyber and physical security and its executive director reports to a senior vice president. Our processes include a review of all security-related projects prior to implementation. A dedicated team monitors our environment and regularly shares threat information with peers, and state and federal partners. We also conduct regular drills, exercises, vulnerability assessments, and penetration tests to assess the security of our systems. Additional areas of focus include risk management, data privacy, and compliance. We have a strong security culture through annual training, which includes courses on a variety of security-related topics. We also conduct monthly phishing tests through our “Don’t Take the Bait” program, which asks employees to report suspicious emails that demonstrate common phishing tactics in real-world scenarios. When employees click on a test-phishing email, they are provided with information on cybersecurity best practices. We monitor our “Don’t Take the Bait” statistics every month and communicate this data with employees to further emphasize their important role in cybersecurity. The Audit Committee receives cybersecurity updates that focus on our most critical assets, cybersecurity drills, exercises, mitigation of cybersecurity risks, and assessments by third-party experts. In 2022, management met with the Board twice to provide updates on and discuss cybersecurity. Given the importance of cybersecurity, in 2015 we elected Directors Soto and Butler, who have extensive subject matter expertise among other qualifications.
Political Contribution Oversight
The Board oversees our political engagement policies, programs, and practices. The Governance Committee is also responsible for advising and assisting the Board with respect to our political engagement. Our policies, including the governance and decision-making process for corporate political contributions, as well as our enhanced 2021 disclosures, are described in detail at cmsenergy.com/corporate-governance/political-engagement. We believe Board oversight of our political activity along with the Board’s alignment with our current disclosure standards provide the necessary accountability to ensure that political activities are conducted in the best interest of customers, shareholders, and other stakeholders. Through Board oversight, we have maintained a rigorous compliance process to ensure that our political activities are lawful, properly disclosed, and align with our Codes.
CMS ENERGY 2023 PROXY STATEMENT	20

Public Responsibility and Sustainability Oversight
We integrate multiple levels of sustainability oversight into our daily operations and use several governance and risk management tools when addressing ESG and sustainability matters. These include oversight by the Board, an enterprise risk management program and robust strategic and business planning processes. The Board oversees the Company’s public responsibility and sustainability practices. The Governance Committee is also responsible for advising and assisting the Board with respect to our public responsibility, including stakeholder outreach, stewardship and corporate social responsibility, and sustainability matters. We are committed to corporate social responsibility through our business, culture, environment, and our communities – past, present, and future. We conduct business safely and ethically to preserve the environment and sustain our communities while serving our customers across the state of Michigan. This aligns with our purpose, which is to achieve world-class performance while delivering hometown service. We measure our progress toward this purpose by considering our impact on the “triple bottom line” of people, planet, and profit, which is underpinned by performance; this consideration takes into account not only the economic value that we create, but also our responsibility to social and environmental goals.
The planet element of the triple bottom line represents our commitment to protect the environment, which extends beyond complying with the various state and federal laws and regulations.
We are committed to caring for the environment as part of our strategic direction. As a result of actions already taken through 2022, we have:
•	decreased the combined percentage of electric supply (self-generated and purchased) from coal by 17 percentage points since 2015;
•	reduced carbon dioxide emissions by over 30 percent since 2005;
•	reduced the amount of water used to generate electricity by over 35 percent since 2012;
•	reduced landfill waste disposal by over 1.7 million tons since 1992; and
•	reduced methane emissions by more than 20 percent since 2012.
We provide extensive public reporting and are forthcoming in disclosures about our environmental stewardship and long-term strategy. We address issues related to climate change in SEC, Environmental Protection Agency and other regulatory agency filings, and by voluntarily reporting our climate risk strategy and related data to CDP (formerly known as the Carbon Disclosure Project). We have published ESG and Sustainability Reports, a Climate Assessment Report, which addresses the long-term implications of our electric supply fuel mix and capital expenditure plans and a Methane Reduction Plan, which explains our plans for achieving net zero methane emissions from our natural gas delivery system by 2030. Consumers’ 2021 Integrated Resource Plan, approved by the Michigan Public Service Commission, includes plans to stop using coal as a fuel source for electricity by 2025. In 2022, we also published a Climate Change Risk, Vulnerability and Resiliency Report.
We periodically update and enhance disclosures relating to our sustainability efforts. These disclosures and updates can be found on our website at cmsenergy.com/sustainability.
We have created a cleaner, more sustainable energy future by taking a leadership position in reducing air emissions and water usage, saving landfill space, and boosting the amount of renewable energy supplied to customers. We have also provided, and intend to continue providing, appropriate disclosures to our shareholders regarding climate change and the risks it poses.
CMS ENERGY 2023 PROXY STATEMENT	21

Shareholder Engagement
As part of our overall corporate governance, we have an ongoing outreach program to develop and maintain communication with our investors in regard to governance and compensation issues. We value these discussions and the Board considers pertinent feedback when evaluating corporate governance and compensation issues. In addition, management regularly participates in investor and industry conferences throughout the year to discuss performance and ESG topics, and share its perspective on business and industry developments. Shareholders may also contact the Board with any inquiry or issue, by the methods described below, and the Board will respond as appropriate.
Board Communication Process
Interested parties, including shareholders, employees or third parties can communicate with the Board, any Committee, the independent directors as a group, or an individual director, including the Chairman or Presiding Director, by sending written communications to the Corporate Secretary, at the Corporation’s principal business office, One Energy Plaza, Jackson, Michigan 49201. Envelopes should be clearly marked “Board Communication” or “Director Communication.”
The Corporate Secretary will review and forward, as appropriate, such correspondence in order to facilitate communications with the Board or its Committees, the independent directors or individual members.
Any shareholder, employee or third party who wishes to submit a compliance concern to the Board or applicable Committees, including complaints regarding accounting, internal accounting controls or auditing matters to the Audit Committee, may do so by any of the following means:

All such communications will be reviewed by the Chief Compliance Officer (who reports directly to the Audit Committee) prior to being forwarded to the Board or applicable Committees or directors, as appropriate.
CMS ENERGY 2023 PROXY STATEMENT	22

Identification of Director Candidates
The Governance Committee is responsible for Board succession planning, which includes identifying and evaluating director candidates to serve on the Board consistent with the criteria approved by the Board, and recommending a slate of director candidates for election at the Annual Meeting. The following diagram illustrates the steps in identifying director candidates:

The Governance Committee will consider shareholder-recommended director nominees in accordance with the requirements of our Bylaws. The information that must be included and the procedures that must be followed by a shareholder wishing to recommend a director candidate for the Board’s consideration are the same as would be required under our Bylaws if the shareholder wished to nominate that candidate directly. The Governance Committee will consider director candidates recommended by shareholders on the same basis that the Governance Committee evaluates other nominees for director.
CMS Bylaws also permit a shareholder, or a group of up to 20 shareholders, who have owned, continuously for at least three years, at least three percent of the outstanding shares of common stock of the Corporation to submit director nominees (not greater than two or 20% of the Board) for inclusion in its proxy statement if the shareholder(s) and the nominee(s) satisfy the requirements in the CMS Bylaws.
A director nomination that is not submitted for inclusion in the proxy statement but instead is sought to be presented directly at the Annual Meeting must comply with the advance notice provisions in our Bylaws.
Any recommendation or nomination submitted by a shareholder regarding a director candidate must be submitted within the time frame provided in our Bylaws for director nominations and must include (a) a statement from the proposed nominee that he or she has consented to the submission of the recommendation or nomination and (b) such other information about the proposed nominee(s) and/or nominating shareholder(s) as is required by our Bylaws.
Written notice must be sent to the Corporate Secretary, One Energy Plaza, Jackson, Michigan 49201. You may access our Bylaws at cmsenergy.com/corporategovernance.
Director Candidate Qualifications
Director candidates are sought whose particular background, experiences, and qualities meet the needs of the Board. The Board values high standards of integrity, business ethics, and sound judgment, which add value, perspective, and expertise to the Board’s deliberations. The Governance Committee assesses, on a regular basis, the qualifications needed by the Board in light of the Board’s current composition and recommends changes to the Board when appropriate; and determines from time-to-time other criteria for selection and retention of Board members. As stated in our Principles, the Board will include a broad spectrum of diverse business, political, academic, demographic, and social interests. The Governance Committee takes a wide range of factors into account in evaluating the suitability of director candidates, including experience in business, leadership, regulated utility, sustainability and environment, risk management, customer experience, safety, governance, accounting, finance, legal, information technology, lean practices, and compensation and human resources, which will
CMS ENERGY 2023 PROXY STATEMENT	23

bring a diversity of thought, perspective, approach, and opinion to the Board. The Governance Committee does not have a single method for identifying director candidates but will consider candidates suggested by a wide range of sources.
Board Refreshment
The Board believes that diversity in tenure adds value, perspective, and expertise to the Board’s deliberations, with longer-tenured directors bringing a deep understanding of the Corporation and shorter-tenured directors bringing a fresh perspective. Over the past ten years, the Board has added eight new directors. Director term limits, included in our Principles, state that Directors (other than the CEO) first elected after January 2017 may not serve on the Board for more than 15 years and Committee chairs (other than the Executive Committee) may not serve in such role for more than five years. However, in light of the Directors’ collective experiences, skills, qualifications, and core competencies, as well as the Board’s current needs, and consistent with the purpose of the Principles to provide a flexible governance framework, the Board believes that it is in the best interests of the Corporation and its shareholders to have some longer-serving Board chairs remain in those positions at this time.
Director Independence
Directors Barfield, Butler, Darrow, Harvey, Russell, Shank, Soto, Sznewajs, Tanski, and Wright are “independent” as determined by the Board, in accordance with the NYSE listing standards, applicable rules and regulations of the SEC, our more stringent Independence Standards, as set forth in our Principles, and taking into consideration all business relationships between the Corporation and its subsidiaries and each non-employee director. Rochow is not independent due to his employment relationship with the Corporation.
The Board identified the following relationships which were deemed immaterial to such Directors’ independence:
•	charitable contributions made to organizations of which certain of the Directors are affiliated;
•
purchases and sales of services, commodities, materials or equipment, to and from entities, during the ordinary course of business, with which certain of the Directors are affiliated and all such transactions were significantly below one percent of the consolidated gross revenues of the counterparty to the transaction; and

•	retail electricity or natural gas purchases from Consumers at rates or charges fixed in conformity with law or governmental authority.
In addition, the Board has affirmatively determined that each member of the Audit Committee and Compensation Committee is independent under NYSE listing standards, rules and regulations of the SEC and, if applicable, the Internal Revenue Code (“IRC”). Furthermore, the Board has determined that the ability of our Audit Committee members to serve on our Audit Committee is not impaired by service on other audit committees.
The Independence Standards, adopted by the Board as part of our Principles, can be found at cmsenergy.com/corporategovernance.
CMS Majority Voting Standard
Under the CMS Articles of Incorporation, CMS Bylaws and our Principles, any director nominee who receives less than a majority of the votes cast by the CMS shareholders at a regular election shall promptly tender his or her resignation. For this purpose, a majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the votes cast with respect to that director, not counting abstentions. Upon receipt of such a tendered resignation, the CMS Governance Committee shall consider and recommend to the CMS Board whether or
CMS ENERGY 2023 PROXY STATEMENT	24

not to accept the resignation. The CMS Board will act on the CMS Governance Committee’s recommendation within 90 days following certification of our shareholder vote, and contemporaneously with that action will cause CMS to publicly disclose the CMS Board’s decision whether to accept or decline such director’s resignation offer (and the reasons for rejecting the resignation offer, if appropriate). The director who tenders his or her resignation pursuant to the standard will not be involved in either the CMS Governance Committee’s recommendation or the CMS Board’s decision to accept or decline the resignation. Due to complications that arise in the event of a contested election of directors, this standard would not apply in that context, and the underlying plurality vote requirement of Michigan law would control any contested director elections.
Director Education
At the Corporation’s expense, Board members are expected to attend at least one continuing education program annually, sponsored by a recognized utility industry or corporate governance organization. Also, we have an internal director education program. The internal program includes corporate and industry information disseminated through orientation programs, presentations, business training modules and reports, and operational site visits. This bespoke internal education program allows us to tailor programs to enhance our Board’s ability to provide appropriate oversight. Our internal education offering in 2022 was an Advanced Seminar on ESG and Board Oversight. All Director nominees attended at least one continuing education program in 2022.
Board, Committee, and Director Evaluations
The Board is committed to continuous self-improvement, and Board and Committee evaluations are an important tool for promoting effectiveness. The Board conducts a performance evaluation annually and, at least once every three years, engages a third party to conduct individual Director peer evaluations.
Board and Committee evaluations are conducted for the Board and each standing Committee. Each Director participates in the process as illustrated below.
CMS ENERGY 2023 PROXY STATEMENT	25

1. Annually in May, Governance Committee reviews Board and Committee evaluation process
2. Annually in December, Board and Committee evaluation questionnaires distributed
3. Annually in January, Board and Committee evaluation results reviewed and discussed by the Board and each Committee in executive session
4. Practices updated and other feedback incorporated, as appropriate

Our evaluation methodology also includes interviews of Directors and members of our executive leadership team who regularly interact with the Board and the Committees by an independent third-party facilitator to be conducted at least once every three years in order to solicit candid and actionable feedback. The enhanced multi-layered approach to our Board and Committee evaluation process is illustrated below.
CMS ENERGY 2023 PROXY STATEMENT	26

1. Assessment process initiated by independent third-party facilitator
2. Independent third-party facilitator conducts Director and management, as appropriate, interviews including follow-up conversations regarding answers to questionnaires
3. Independent third-party facilitator shares feedback, trends and recommendations with Board Chairman, Governance Committee Chair and Presiding Director
4. Independent third-party facilitator shares feedback, trends and recommendations with full Board
5. Corporate Secretary in consultation with Board Chairman will develop processes for implementing desired changes, if necessary

The questionnaire assesses, among other items, Board: 1) effectiveness, including but not limited to, operations, oversight, and future challenges; 2) processes; and 3) composition. Directors may choose to provide their feedback anonymously.
Director peer evaluations provide Directors an opportunity to evaluate each other and identify opportunities for their own growth and development. Peer evaluations and development follow-ups are facilitated by an independent third party and include confidential, open-ended, one-on-one interviews with each Director. The Board has conducted these periodic peer evaluations since 2008. The latest Director peer evaluation cycle began in 2021.
Board and Committee Information
The CMS and Consumers Board each met seven times during 2022. Our Principles state the expectation that each Director will attend all scheduled Board and Committee meetings of which he or she is a member, as well as the Corporation’s annual meeting of shareholders. During 2022, all Directors attended more than 75% of the Board and assigned Committee meetings. Overall, the Directors attended 97.3% of the Board and assigned Committee meetings. All Board members attended the 2022 annual meeting of shareholders.
The Board has five standing Committees including an Audit Committee, a Compensation Committee, a Finance Committee, a Governance Committee, and an Executive Committee. The members and the responsibilities of the standing Committees of the Boards are listed below.
Each Committee is composed entirely of “independent” Directors, as that term is defined by the NYSE listing standards and our Principles described above. Committees may also invite members of management or others to attend their meetings as they determine appropriate. Rochow routinely attends Committee meetings.
On a regularly-scheduled basis, the non-employee Directors meet in executive session (that is, with no employee Directors present) and may invite such members of management to attend
CMS ENERGY 2023 PROXY STATEMENT	27

as they determine appropriate. At least once each year, the independent Directors meet in executive session in conformance with the NYSE listing standards. In 2022, the CMS independent Directors met four times and the Consumers independent Directors met four times. In 2022, Presiding Director Harvey or Chairman Russell presided over the executive sessions of independent Directors.
	Members *Committee Chairperson			2022 Meetings
Committees		Primary Responsibilities		CMS	Consumers
Audit Committee	Deborah H. Butler Suzanne F. Shank Myrna M. Soto John G. Sznewajs Laura H. Wright* All members are financially literate and an “Audit Committee Financial Expert” as such term is defined by the SEC.	•	Oversee the integrity of consolidated financial statements and financial information, the financial reporting process and the system of internal accounting and financial controls and to retain independent auditors.	7	7
		•	Pre-approve all audit and non-audit services provided by the independent auditors, assess the independent auditors’ qualifications and independence and review the independent auditors’ performance.
		•	Oversee compliance with applicable legal and regulatory requirements and with the Codes.
		•	Oversee our risk management policies, controls and exposures, including cyber.
		•	Review the performance of the internal audit function and prepare the Report of the Audit Committee for inclusion in the proxy statement.
Compensation and Human Resources Committee	Jon E. Barfield Kurt L. Darrow* William D. Harvey Ronald J. Tanski	•	Review and approve the executive compensation structure and policies and set the CEO compensation level.	4	4
•
Review and recommend to the Board incentive compensation plans, review and approve the grant of stock and other stock-based awards pursuant to the incentive plans and review and approve corporate financial and business goals and target awards, and the payment of performance incentives, pursuant to the annual incentive plans.

		•	Produce an annual report of the Compensation Committee to be included in the proxy statement as required by SEC rules and regulations.
		•	Review and approve the CEO’s selection of candidates for officer positions and recommend such candidates to the Board for annual or ad hoc elections.
•
Review and approve people strategy including: management succession plan, development and selection of key managers and emergency succession plans, organizational development plans, and plans to identify, attract, and retain high potential employees, diversity programs, and other human resource programs.

		•	Review and approve officer stock ownership guidelines and compliance.
		•	Review and advise the Board concerning the management succession plan and review the organizational and leadership development plans and programs.
Finance Committee	Deborah H. Butler Suzanne F. Shank John G. Sznewajs* Ronald J. Tanski Laura H. Wright	•	Review and make recommendations to the Board concerning the financing and investment plans and policies for funded employee benefit plans.	3	3
		•	Approve short- and long-term financing plans.
		•	Approve financial policies relating to cash flow, capital structure and dividends.
		•	Recommend Board action to declare dividends.
•
Review Financial Authorities Policy that sets out the approval requirements for various financial transactions and recommend appropriate changes. Review and approve potential project investments and other significant capital expenditures and monitor the progress of significant capital projects.

CMS ENERGY 2023 PROXY STATEMENT	28

	Members *Committee Chairperson			2022 Meetings
Committees		Primary Responsibilities		CMS	Consumers
Governance, Sustainability and Public Responsibility Committee	Jon E. Barfield Kurt L. Darrow William D. Harvey Myrna M. Soto*	•	Establish and review our Principles, consider candidates properly recommended by shareholders, identify and recommend director candidates, consider resignations of directors, and review public responsibility matters.	3	3
		•	Recommend ways for the Board to enhance overall performance and effectiveness.
		•	Annually review the operation and performance of the Board and Committees.
		•	Review the Codes and recommend actions to the Board in cases where directors have violated the Directors’ Code.
		•	Review stakeholder outreach, stewardship and corporate social responsibility matters and oversee sustainability matters.
		•	Review political and charitable contributions.
Executive Committee	Kurt L. Darrow William D. Harvey John G. Russell* Myrna M. Soto John G Sznewajs Laura H. Wright	•	Exercise the power and authority of the Board as may be necessary during the intervals between Board meetings, subject to such limitations as are provided by law or by resolution of the Board.	0	0
Compensation Risk
Management annually undertakes a comprehensive review of the compensation policies and practices throughout the organization in order to assess the risks presented by such policies and practices.
Following this year’s review, we have determined that such policies and practices are not reasonably likely to have a material adverse effect on CMS or Consumers. Management’s analysis and determination were reported to and reviewed by the Compensation Committee.
Codes of Ethics
We have adopted an employee code of ethics, titled “CMS Energy 2023 Code of Conduct and Guide to Ethical Business Behavior” (“Employees’ Code”) that applies to the CEO, Chief Financial Officer (“CFO”), and Chief Accounting Officer (“CAO”), as well as all other officers and employees of CMS and Consumers. CMS and Consumers have also adopted a director code of ethics titled “2023 Board of Directors Code of Conduct and Guide to Ethical Business Behavior” (“Directors’ Code”) that applies to the members of the Board. The Governance Committee annually reviews the Codes and recommends changes to the Board, as appropriate. The Employees’ Code is administered by the Chief Compliance Officer, who reports directly to the Audit Committee. The Audit Committee oversees compliance with the Codes. Any alleged violation of the Directors’ Code will be investigated by disinterested members of the Audit Committee, or if none, by disinterested members of the Board. The Governance Committee would recommend appropriate action to the Board in the event a determination is made that a director violated the Directors’ Code. The Codes and any waivers of, or amendments or exceptions to, a provision of the Employees’ Code that applies to the CEO, CFO, CAO or persons performing similar functions and any waivers of, or exceptions to, a provision of our Directors’ Code will be disclosed on our website at cmsenergy.com/complianceandethics. No such waivers or exceptions have been granted.
Related Party Transactions
CMS, Consumers, or their subsidiaries may occasionally enter into transactions with Related Parties. “Related Parties” include directors or executive officers, beneficial owners of more than 5% of our common stock, family members of such persons, and entities in which such persons have a direct or indirect material interest. As set forth in our Codes, we consider a related party
CMS ENERGY 2023 PROXY STATEMENT	29

transaction to have occurred when a Related Party enters into a transaction in which we are participating, the transaction amount is more than $10,000 and the Related Party has or will have a direct or indirect material interest (“Related Party Transaction”). Any Related Party Transaction must be reported to us.
In accordance with our Codes and the Audit Committee Charter, Related Party Transactions must be pre-approved by the Audit Committee. In drawing its conclusion on any approval request, the Audit Committee considers the following factors:
•	whether the transaction involves the provision of goods or services that are available from unaffiliated third parties;
•	whether the terms of the proposed transaction are at least as favorable as those that might be achieved with an unaffiliated third party;
•	the size of the transaction and the amount of consideration payable to a Related Party;
•	the nature of the interest of the applicable Related Party; and
•	whether the transaction may involve an actual or apparent conflict of interest, or embarrassment or potential embarrassment when disclosed.
The policies and procedures relating to the Audit Committee’s approval of Related Party Transactions are found in the Codes, which are available at cmsenergy.com/complianceandethics, and do not apply to management contracts or compensation plans as approved under separate policies.
Angela Thompkins, a sister to Tonya Berry, an executive officer, is employed by the Corporation in a non-executive officer position and received compensation approved by the Compensation Committee in accordance with its compensation practices described in our Compensation Discussion and Analysis.
No Pledging or Hedging
In accordance with our Codes, CMS’ and Consumers’ officers, employees, and directors may not engage in pledging or purchasing on margin our securities, “trading” of our securities or selling “short” our securities or buying or selling puts or calls, hedges, or other derivative securities relating to our securities, including compensatory awards of equity securities or our securities otherwise held, directly or indirectly, by those persons. For purposes of these Codes, “trading” means a combination or pattern of substantial or continuous buying and selling of securities with the primary objective of realizing short-term gains. Selling “short” is a technique in which investors bet on a stock price falling by selling securities they do not own with the understanding that they will buy them back, hopefully at a lower price.
Management Succession Planning
The Board engages in an active succession planning process. The Board selects a CEO and then consults with the CEO concerning the selection of a senior management team and plans for their succession. The management succession plan also includes provisions for CEO succession. The Compensation Committee regularly reviews succession planning issues and reports to the Board. The Compensation Committee also advises the Board on succession planning, including policies and principles for executive officer selection. CEO evaluations are conducted annually.
CMS ENERGY 2023 PROXY STATEMENT	30

Directors’ Compensation
The following table contains non-employee Director compensation information for 2022.
2022 DIRECTORS’ COMPENSATION TABLE
	Fees Earned or Paid in Cash	Stock Awards (1) (2)	Other Compensation (3) (4)	Total
Name (a)	($) (b)	($) (c)	($) (d)	($) (e)
Jon E. Barfield	130,000	160,000		290,000
Deborah H. Butler	120,000	160,000	—	280,000
Kurt L. Darrow	135,000	160,000	—	295,000
William D. Harvey	145,000	160,000	—	305,000
John G. Russell	290,000	160,000	1,000	451,000
Suzanne F. Shank	120,000	160,000	—	280,000
Myrna M. Soto	120,000	160,000	—	280,000
John G. Sznewajs	135,000	160,000	—	295,000
Ronald J. Tanski	115,000	160,000	—	275,000
Laura H. Wright	135,000	160,000	—	295,000
(1)
Amounts represent the aggregate grant date fair value of the annual equity awards to the non-employee directors. See Note 11, Stock-Based Compensation, to the Consolidated Financial Statements included in CMS’ and Consumers’ Annual Report on Form 10-K for the year ended December 31, 2022, for a discussion of the relevant assumptions used in calculating the aggregate grant date fair value pursuant to the Financial Accounting Standards Board Accounting Standards Codifications Topic 718 Compensation – Stock Compensation (ASC 718).

(2)
The aggregate number of shares of unvested restricted stock outstanding as of December 31, 2022, for each non-employee director: Barfield, Harvey, Russell, Tanski, and Wright were 2,362. Directors Butler, Darrow, Shank, Soto, and Sznewajs have no shares of unvested restricted stock outstanding as of December 31, 2022. The aggregate number of shares of outstanding restricted stock units as of December 31, 2022, for each non-employee director were as follows: Butler 24,879; Darrow and Sznewajs 20,861; Shank 10,778; and Soto 13,971. Directors Barfield, Harvey, Russell, Tanski, and Wright have no outstanding restricted stock units as of December 31, 2022.

(3)
Amounts in this column represent matching gift contributions made by the Corporation to charitable organizations to which the Director made a contribution. The Corporation’s matching gift contribution program is available to all CMS and Consumers employees and retirees.

(4)
Due to medical reasons, we chartered a flight for one of our Directors to attend one of our in-person meetings. The incidental costs associated with a family member and assistant accompanying the Director were less than $5,000 in the aggregate.

Narrative to 2022 Directors’ Compensation Table
Non-employee director compensation is benchmarked annually. Directors who are CMS or Consumers employees do not receive retainers or fees for service on the Board or as a member of any Committee. Non-employee directors receive an annual retainer fee and restricted stock award for service on the CMS and Consumers Boards and additional annual retainer fees for certain Committee positions. Directors are reimbursed for expenses incurred in attending Board or Committee meetings and other company business.
In 2022, directors who were not CMS or Consumers employees each received an annual cash retainer fee. The following table describes the annual cash retainer fee and other fees received for Director service in 2022. The 2023 Director compensation program has not changed as compared to the 2022 Director compensation program. Annual retainer fees are paid based on the number of months served on the Board in each respective capacity.
Annual Cash Retainer	Chairman of the Board	Presiding Director	Chair of the Audit Committee	Other Members of the Audit Committee	Chair of the Compensation Committee	Chairs of the Finance and Governance Committees
$115,000	$175,000	$30,000	$20,000	$5,000	$20,000	$15,000
In May 2022, non-employee directors were awarded a number of shares of restricted stock with a fair market value at the time of award of $160,000, an increase of $10,000 from the 2021 annual stock retainer grant value. These shares of restricted stock are 100% tenure-based and vest 100% at the next annual meeting date. In 2023, the annual restricted stock award will have a fair market value at the time of the May 2023 award of approximately $160,000, which does not represent an increase from 2022. These shares of restricted stock will be 100% tenure-based and vest at the next annual meeting date. Under our Performance Incentive Stock Plan in effect at the time of grant, non-employee directors may defer receipt of their annual equity awards
CMS ENERGY 2023 PROXY STATEMENT	31

until a deferral date selected by the director. If a deferral election is made by the director, the equity awards subject to the deferral election will be granted as restricted stock units rather than restricted stock awards. Directors Butler, Darrow, Shank, Soto, and Sznewajs elected to defer their 2022 equity grants.
Stock ownership guidelines have been adopted by the Board that further align the interests of the directors with our shareholders. Directors are required to hold CMS common stock equivalent in value to five times their annual cash retainer by the end of the fifth calendar year of becoming a director. In the event a director has not met the stock ownership guidelines in the prescribed time frame, in lieu of the director receiving his or her monthly cash retainer, the retainer will be used to purchase shares of CMS common stock until such time as the guideline has been met. All directors currently comply with this stock ownership requirement or are currently expected to comply by the end of their fifth calendar year of becoming a director.
Pursuant to the Directors’ Deferred Compensation Plan (“DCP”), a director who is not an employee may, at any time prior to a calendar year in which cash retainer fees are to be earned, irrevocably elect to defer payment, through written notice, of all or a portion of any of the cash retainer fees that would otherwise be paid to the director. Deferred amounts will be distributed in a lump sum or in annual installments in cash, as specified in the director’s initial election. Fidelity Investments, an independent record keeper, administers the DCP. The participant decides how contributions are invested among a broad array of mutual funds selected by and provided by the record keeper. Funds equal to the amounts deferred are transferred to Fidelity Investments. Our payment obligations to the directors remain an unsecured contractual right to a payment. Directors Barfield, Butler, Darrow, Shank, Soto, Sznewajs, and Tanski elected to defer receipt of their 2022 fees under the DCP.
BENEFICIAL OWNERSHIP
The following table shows those persons known to us as of March 7, 2023 to be the beneficial owners of more than 5% of CMS or Consumers’ voting securities:
				Number of Shares Beneficially Owned With:
Name and Address of Beneficial Owner	Number of CMS Shares Beneficially Owned (1)	Number of Consumers Shares Beneficially Owned (2)	Percentage of Beneficial Ownership (3)	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355 (Schedule 13G/A filed on February 9, 2023)	37,398,056	N/A	12.8	None	524,438	36,073,983	1,324,073
BlackRock, Inc. 55 East 52nd Street New York, NY 10055 (Schedule 13G/A filed on January 24, 2023)	27,573,598	N/A	9.5	25,568,527	None	27,573,598	None
JP Morgan Chase & Co. 383 Madison Ave. New York, NY 10179 (Schedule 13G/A filed on January 18, 2023)	18,769,239	N/A	6.4	17,323,243	86,535	18,698,338	65,678
State Street Corporation One Lincoln Street, Boston, MA 02111 (Schedule 13G/A filed on February 6, 2023)	16,511,661	N/A	5.7	None	13,769,942	None	16,479,206
CMS Energy Corporation One Energy Plaza Jackson, MI 49201	N/A	84,108,789	99.6	84,108,789	None	84,108,789	None
(1)
Based solely upon information contained in Schedules 13G and 13G/A filed by each beneficial owner with the SEC pursuant to Rule 13d-1(b) of the Exchange Act regarding their respective holdings of CMS common stock as of December 31, 2022. The Corporation maintains ordinary course of business relationships (such as brokerage, asset management, banking services or other transactions), unrelated to their CMS common stock ownership, with some of these beneficial owners and their subsidiaries. The Corporation does not consider any of these relationships to be material.

(2)	CMS is the holder of all Consumers’ outstanding common stock consisting of 84,108,789 shares. Neither CMS nor any of its subsidiaries hold any shares of Consumers’ preferred stock.
(3)	The percentages are calculated based on the information contained in Schedules 13G and 13G/A filed by each beneficial owner and the number of outstanding shares of CMS common stock on March 7, 2023.
CMS ENERGY 2023 PROXY STATEMENT	32

Each of these Schedule 13G and 13G/A filings indicates that these shares were acquired in a fiduciary capacity in the ordinary course of business for investment purposes. To the knowledge of our management, no other person or entity currently owns beneficially more than 5% of any class of CMS or Consumers outstanding voting securities. The Schedules 13G and 13G/A filed by the holders identified above do not identify any shares with respect to which there is a right to acquire beneficial ownership. Except as otherwise noted, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.
The following table shows the beneficial ownership of CMS common stock as of March 7, 2023 by the directors and named executive officers of both CMS and Consumers and by all directors and executive officers as a group:
Name	Number of Shares Beneficially Owned (1)
Jon E. Barfield	14,202
Deborah H. Butler	26,514
Kurt L. Darrow	31,869
William D. Harvey	45,518
John G. Russell	186,317
Suzanne F. Shank	11,826
Myrna M. Soto	27,690
John G. Sznewajs	24,420
Ronald J. Tanski	9,315
Laura H. Wright	35,515
Garrick J. Rochow	360,336
Rejji P. Hayes	185,294
Brandon J. Hofmeister	65,381
Shaun M. Johnson	57,780
Brian F. Rich	95,927
All Directors and executive officers (2)(3)	1,372,761
(1)
Restricted stock awards are included in the number of shares shown above. Rochow, Hayes, Hofmeister, Johnson, and Rich, as well as all other executive officers of CMS and Consumers as a group, held 267,889, 106,927, 41,769, 43,212, 47,891 and 129,752 shares of restricted stock, respectively. The number of shares shown above includes the shares that each person or group of persons named in the table has the right to acquire within 60 days of March 7, 2023, including restricted stock units, and no shares are pledged as security. Except for Barfield, whose spouse owns 500 shares of CMS common stock, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)
This group includes the directors of CMS and Consumers, and the executive officers of both CMS and Consumers. As of March 7, 2023, the directors and executive officers of CMS and Consumers collectively owned less than 0.4% of the outstanding shares of CMS common stock. Each of the persons named in the table above individually owns less than 0.4% of the outstanding shares of CMS common stock.

(3)	None of the CMS and Consumers directors or executive officers own any class of Consumers’ voting securities.
CMS ENERGY 2023 PROXY STATEMENT	33

COMPENSATION DISCUSSION AND ANALYSIS
In this section, we describe and discuss our executive compensation program, including its objectives and elements, as well as determinations made by the Compensation Committee regarding the compensation of the CEO, CFO, and the three other most highly compensated executive officers of each of CMS and Consumers, who we collectively refer to as the “named executive officers” (“NEOs”). As of December 31, 2022, the NEOs for each of CMS and Consumers are:
•	Garrick J. Rochow (President and CEO);
•	Rejji P. Hayes (Executive Vice President and CFO);
•	Brandon J. Hofmeister (Senior Vice President, Governmental Regulatory & Public Affairs);
•	Shaun M. Johnson (Senior Vice President, General Counsel); and
•	Brian Rich (Senior Vice President, Customer Experience and Technology).
Executive Summary
2022 Performance Highlights
In 2022, we continued to deliver strong financial performance marking 20 years of meeting or exceeding our adjusted earnings guidance. We believe that our highlights reflect on a successful year of world-class performance delivering hometown service with achievements in our triple bottom line of people, planet, and profit.
PEOPLE – serving our customers, communities, and employees.
•	Customers:
○	Maintained first quartile performance with Forrester ranking of 73.
•	Diversity:
○	Received ‘Excellence in Supplier Diversity Award’ by Great Lakes Women’s Business Council.
•	Communities:
○	Allocated more than $100 million of customer assistance to help keep bills affordable; and
○	Ranked a top Company for Philanthropy (#10) by DiversityInc.
•	Employees:
○	Reduced High-Risk incidents by 27% (High risk injuries are recordable or non-recordable injury caused by a release of high energy);
○	Ranked a top utility for Best Employees for Diversity by Forbes;
○	Ranked 2022 Forbes #1 Utility Best Employer for Women (fourth consecutive year); and
○	Made Military Times Best for Vets: Employers list.
PLANET – leading the clean energy transformation.
•	Clean Energy:
○	Settled the Clean Energy Plan case approving transitioning out of all coal by 2025 and expansion of renewable energy build-out;
○	Supported passage of Inflation Reduction Act, landmark federal legislation which will make the clean energy transformation more affordable for customers; and
○	Announced targeted net zero goals for gas business – Net Zero by 2050.
CMS ENERGY 2023 PROXY STATEMENT	34

•	Energy Efficiency:
○
Consumers exceeded its statutory savings target in 2022, achieved certain other goals, and will request the MPSC’s approval to collect $55 million, the maximum performance incentive, in the energy waste reduction reconciliation to be filed in May 2023. Consumers recognized incentive revenue under this program of $55 million in 2022.

PROFIT – delivering consistent industry leading financial performance.
•	Earnings Per Share and Dividend Performance:
○	2022 Common stock dividend increased by 5.7% to $1.84 per share on an annualized basis – the 17th consecutive common stock dividend increase; and
○	2022 Adjusted Earnings Per Share* was $2.89 which exceeded our Annual Incentive Plan target of $2.87.
•	Total Shareholder Return:
○	CMS Total Shareholder Return (“TSR”) marked the 12th year with 3-year, 5-year, and 10-year performance at or above the median of our Performance Peer Group, as shown below.
*A reconciliation of all non-GAAP measures found in this Proxy Statement is in Appendix A.

(1)	The companies included in the Performance Peer Group are detailed in the Objectives of Our Executive Compensation Program section of this Compensation Discussion and Analysis.
Based on these achievements, our 2022 Annual Incentive Plan paid out at 145% of target and our long-term incentive (“LTI”) program (performance period ended December 31, 2022) paid out at 91.4% of target for the TSR performance-based portion. The LTI performance-based payout was based on awards granted in 2020, with the payout of such awards determined based on CMS’ relative TSR and LTI EPS performance from January 1, 2020 to December 31, 2022 (see The Elements of Our Executive Compensation Program, Equity Compensation, Plan Performance Factor below). The final results of the LTI EPS performance will not be known until after March 23, 2023.
CMS ENERGY 2023 PROXY STATEMENT	35

Best Practices
We annually review all elements of the Corporation’s executive compensation program and, in addition to designing a program to comply with required rules, we adopt commonly-viewed current best practices where deemed appropriate for our business and shareholders. As a result,
We have …
•	clawbacks in place for annual incentive and LTI awards;
•	a majority of pay in variable elements;
•	a majority of variable pay in LTI awards;
•	a majority of LTI is delivered in performance-based restricted stock;
•	all LTI is denominated and settled in equity;
•	LTI payouts are capped at target if absolute performance is not positive;
•	a balance of metrics is used in annual incentives and LTI;
•	stock ownership guidelines for NEOs and Directors, which exclude unvested performance-based restricted stock awards when determining compliance;
•	change-in-control agreements that require a double-trigger for the accelerated vesting of equity awards;
•	a policy that prohibits hedging and pledging of the Corporation’s securities by employees and Directors;
•	annual reviews of our compensation and performance peer groups; and
•	regular briefings from the Compensation Committee’s independent compensation consultant regarding key trends and legislative and regulatory updates.
We do not have …
•	excessive perquisites. No planes, cars, clubs, or financial planning. The principal perquisite provided to our executives in 2022 was an annual physical examination for each NEO;
•	hedging and pledging of the Corporation’s securities by employees and Directors;
•
dividends paid on unvested performance-based restricted stock awards. In lieu of dividends, recipients receive additional shares of restricted stock that are contingent on the same performance measures and forfeiture conditions applicable to the underlying restricted stock;

•
employment agreements. Our executive agreements are limited to separation and change-in-control agreements. Base salary and annual incentive separation amounts do not exceed three times the NEO’s base salary and annual incentive amount, with an average of two times; and

•	tax gross-ups. None of our separation or change-in-control agreements contain tax gross-ups.
Objectives of Our Executive Compensation Program
The Compensation Committee is responsible for approving the compensation program for the NEOs. The Compensation Committee acts pursuant to its Charter that is annually reviewed by the Board and is available on our website.
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The NEO compensation program is organized around four principles:
•	Align With Increasing Shareholder and Customer Value;
•	Enable Us to Compete for and Secure Top Executive Talent;
•	Reward Measurable Results; and
•	Be Fair and Competitive.
Align With Increasing Shareholder and Customer Value
We believe that a substantial portion of total compensation should be delivered in the form of at-risk equity in order to further align the interests of the NEOs with the interests of our shareholders and customers. Equity compensation granted in 2022 to our NEOs was provided through the Performance Incentive Stock Plan (“Stock Plan”). In 2022, awards were subject to the achievement of three-year relative TSR performance and three-year relative LTI EPS growth goals, each weighted equally, over a three-year performance period from January 1, 2022 to December 31, 2024.
Assuming target performance, the following charts are an illustration of the pay mix for the CEO and the average pay mix for the other NEOs as of December 31, 2022.

Program Design
We have designed our executive compensation elements to be balanced and simple, placing emphasis on consistent, sustainable, and superior absolute and relative performance. The following elements deliver our executive total direct compensation: base salary; annual incentive; and LTI.
BASE SALARY. Base salary is targeted to approximate the median of a peer group made up of companies of similar business profile and size, and to reflect individual performance and internal considerations.
ANNUAL INCENTIVE. 2022 annual incentive awards are based on the achievement of Annual Incentive EPS (70% of annual incentive) and Annual Incentive Utility (30% of annual incentive) goals. For more information, see The Elements of Our Executive Compensation Program, Cash Compensation, Plan Performance Factor below.
We pay an annual incentive only if the results meet or exceed the threshold performance levels approved by the Compensation Committee in January of each year. In 2022, Annual Incentive EPS was used to determine the financial annual incentive payout while Annual Incentive Utility, a measure of our operational success on metrics relating to People, Planet, and Profit, was used to determine the operational annual incentive payout, replacing the Annual Incentive OCF goal
CMS ENERGY 2023 PROXY STATEMENT	37

which was applicable to annual incentive awards in 2021. The Compensation Committee viewed success on these metrics as the building blocks for growing the value of the Corporation and as good indicators of how well we are executing our customer-focused strategy. We place more weight on Annual Incentive EPS to reflect the Corporation’s and shareholders’ focus on EPS growth and to align our performance objectives and incentive allocation with our Peer Group and our utility-focused strategy. The 2022 Annual Incentive Utility goals are the same operating metrics under the Consumers’ Annual Employee Incentive Compensation Plan (“Consumers Incentive Plan”). The Compensation Committee included the Annual Incentive Utility metric in the 2022 annual incentive program and discontinued the use of the Annual Incentive OCF metric because the Compensation Committee believes that this alignment with operational performance and the broader utility employee population is an important aspect of our program design.
The six operating goals under the Annual Incentive Utility metric focused on People, Planet, and Profit to further emphasize our commitment to our strategy and represent ESG items material to our strategy. See The Elements of Our Executive Compensation Program below for additional details on the operational targets.
LONG-TERM INCENTIVE. The LTI program consists of performance-based restricted stock (75% of total target LTI) and tenure-based restricted stock (25% of total target LTI).
The 2022 performance-based portion is eligible to vest after three years dependent upon our TSR performance and LTI EPS growth (each weighted equally) relative to the Performance Peer Group. The 2022 LTI program is distinct from the annual incentive program in that it focuses on relative multi-year performance rather than absolute one-year performance. The tenure-based portion vests on the third anniversary of the award date.
Our 2022 LTI program is based on relative TSR performance and relative LTI EPS growth because the Compensation Committee believes that these measures offer a head-to-head comparison of how well our management team performed compared to other management teams in our industry and further motivate management to increase shareholder and customer value through stock price and earnings growth.
We tie a portion of equity compensation to continued employment. The tenure-based restricted stock helps build executive share ownership and alignment with shareholders while serving as an additional retention mechanism that is not subject to the year-to-year fluctuations of any performance measurement, although the value is subject to the performance of our stock price.
In 2022, the performance-based restricted stock awards granted in 2020 completed the three-year performance period, with the post-performance period tenure-based vesting satisfied in early 2023. The 2020 performance-based restricted stock awards vested based upon the relative TSR and LTI EPS growth performance during the performance period (January 1, 2020 to December 31, 2022). Our TSR for the three-year performance period (January 1, 2020 to December 31, 2022) was 9% while the median TSR for our Performance Peer Group was 11%, placing CMS, by comparison, in the 47th percentile. Our LTI EPS Growth for the three-year performance period (January 1, 2020 to December 31, 2022) relative to the Performance Peer Group is not expected to be known until after March 23, 2023.
Enable Us to Compete for and Secure Top Executive Talent
Shareholders and customers are best served when we can attract, retain, and motivate talented executives. We create a compensation package for NEOs that delivers total compensation generally targeted to approximate the 50th percentile of the market. The Compensation Peer Group consists of energy companies deemed comparable in business focus and size to CMS with which we might compete for executive talent. The Committee also reviews size-adjusted public utility sector and general industry data, where comparable positions are identifiable.
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Annually, the Compensation Committee engages a consultant to provide advice and information regarding compensation practices of the Compensation Peer Group as well as additional information from published surveys of compensation in the public utility sector and general industry.
During the Compensation Committee’s review of the CEO’s and other officers’ compensation levels, the Compensation Committee considered the advice and information received from Pay Governance LLC (“Pay Governance”), the Compensation Committee’s independent compensation consultant; however, the Compensation Committee was ultimately responsible for determining the form and amount of executive compensation. During the time that Pay Governance has been engaged as the compensation consultant, Pay Governance has not performed any services on behalf of management or otherwise been considered to have a conflict of interest regarding CMS or Consumers. The Compensation Committee must direct and approve any work Pay Governance may undertake on behalf of management.
Reward Measurable Results
Base salary is reviewed annually and may be adjusted based on a variety of factors including each NEO’s overall performance (both individual and functional) and tenure. The CEO recommends annual base salary adjustments and annual restricted stock awards for all officers, other than the CEO. When making adjustments, the Compensation Committee considers the CEO’s recommendations, along with Compensation Peer Group data, internal equity, tenure, and other market data from surveys provided by the independent compensation consultant. CEO base salary is determined solely by the Compensation Committee based on, among other factors, Compensation Peer Group data, other market data and overall Corporation and CEO performance.
Annual incentives, the other form of cash compensation, provide for award opportunities to each NEO under the Annual Incentive Plan. The Annual Incentive Plan pays incentives on the basis of performance during a one-year performance period. Performance objectives under the Annual Incentive Plan are finalized at the start of each year through an iterative process. Management, including executive officers, develops preliminary recommendations for the Compensation Committee’s review and approval. For 2022, the Annual Incentive Plan targeted awards varied from 65% to 120% of each NEO’s base salary, but payouts could range from zero to 200% of that target level depending on performance against specific corporate performance goals.
For 2022, 75% of the equity compensation granted to the NEOs was performance-based, designed to reward measurable results. Vesting of such awards is subject to the achievement of relative TSR performance and relative LTI EPS growth goals, weighted equally, over a three-year performance period of January 1, 2022 to December 31, 2024.
The table below illustrates the manner in which: (a) the overall mix of target total direct compensation was allocated between variable at-risk and fixed elements for each NEO; (b) variable at-risk compensation was allocated between annual and long-term incentives; and (c) target total direct compensation was allocated between cash and equity. Variable at-risk pay is generated from shareholder funds and is not included in the rates of Consumers’ electric and gas customers.
CMS ENERGY 2023 PROXY STATEMENT	39

2022 TARGET TOTAL DIRECT COMPENSATION MIX TABLE (1)
CEO
	Percent of Total Direct Compensation That is:		Percent of Variable At-risk Total Direct Compensation That is:		Percent of Total Direct Compensation That is:
	Variable At-risk (2)	Fixed (3)	Annual (4)	Long-term (5)	Cash-based (6)	Equity-based (7)
Garrick J. Rochow	85%	15%	21%	79%	33%	67%
All Other NEOs
	Percent of Total Direct Compensation That is:		Percent of Variable At-risk Total Direct Compensation That is:		Percent of Total Direct Compensation That is:
	Variable At-risk (2)	Fixed (3)	Annual (4)	Long-term (5)	Cash-based (6)	Equity-based (7)
Rejji P. Hayes	76%	24%	25%	75%	43%	67%
Brandon J. Hofmeister	70%	30%	28%	72%	50%	50%
Shaun M. Johnson	70%	30%	32%	68%	52%	48%
Brian F. Rich	70%	30%	27%	73%	49%	51%
(1)
For purposes of this table, (i) total direct compensation includes the sum of actual base salary, Annual Incentive Plan target amount and the market value determined on the date of grant (assuming performance-based restricted stock at target and excluding dividend equivalents) of the Stock Plan equity awards and (ii) Annual Incentive Plan and Stock Plan equity award values are each shown at target.

(2)	Amounts in this column represent Annual Incentive Plan plus Stock Plan equity award value (performance and tenure) divided by total direct compensation.
(3)	Amounts in this column represent base salary divided by total direct compensation.
(4)	Amounts in this column represent Annual Incentive Plan divided by Annual Incentive Plan plus Stock Plan equity award value.
(5)	Amounts in this column represent Stock Plan equity award value divided by Annual Incentive Plan plus Stock Plan equity award value.
(6)	Amounts in this column represent base salary plus Annual Incentive Plan divided by total direct compensation.
(7)	Amounts in this column represent Stock Plan equity award value divided by total direct compensation.
Be Fair and Competitive
We strive to create a compensation program that is fair and competitive, both internally and externally. This is accomplished by evaluating each NEO’s individual performance and by comparing the NEOs’ compensation to:
•	officers of the Compensation Peer Group (as well as other market data as described above), as a means to measure external fairness; and
•	other senior employees of CMS, as a means to assess internal fairness.
USE OF TALLY SHEETS. At least annually, the Compensation Committee reviews tally sheets for each of the NEOs. These tally sheets reflect all components of compensation, including base salary, annual incentives and LTI compensation, retirement benefits, deferred compensation benefits, death benefits, and benefits or payments that would be payable in connection with a termination of employment or change-in-control. Tally sheets are provided to the Compensation Committee to show how various compensation and benefit amounts are interrelated and how a change in one component of compensation impacts other components and to enable the Compensation Committee to quantify amounts payable upon various termination scenarios.
The overall purpose of these tally sheets is to consolidate all of the elements of actual and potential future compensation of the NEOs, as well as information about wealth accumulation. Using tally sheets, an analysis can be made of both the individual elements of compensation (including the compensation mix) and the aggregate total amount of actual and projected compensation. Tally sheet information is used in various aspects of the analysis and compensation decision-making process including consideration of our management team’s internal pay equity.
CMS ENERGY 2023 PROXY STATEMENT	40

Advisory Vote
The CMS advisory vote to approve executive compensation, as described in the 2022 CMS Proxy Statement, resulted in a high level of shareholder support with approximately 96% of votes cast in favor of the proposal. We continued to employ the same performance-oriented program design during 2022.
The remainder of this Compensation Discussion and Analysis offers a detailed explanation of the NEO compensation program.
Competitive Data
The Compensation Peer Group data, where available by position, serves as the primary reference point for pay comparisons of utility-specific roles. Broader survey data and published proxy data are also provided by the compensation consultant as a point of reference for utility specific roles and comparisons of general industry roles (primarily for staff positions). Where available by position, Pay Governance also gathers compensation data from Willis Towers Watson’s Energy Services Executive Database (which includes approximately 50 investor-owned utilities) and Willis Towers Watson’s General Industry Executive Database (which includes more than 500 participating companies), which it size-adjusts based on CMS’ revenues to provide additional market context to the Compensation Peer Group. In selecting members of the Compensation Peer Group, financial and operational characteristics are considered by the Compensation Committee. The criteria for selection of the Compensation Peer Group included comparable revenue (ranging from approximately .32x to 2x CMS), relevant industry characteristics, business mix (revenue mix between regulated and non-regulated operations) and availability of compensation and financial performance data.
The 2022 Compensation Peer Group is composed of the companies set forth below. The 2022 Compensation Peer Group is unchanged from the Compensation Peer Group used to evaluate 2021 compensation decisions.
Alliant Energy Corporation	Edison International	Pinnacle West Capital Corporation
Ameren Corporation	Entergy Corporation	PPL Corporation
Atmos Energy Corporation	Eversource Energy	Public Service Enterprise Group Incorporated
CenterPoint Energy, Inc.	Hawaiian Electric Industries, Inc.	Sempra Energy
Consolidated Edison, Inc.	NiSource Inc.	WEC Energy Group, Inc.
DTE Energy Company	OGE Energy Corp.	Xcel Energy Inc.
The Compensation Committee recognizes that there is a difference between the companies against which we compete for executive talent (“Compensation Peer Group”) and the companies against which we compete for capital (“Performance Peer Group”) and, therefore, uses different peer groups for these two different purposes. For this reason, the Compensation Committee approved the use of the Compensation Peer Group shown above for evaluating 2022 NEO compensation decisions and a larger peer group, the Performance Peer Group shown below, for measuring relative TSR performance and EPS growth. The Compensation Committee’s rationale for using two peer groups is to provide appropriate comparative companies relative to the different attributes being evaluated for compensation and relative performance purposes. In addition, the larger Performance Peer Group considered by the Compensation Committee was intended to provide for better gradation of resulting performance position than the Compensation Peer Group could have, given its size.
CMS ENERGY 2023 PROXY STATEMENT	41

For awards made in 2022, the Performance Peer Group was composed of the publicly traded utilities included in the S&P 500 and S&P Midcap 400 indexes. If a Performance Peer Group company is no longer trading as of the LTI vesting date, it is excluded from the LTI performance calculation. As of the 2022 LTI grant dates, the Performance Peer Group consisted of the following companies:
ALLETE, Inc.	Essential Utilities, Inc.	OGE Energy Corp.
Alliant Energy Corporation	Evergy, Inc.	ONE Gas, Inc.
Ameren Corporation	Eversource Energy	Pinnacle West Capital Corporation
American Electric Power Company, Inc.	Exelon Corporation	PNM Resources, Inc.
American Water Works Company, Inc.	FirstEnergy Corp.	PPL Corporation
Atmos Energy Corporation	Hawaiian Electric Industries, Inc.	Public Service Enterprise Group Incorporated
Black Hills Corporation	IdaCorp, Inc.	Sempra Energy
CenterPoint Energy, Inc.	MDU Resources Group, Inc.	Southwest Gas Corporation
Consolidated Edison, Inc.	National Fuel Gas Company	The Southern Company
Dominion Resources, Inc.	New Jersey Resources Corp.	The AES Corporation
DTE Energy Company	NextEra Energy, Inc.	Spire Inc.
Duke Energy Corporation	NiSource Inc.	UGI Corporation
Edison International	Northwestern Corporation	WEC Energy Group, Inc.
Entergy Corporation	NRG Energy, Inc.	Xcel Energy Inc.
The Elements of Our Executive Compensation Program
This section describes the various elements of our compensation program for NEOs, together with a discussion of various matters relating to those items, including why we chose to include the items in the compensation program.
Cash Compensation
Cash compensation is paid in the form of base salary and annual incentive. Our 2022 compensation program for NEOs was designed so that the percentage of target cash compensation for the NEOs is comparable to the median of the Compensation Peer Group. That strategy resulted in cash-based compensation (as a percentage of target total direct compensation) representing approximately 33% for the CEO and 36% to 52% for the other NEOs. The components making up the cash portion of total direct compensation are described in more detail below.
BASE SALARY. Base salary is included in the NEO’s annual compensation package because we believe it is appropriate that some portion of NEO compensation be provided in a form that is fixed and liquid. Base salary is also universally offered by the Compensation Peer Group. Each January, the Compensation Committee determines the base salary for each then-serving NEO. In addition, base salaries may be adjusted during the year to reflect changes in job responsibilities or promotions. Changes in base salary year-over-year are dependent on comparison to market data, past performance and expected future contributions of each individual. The annual increases in base salaries for NEOs between 2021 and 2022 :
	2021 Base Salary (1)	2022 Base Salary (1)	Percentage Increase (2)
Garrick J. Rochow	$1,050,000	$1,150,000	9.5%
Rejji P. Hayes	$700,000	$775,000	10.5% (3)
Brandon J. Hofmeister	$485,000	$525,000	8.2%
Shaun M. Johnson	$500,000	$540,000	8.0%
Brian F. Rich	$492,000	$495,000	0.6%
(1)	Represents annual base salary level, as in effect on December 31st of each year.
(2)
Annual increase is due to an annual merit increase and market adjustment. When making merit increases and market adjustments for 2022, the Compensation Committee considered internal pay equity, tenure, market data from the Compensation Committee’s independent compensation consultant, and individual performance.

(3)
Annual increase is due to an annual merit increase and market adjustment of 3.6% effective January 1, 2022 and pay adjustment of 6.9% effective February 15, 2022 for the additional responsibility for the Operations Support function.

CMS ENERGY 2023 PROXY STATEMENT	42

ANNUAL INCENTIVE. We use performance-based cash incentives as an element of compensation because they enable us to provide an incentive to the NEOs to accomplish specific performance priorities for CMS and provide additional cash compensation only if performance goals approved by the Compensation Committee are achieved. Generally, the threshold, target, and maximum performance goals are set so that the difficulty in achieving a payout is consistent from year to year. For 2022, the Annual Incentive Plan was based on our success in achieving established earnings per share and utility operating goals described further below. The earnings per share performance goals are set at levels reflecting our budgeted performance and targeted growth and are based on historical and forecasted financial performance, and analysis of peer performance goal guidelines.
The operational utility measures are set based on the strategic priorities to serve our customers. The target goals for each measure are set to ensure that there is balance between areas where significant improvement is needed and where continuous improvement is required to provide safe, reliable, affordable service while strategically positioning the Company for sustainable operation. Operational targets are approved annually by the Compensation Committee in November for the following performance year.
The Annual Incentive Plan allows the Compensation Committee to exercise discretion to reduce or eliminate payouts and to increase payouts, up to 20%, when deemed warranted by the Compensation Committee.
Incentive payout ranges under the Annual Incentive Plan were approved in January 2022 by the Compensation Committee. In determining the payout ranges of incentives, the following factors were considered:
•	the threshold, target, and maximum incentive levels and incentives paid in recent years;
•	the relative importance, in any given year, of each performance goal established pursuant to the Annual Incentive Plan; and
•	the advice of the compensation consultant as to compensation practices at other companies in the Compensation Peer Group and within the utility industry.
Payments under the Annual Incentive Plan EPS goal can range, on the basis of performance, from 17.5% (threshold) to 200% (maximum) of the target incentive or may not occur if threshold criteria are not satisfied. Payments under the Annual Incentive Utility goal can range, on the basis of performance from 1.25% (threshold) to 175% (maximum). The Compensation Committee removed the Consumers Incentive Plan modifier which was applicable to awards under the Annual Incentive Plan for the 2021 performance year, and instead added Consumers operational utility measure as a weighted sub-goal under the overall Annual Incentive Utility metric in order to emphasize the Annual Incentive Utility goals as priorities throughout the Company.
ANNUAL AWARD FORMULA. Annual awards for each eligible officer are based upon a target award percentage of the officer’s base salary for the performance year and are calculated and made as follows:
Individual Award = Base Salary X Target Award Percentage X Plan Performance Factor.
The Target Award Percentages for officers are determined annually by the Compensation Committee as discussed above. Target Award Percentages of base salary for NEOs in 2022 were as follows:
Garrick J. Rochow (1)	120%
Rejji P. Hayes	80%
Brandon J. Hofmeister	65%
Shaun M. Johnson (2)	75%
Brian R. Rich	65%
(1)	Target Award Percentage increased by 5% compared to 2021 to align with the market competitive rate for the position.
(2)	Target Award Percentage increased by 10% compared to 2021 to align with the market competitive rate for the position.
CMS ENERGY 2023 PROXY STATEMENT	43

PLAN PERFORMANCE FACTOR. We refer to Annual Incentive EPS and Annual Incentive Utility performance under the Annual Incentive Plan as the “Plan Performance Factor.”
For 2022, Annual Incentive EPS performance constituted 70% of the Plan Performance Factor and Annual Incentive Utility performance constituted the remaining 30% of the Plan Performance Factor. The Compensation Committee believes that the allocation between financial earnings per share and utility operational performance aligns our performance objectives with the Compensation Peer Group and our utility-focused strategy. The Annual Incentive EPS and Annual Incentive Utility metrics are deemed by the Compensation Committee to be key measures of CMS’ financial and operational success and are used to measure and assess performance.
Under the Annual Incentive Plan, CMS Adjusted (non-GAAP) Earnings Per Share (“Annual Incentive EPS”) is determined in accordance with GAAP, adjusted to exclude the following, if applicable:
•	gains or losses on asset sales which have been excluded from adjusted EPS or are greater than or equal to 2% of adjusted EPS;
•	changes in accounting principles resulting from new or revised accounting standards not included in the budget;
•	large restructuring and severance expenses greater than $5 million or equal to $0.01 of EPS;
•	3rd party costs related to the Business Optimization initiative (greater or equal to $0.01 of EPS);
•	legal and settlement costs or gains related to previously sold assets;
•	regulatory recovery for prior year changes;
•	changes in legacy tax reform;
•	changes in federal tax policy; and
•	unrealized gains or losses, recognized in net income, from mark-to-market adjustments related to CMS Enterprises’ interest expense.
These adjustments relate to unusual, nonrecurring or one-time events affecting CMS or its financial statements.
Plan Performance Results
The following is the payout table for the Annual Incentive EPS goal for 2022.
	Payout Range	Target	Actual (GAAP) Results	Annual Incentive Results	Payout Achievement (%)
Annual Incentive EPS	$2.77 -$2.99	$2.87	$2.84	$2.89	160%
2022 Annual Incentive EPS was $2.89 which is above the target of $2.87, resulting in achievement of a 160% payout for this metric. See appendix for reconciliation of GAAP earnings to annual incentive EPS results. The following table sets forth the performance metrics under the Annual Incentive Utility component of the 2022 Annual Incentive Plan
CMS ENERGY 2023 PROXY STATEMENT	44

TYPE		2022 Measure	Goal Weighting	Award Payout
EMPLOYEE INCENTIVE COMPENSATION PLAN (EICP) GOALS	PEOPLE	**Employee Safety** a) Recordable Incidents Rate b) High Risk Injuries[1] AND Zero Fatalities	a) 2.5% b) 2.5%	**a) 115%** **b) 175%**
		Culture Index a) Employee Empowerment Index, AND b) Employee Engagement Index, AND c) Diversity Equity & Inclusion Index	5%	**0%**
		Customer Experience Index (CXi) (Survey measuring customer experience - Forrester)	5%	**100%**
		Electric Reliability SAIDI (System Average Interruption Duration Index)	5%	**90%**
		Waste Elimination (Operating & maintenance savings through waste elimination)	5%	**175%**
	PLANET	**Methane Emission Reduction** (Reduce fugitive methane emissions associated with gas distribution)	5%	**144%**
				TOTAL **109%**

[1]	High-Risk injuries are recordable or non-recordable injury caused by a release of high energy.
Annual Incentive Utility results are shown in the chart above, resulting in achievement of a 109% payout for this metric.
Total payout for the Annual Incentive for the 2022 performance year, which the Committee determined did not warrant adjustment, was:
Payout Achievement (%)
Annual Incentive EPS	112% (160% achievement X 70% weighting)
Annual Incentive Utility	33% (109% achievement X 30% weighting)
Total Payout	145%
Equity Compensation
We have generally followed a practice of granting all equity awards to our officers on a single date each year. We do not have any program, plan or practice to time annual equity awards to our executives in coordination with the release of material non-public information. In 2022, annual equity awards were made to the NEOs in January and are planned to be made in January on an on-going basis. This enables the Compensation Committee to review total compensation holistically at one time and adjust the levels of various compensation elements and compensation mix deemed as necessary for each individual.
STOCK PLAN. As previously indicated, we provide a substantial portion of NEO compensation in the form of equity awards because we believe that such awards serve to align the interests of NEOs with our shareholders and customers. Equity awards to the NEOs are made pursuant to our Stock Plan. The Stock Plan permits awards in the form of stock options, incentive options, stock appreciation rights, restricted stock, restricted stock units, phantom shares and performance units. The minimum vesting period under the Stock Plan is 36 months for restricted stock, stock options, and stock appreciation rights, subject to earlier vesting for a qualifying termination of
CMS ENERGY 2023 PROXY STATEMENT	45

employment. No dividends are paid on unvested performance-based stock awards. In lieu of dividends, recipients receive additional shares of restricted stock that vest based on the same performance measures and vesting conditions applicable to the underlying restricted stock.
AWARD OF PERFORMANCE-BASED RESTRICTED STOCK. At the present time, we believe that performance-based restricted stock (also known as performance shares) is an effective form of equity compensation because of the alignment it is intended to create with shareholders. After the vesting, there is no holding period requirement as long as specific stock ownership guidelines have been met by the NEO, see Corporate Governance as it Relates to Executive Compensation, Stock Ownership Guidelines, below. The Stock Plan also contains a clawback provision, see Corporate Governance as it Relates to Executive Compensation, Clawback Provisions, below.
Three-quarters of the restricted stock awards are performance-based, and one-quarter is tenure-based in order to link a significant portion of each NEO’s compensation to the long-term performance of the Corporation. The performance criteria for the performance-based restricted stock awards are a comparison of relative TSR performance and EPS growth to the same criteria of the Performance Peer Group, each weighted equally, utilizing the following relative pay to performance schedule:
Achievement Level	Peer Group	Award Level
Minimum	30th Percentile	50%
Target	Median	100%
70th Percentile	70th Percentile	150%
Maximum	90th Percentile	200%
The 20-day stock price averages preceding and including the award date and preceding and including the three-year anniversary of the award date are used to determine the relative TSR performance. The EPS growth is determined over the three-year performance period beginning with the start of the fiscal year of the grant and ending at the close of the third fiscal year. The 2022 tenure-based awards vest if the NEO remains employed by the Corporation on the three-year anniversary of the date of the award, subject to prorated vesting upon an earlier retirement or termination due to disability. Shares are sold at the time of vesting to cover tax withholdings.
PLAN PERFORMANCE FACTOR. Under the LTI, CMS Adjusted (non-GAAP) Earnings Per Share (“LTI EPS”) is determined in accordance with GAAP, adjusted to exclude the following, if applicable:
•	gains or losses on asset sales which have been excluded from adjusted EPS or are greater than or equal to 2% of adjusted EPS;
•	changes in accounting principles resulting from new or revised accounting standards not included in the budget;
•	large restructuring and severance expenses greater than $5 million or equal to $0.01 of EPS;
•	legal and settlement costs or gains related to previously sold assets;
•	regulatory recovery for prior year changes;
•	changes in legacy tax reform;
•	changes in federal tax policy; and
•	unrealized gains or losses, recognized in net income, from mark-to-market adjustments related to CMS Enterprises’ interest expense.
CMS ENERGY 2023 PROXY STATEMENT	46

CAP ON PAYOUT. If absolute TSR performance or LTI EPS growth is negative for the three-year performance period, the total payout for the three-year performance period cannot exceed 100% of the target award based on relative TSR performance or LTI EPS growth as compared to the Performance Peer Group.
RELATIVE TO PERFORMANCE RESULTS. In 2022, the performance-based restricted stock awards granted in 2019 completed the three-year performance period (January 2019 to December 2021) and service requirements. The 2019 performance-based restricted stock awards vested based upon our relative TSR and LTI EPS growth performance. Our TSR for the three-year performance period was 34% while the median TSR for our Performance Peer Group was 26%, placing CMS, by comparison, at the 72nd percentile. Our LTI EPS Growth for the three-year performance period was 20% while the median EPS growth for our Performance Peer Group was 14%, placing CMS, by comparison, at the 69th percentile. This resulted in performance-based restricted stock awards vesting at 155% for TSR and 146% for LTI EPS growth.
In 2023, the performance-based restricted stock awards granted in 2020 completed the three-year performance period (January 2020 to December 2022) and service requirements. The 2020 performance-based restricted stock awards vested based upon our relative TSR and EPS growth performance. Our TSR for the three-year performance period was 9% while the median TSR for our Performance Peer Group was 11%, placing CMS, by comparison, in the 47th percentile, resulting in a vesting level of 91.4% of target. Our EPS Growth for the three-year performance period was 24%. Our EPS Growth for the three-year performance period (January 1, 2020 to December 31, 2022) relative to the Performance Peer Group is not expected to be known until after March 23, 2023.
In determining the amount of equity compensation that is provided to each NEO in a given year, we consider factors such as retention and incentive practices, the relative percentages of cash and equity paid by the Compensation Peer Group, and other market data. Based on these factors, the CEO recommends to the Compensation Committee restricted stock awards for the NEOs, other than the CEO. The Compensation Committee reviews and approves or modifies the equity grants to the other NEOs. CEO restricted stock awards are determined based principally on overall CEO performance and Compensation Peer Group data.
Adjustments in 2022 equity target awards as compared to 2021 were intended to better align equity awards with the market. Rochow and Johnson’s increases reflect their promotions into their roles within the last three years and are transitioning toward pay at the 50th percentile.
OPTION GRANTING PRACTICES. There have been no stock option grants since August 2003 and there are no outstanding options. The Compensation Committee periodically considers the use of stock options as part of the current compensation package for officers but has determined not to include stock options for LTI at this time. If a stock option were to be granted, the Stock Plan prohibits:
•	re-pricing of stock options by reducing the exercise price;
•	buy-backs; and
•	cancellation of previously granted stock options and subsequent re-grant at a lower exercise price than the canceled stock option.
Perquisites
As part of our competitive compensation plan, the NEOs are eligible for limited perquisites provided by or paid for by us, which include an annual executive physical examination, security and technology services, and relocation expenses. Perquisites provided to the NEOs are reviewed on a regular basis.
CMS ENERGY 2023 PROXY STATEMENT	47

Physical Examination
The annual physical examinations for all NEOs are at a facility of our choosing and at our expense. The Compensation Committee believes that it is an effective method of protecting the NEOs and us from preventable health-related disruptions. In 2021, executive physical examinations were optional as a result of limited access to physicians in response to the COVID-19 pandemic and remained optional in 2022.
Post-Termination Compensation
SEVERANCE AND CHANGE-IN-CONTROL BENEFITS. All active NEOs are eligible to receive severance payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance as well as change-in-control benefits upon a qualifying event or circumstance after there has been a change-in-control of CMS. For additional information regarding severance and change-in-control benefits, including a definition of key terms and a quantification of benefits that would have been received by the NEOs had a qualifying termination or change-in-control occurred on December 31, 2022, see Potential Payments upon Termination or Change-in-Control, below.
We believe that these severance and change-in-control arrangements are an important part of our executive compensation program and will help to secure the continued employment and dedication of the NEOs, notwithstanding any concern they may have regarding their own continued employment, prior to or following a change-in-control. These agreements are useful for recruitment and retention as nearly all members of the Compensation Peer Group have comparable terms and conditions in place for their senior employees.
Deferred Compensation Plans
We have two deferred compensation plans that allow certain employees, including the NEOs, to defer receipt of base salary and/or incentive payments: Deferred Salary Savings Plan (“DSSP”) and the Annual Incentive Plan. The Annual Incentive Plan allows for deferral of up to 100% of the annual incentive award. CMS does not match incentive amounts that are deferred pursuant to the Annual Incentive Plan. Participants have only an unsecured contractual commitment from us to pay the amounts due under both the DSSP and the Annual Incentive Plan. For additional information regarding the DSSP, see DSSP, under Narrative to 2022 Nonqualified Deferred Compensation Table, below.
We offer these plans to be competitive with market practice and to permit highly taxed employees to defer the obligation, at their discretion, to pay taxes on certain elements of compensation that they are entitled to receive. The provisions of the DSSP and the Annual Incentive Plan permit them to do this while also receiving investment returns on deferred amounts. We believe these benefits are useful as retention and recruitment tools as many of the Compensation Peer Group companies provide similar plans to their senior employees.
Tax Qualified Retirement Plans
The Corporation sponsors tax-qualified retirement savings plans that cover a broad group of employees.
Cash Balance Plan
An interim Cash Balance Plan was in effect for salaried employees hired between July 1, 2003 and August 31, 2005. The Cash Balance Plan is a funded, tax-qualified, noncontributory defined-benefit plan. Benefits under the Cash Balance Plan are based on employees’ earnings and placed in a notional account that grows at a prescribed interest rate and is payable from the general assets of the pension fund. Rochow is a participant in the Cash Balance Plan. All employees in the Cash Balance Plan are now participants in the Defined Company Contribution Plan.
CMS ENERGY 2023 PROXY STATEMENT	48

Defined Company Contribution Plan
Salaried employees, including NEOs, hired after June 30, 2003 (including anyone previously eligible for the Cash Balance Plan), are eligible to participate in the Defined Company Contribution Plan (“DCCP”), a tax-qualified, noncontributory, defined contribution plan. We provide a contribution ranging from 5% to 7% of regular compensation based on tenure to the DCCP on behalf of the employee. All of the NEOs are covered under the DCCP. For additional information regarding the DCCP, see DCCP, under Narrative to 2022 All Other Compensation Table, below.
Supplemental Executive Retirement Plans (“SERP”)
The Corporation maintains supplemental executive retirement plans that allow certain employees, including eligible NEOs, to receive benefits in excess of the benefits that would be payable under the DCCP.
Defined Contribution SERP
The Defined Contribution SERP (“DC SERP”) is a nonqualified tax deferred defined contribution plan established for employees, including NEOs, not eligible to participate in the Company’s Defined Benefit SERP due to the employee’s hire or promotion date. Each of the NEOs participate in the DC SERP. For additional information, see DC SERP, under Narrative to 2022 Nonqualified Deferred Compensation Table, below.
We believe that our pension and retirement plans and the SERPs are a useful part of the NEO compensation program and assist in the retention of our senior executives since benefits increase for each year that these executives remain employed by us and continue their work on behalf of our shareholders and customers. The SERPs are designed to provide a predictable retirement income, while the equity plan is performance-based and variable and is designed to align the interests of NEOs with our shareholders and customers. Further, we believe both long-term focused plans are consistent with typical market practice and supportive of the philosophy to provide a competitive NEO compensation program.
Employees’ Savings Plans
Under the Employees’ Savings Plan for Consumers and affiliated companies, a tax-qualified defined contribution retirement savings plan (“Savings Plan”), participating employees, including NEOs, may contribute a percentage of their regular earnings into their Savings Plan accounts. For additional information, see Savings Plan, under Narrative to 2022 All Other Compensation Table, below. We maintain the Savings Plan for our employees, including the NEOs, because we wish to encourage our employees to save some percentage of their cash compensation for their eventual retirement. The Savings Plan permits employees to make such savings in a manner that is relatively tax-efficient.
Corporate Governance as it Relates to Executive Compensation
Stock Ownership Guidelines
We have established stock ownership guidelines for our officers. These guidelines require our officers to establish and maintain or maintain an equity stake in CMS and thereby more closely link their interests with those of our shareholders. These stock ownership guidelines provide that, within five years of becoming an officer or receiving a promotion to a higher ownership requirement, each officer must own shares of CMS common stock with a value of one to six times base salary, depending on his or her position. Shares of performance-based restricted stock are not counted toward stock ownership guidelines. All of our NEOs were in compliance with these guidelines as of December 31, 2022.
CMS ENERGY 2023 PROXY STATEMENT	49

The following table illustrates the required NEO stock ownership guidelines for our NEOs:
Garrick J. Rochow (1)	6X base salary
Rejji P. Hayes	3X base salary
Brandon J. Hofmeister	2X base salary
Shaun M. Johnson	2X base salary
Brian F. Rich	2X base salary
(1)
Effective January 1, 2022, the CEO stock ownership requirement increased from 5X to 6X base salary in order to better align his ownership requirements with market expectations and more closely align the CEO’s interest with shareholders.

Failure of an officer to comply with the guidelines shall result in the following:
•	all future restricted stock awards will have sale restrictions until compliance is achieved;
•
if after three years, an officer is not actively making progress toward the guidelines, 50% of any annual incentive may be paid in shares of restricted stock at the discretion of the Compensation Committee;

•	after the compliance deadline, officers will not be authorized to sell shares of CMS common stock if such a sale would cause them to drop below the ownership guidelines; and
•	after the compliance deadline, all or a portion of any annual incentive will be paid in shares of restricted stock as necessary to bring the officer into compliance with the ownership guidelines.
Succession Planning and Management Development
The Compensation Committee oversees and regularly evaluates leadership succession planning practices and results. The Compensation Committee regularly reports to the Board on succession planning and advises on policies and principles for executive officer selection.
Management’s Role
Management works closely with the Compensation Committee in the executive compensation process. Excluding the CEO’s compensation, management’s responsibilities include:
•	recommending performance measures and metrics that are formulated based on our corporate strategy and priorities;
•	reporting executive performance evaluations;
•	recommending base salary levels and other compensation, including equity awards; and
•	recommending appointment of executives.
The CEO’s compensation is determined solely by the Compensation Committee, which bases its decisions on performance and market studies along with participation and recommendations from its independent outside consultant.
Clawback Provisions
The Compensation Committee has approved “clawback” provisions for certain compensation and benefit plans. These provisions provide the Compensation Committee with the discretion to require the forfeiture and return of past benefits or awards if there is a restatement of financial results. The Compensation Committee may also, at its discretion, require a return of a benefit or award in the event of a mistake or accounting error in the calculation of such benefit or award.
Shareholder’s Advisory Vote to Approve Executive Compensation
As part of the Compensation Committee’s on-going review of executive compensation, we considered the affirmative 2022 CMS shareholder advisory vote (approximately 96% of the votes cast) to approve executive compensation as described in last year’s Proxy Statement and
CMS ENERGY 2023 PROXY STATEMENT	50

determined that the current philosophy, objectives and compensation elements continue to be appropriate. As such, the Compensation Committee did not make any changes to our executive compensation programs in response to the 2022 CMS shareholder vote. Despite the overwhelmingly high level of CMS shareholder support, we continue to monitor best practices and emerging trends and engage with our large institutional holders regarding compensation elements.
COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
The Compensation Committee of the Board of Directors of CMS and Consumers oversee CMS’ and Consumers’ compensation programs on behalf of the Board. In fulfilling their oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Combined Proxy Statement.
In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in CMS’ and Consumers’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and CMS’ and Consumers’ Combined Proxy Statement on Schedule 14A relating to CMS’ and Consumers’ 2023 Annual Meeting of Shareholders each of which will be or has been filed with the SEC.
COMPENSATION AND HUMAN RESOURCES COMMITTEE
Kurt L. Darrow (Chair)
Jon E. Barfield
William D. Harvey
Ronald J. Tanski
CMS ENERGY 2023 PROXY STATEMENT	51

2022 COMPENSATION TABLES
2022 Summary Compensation Table
The following table contains compensation information for the NEOs of CMS and Consumers for 2022 and, to the extent required by SEC executive compensation disclosure rules, 2021 and 2020.
2022 SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
(a)	(b)	($) (c)	($) (e)	($) (f)	($) (g)	($) (h)	($) (i)
Garrick J. Rochow President and CEO, CMS and Consumers	2022	1,150,000	5,265,456	1,987,200	107	303,431	8,706,194
	2021	1,050,000	4,601,980	953,925	78	265,085	6,871,068
	2020	637,500	1,056,512	744,652	114	176,353	2,615,131
Rejji P. Hayes Executive Vice President and CFO, CMS and Consumers	2022	768,836	1,721,432	885,699	—	210,712	3,586,679
	2021	700,000	2,231,292	442,400	—	269,066	3,642,758
	2020	640,000	1,458,430	783,360	—	211,459	3,093,249
Brandon J. Hofmeister (6) Senior Vice President, CMS and Consumers	2022	525,000	810,105	491,400	—	114,174	1,940,679
	2021	—	—	—	—	—	—
	2020	—	—	—	—	—	—
Shaun M. Johnson Senior Vice President, CMS and Consumers	2022	540,000	810,105	583,200	—	117,805	2,051,110
	2021	500,000	647,402	256,750	—	122,209	1,526,361
	2020	—	—	—	—	—	—
Brian F. Rich Senior Vice President, CMS and Consumers	2022	495,000	860,652	463,320	—	97,734	1,916,706
	2021	492,000	842,289	252,642	—	115,053	1,701,984
	2020	480,000	850,385	477,360	—	102,594	1,910,339
(1)	The amounts reported in this column include amounts deferred by the NEOs.
(2)
The amounts represent the aggregate grant date fair value of the awards, which, with respect to those awards with a performance component, is based upon the probable outcome of the performance conditions, determined pursuant to ASC 718 and take into account the expected CMS common stock dividend yield associated with the 2020, 2021, and 2022 awards. See Note 11, Stock-Based Compensation, to the Consolidated Financial Statements included in CMS’ and Consumers’ Annual Report on Form 10-K for the year ended December 31, 2022, for a discussion of the relevant assumptions used in calculating the aggregate grant date fair value pursuant to ASC 718. The TSR vesting condition related to the performance-based restricted stock awards is considered a market condition and not a performance condition under ASC 718. Accordingly, there is no grant date fair value below or in excess of the amounts reflected in the table above that could be calculated and disclosed based on achievement of market conditions. The EPS growth vesting condition is a performance condition under ASC 718.

The 2022 grant date fair value for the EPS growth performance-based restricted stock, based on the probable achievement of the performance goals at the time of grant, was $1,950,043 for Rochow; $637,524 for Hayes; $300,026 for Hofmeister; $300,026 for Johnson; and $318,730 for Rich.

The grant date fair value for the EPS growth performance-based restricted stock, assuming the maximum achievement of the performance goals, would have been $3,900,087 for Rochow; $1,275,048 for Hayes; $600,052 for Hofmeister; $600,052 for Johnson; and $637,461 for Rich.
(3)	The amounts reported in this column for 2022 consist of cash incentive awards earned in 2022 under our Annual Incentive Plan.
(4)
This column does not reflect compensation paid to the NEO but instead represents the aggregate annual increase, as of December 31, 2020, December 31, 2021, and December 31, 2022, in actuarial values of each of the participating NEO’s benefits under our Pension Plan (including the Cash Balance Plan). The actuarial values are calculated pursuant to Financial Accounting Standards Board Accounting Codification Topic 715, Compensation — Retirement Benefits (ASC 715), and take into account discount rates and implementation of the current 2021 mortality table. See Note 10, Retirement Benefits, to the Consolidated Financial Statements included in CMS’ and Consumers’ Annual Report on Form 10-K for the year ended December 31, 2022, for a discussion of the relevant assumptions used in determining these amounts. Rochow was covered by the cash balance provisions of the Pension Plan.

(5)	Detail supporting all other compensation for 2022 is reflected in the 2022 All Other Compensation Table, below.
(6)	Hofmeister was not a NEO prior to 2022.
CMS ENERGY 2023 PROXY STATEMENT	52

Narrative to 2022 Summary Compensation Table
Employment Agreements
During 2022, none of the NEOs were employed pursuant to a traditional employment agreement with CMS or Consumers. Each NEO has entered into a Change-in-Control Agreement and an Officer Separation Agreement. Please see Potential Payments Upon Termination or Change-in-Control, below, for a description of such agreements.
Restricted Stock Awards
Please see Compensation Discussion and Analysis, The Elements of Our Executive Compensation Program, Equity Compensation, above for a description of the Stock Plan, pursuant to which restricted stock is awarded.
Cash Incentives
In 2022, the Compensation Committee established potential cash incentives for each of the NEOs under the Annual Incentive Plan. The amount of the potential incentive was tied to satisfaction of Annual Incentive EPS and Annual Incentive Utility targets approved by the Compensation Committee. The Annual Incentive Plan incentives were earned by the NEOs at 145% of target and are reported as “Non-Equity Incentive Plan Compensation” in the 2022 Summary Compensation Table. Please see Compensation Discussion and Analysis, The Elements of Our Executive Compensation Program, Cash Compensation, above for a description of the Annual Incentive Plan.
Salary and Incentive in Proportion to Total Compensation as Defined by the 2022 Summary Compensation Table
The NEOs generally receive from 33% to 52% of their total direct compensation in the form of base salary and cash incentive awards under our Annual Incentive Plan. As noted above, we believe that a substantial portion of each NEO’s compensation should be in the form of equity awards. We believe that our current compensation program gives the NEOs substantial alignment with shareholders, while also permitting us to provide incentive to the NEO to pursue specific annual and long-term performance goals. Please see Compensation Discussion and Analysis, Objectives of Our Executive Compensation Program, above for a description of the objectives of our compensation program and overall compensation philosophy.
CMS ENERGY 2023 PROXY STATEMENT	53

2022 All Other Compensation Table
We provide the NEOs with additional benefits that we believe are reasonable, competitive and consistent with CMS’ and Consumers’ overall executive compensation program. The following table contains information regarding these other benefits for 2022.
2022 ALL OTHER COMPENSATION TABLE
	Registrant Contributions to Employees’ Savings Plan and DCCP	Registrant Contributions to Nonqualified Deferred Compensation Plans (1)	Life Insurance Premium	Executive Physical (2)	Total
Name	($)	($)	($)	($)	($)
Garrick J. Rochow	37,298 (3)	261,093 (4)	1,440	3,600	303,431
Rejji P. Hayes	33,503 (5)	172,169 (6)	1,440	3,600	210,712
Brandon J. Hofmeister	36,000 (7)	73,439 (8)	1,135	3,600	114,174
Shaun M. Johnson	34,514 (9)	78,525 (10)	1,166	3,600	117,805
Brian F. Rich	33,550 (11)	59,514 (12)	1,070	3,600	97,734
(1)	The amounts reflected in this column are also disclosed in the subsequent 2022 Nonqualified Deferred Compensation Table (column (c)).
(2)
The amounts reflected in this column represent the maximum amount expended on an individual annual executive physical examination for a NEO. The maximum amount is used for all NEOs to ensure that no protected health-related information is disclosed.

(3)	Includes $21,350 contributed by the Corporation under the DCCP.
(4)	Includes $210,393 contributed by the Corporation under the DC SERP and $50,700 contributed by the Corporation under the DSSP.
(5)	Includes $15,250 contributed by the Corporation under the DCCP.
(6)	Includes $144,344 contributed by the Corporation under the DC SERP and $27,825 contributed by the Corporation under the DSSP.
(7)	Includes $18,300 contributed by the Corporation under the DCCP.
(8)	Includes $60,239 contributed by the Corporation under the DC SERP and $13,200 contributed by the Corporation under the DSSP.
(9)	Includes $16,500 contributed by the Corporation under the DCCP.
(10)	Includes $64,425 contributed by the Corporation under the DC SERP and $14,100 contributed by the Corporation under the DSSP.
(11)	Includes $18,300 contributed by the Corporation under the DCCP.
(12)	Includes $59,514 contributed by the Corporation under the DC SERP.
Narrative to 2022 All Other Compensation Table
DCCP
Salaried employees, including NEOs, hired after June 30, 2003 are eligible to participate in the DCCP. Under the DCCP, CMS provides a contribution based on regular compensation tiered for tenure as follows: 0-5 years equals 5% (unless hired before January 1, 2016, 6%); 6-11 years equals 6%; and 12 plus years equals 7%, up to the IRC compensation limit ($305,000 for 2022), to the DCCP on behalf of the employee which vests immediately and is payable upon termination of employment. Each of the NEOs participate in the DCCP and Rochow, Hayes, Hofmeister, Johnson, and Rich receive contributions under the DCCP equal to 7%, 5%, 6%, 6% and 6%, respectively, of regular compensation.
Savings Plan
Under the Savings Plan for Consumers and affiliated companies, participating employees may contribute a percentage of their regular earnings into their Savings Plan accounts. NEOs, because they are considered highly compensated, may only contribute up to 20%, subject to the IRC annual dollar limit. In addition, under the Savings Plan, an amount equal to 100% of the first 6% of employees’ regular earnings contributions are matched by the Corporation. The matching contribution is allocated among the participant employees’ investment choices. Amounts held in Savings Plan accounts may not be withdrawn prior to the employee’s termination of employment, or such earlier time as the employee reaches the age of 59½, subject to certain exceptions set forth in the IRC regulations.
CMS ENERGY 2023 PROXY STATEMENT	54

2022 Grants of Plan-Based Awards Table
The following table summarizes non-equity and equity awards made to the NEOs during 2022.
2022 GRANTS OF PLAN-BASED AWARDS TABLE
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards Number Shares of Stock (3) (#) (i)	Grant Date Fair Value of Stock Awards (4) ($) (j)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Garrick J. Rochow	1/27/2022	—	—	—	30,860	61,720	123,440	—	3,965,448
	1/27/2022	—	—	—	—	—	—	20,573	1,300,008
	—	17,250	1,380,000	2,663,400	—	—	—	—	—
Rejji P. Hayes	1/27/2022	—	—	—	10,089	20,178	40,356	—	1,296,416
	1/27/2022	—	—	—	—	—	—	6,726	425,016
	—	7,250	580,000	1,119,400	—	—	—	—	—
Brandon J. Hofmeister	1/27/2022	—	—	—	4,728	9,456	18,912	—	610,109
	1/27/2022	—	—	—	—	—	—	3,165	199,996
	—	4,266	341,250	658,613	—	—	—	—	—
Shaun M. Johnson	01/27/2022	—	—	—	4,728	9,456	18,912	—	610,109
	01/27/2022	—	—	—	—	—	—	3,165	199,996
	—	5,063	405,000	781,650	—	—	—	—	—
Brian F. Rich	1/27/2022	—	—	—	5,044	10,088	20,176	—	648,144
	1/27/2022	—	—	—	—	—	—	3,363	212,508
	—	4,022	321,750	620,978	—	—	—	—	—
(1)
These amounts consist of cash awards under our Annual Incentive Plan. For each NEO, the payment was 145% of target and is reported as Non-Equity Incentive Plan Compensation in the 2022 Summary Compensation Table. These cash awards were granted and earned in 2022, with the payouts approved by the Compensation Committee in late January 2023 and the awards paid in March 2023.

(2)
These awards consist of the performance-based restricted stock awarded under our Stock Plan. Seventy-five percent (75%) of the 2022 annual restricted stock awards were performance-based and vest 100% three years after the original award date, contingent on a comparison of TSR performance and EPS growth to the Performance Peer Group during the January 1, 2022 to December 31, 2024 performance period.

(3)	These awards consist of the remaining 25% of the 2022 annual restricted stock awards awarded under our Stock Plan that vest based upon tenure only on the three-year anniversary of the award date.
(4)
The amounts in column (j) are based upon the aggregate grant date fair value of the awards reported in columns (g) and (i) as determined pursuant to ASC 718, based upon probable outcome of the performance-based vesting conditions. See Note 11, Stock-Based Compensation, to the Consolidated Financial Statements included in CMS’ and Consumers’ Annual Report on Form 10-K for the year ended December 31, 2022, for a discussion of the relevant assumptions used in calculating these amounts pursuant to ASC 718.

CMS ENERGY 2023 PROXY STATEMENT	55

The following tables provide information regarding unvested restricted stock awards for each of the NEOs on December 31, 2022.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2022 TABLES
Outstanding Equity Awards – Garrick J. Rochow
	Option Awards				Stock Awards
Grant Date and Vest Date	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) (5) (6)
(a)	(#) (b)	(#) (c)	($) (d)	(e)	(#) (f)	($) (g)	(#) (h)	($) (i)
1/15/2020-1/15/2023 (1)	—	—	—	—	3,961	250,850	—	—
1/15/2020-1/15/2023 (1)	—	—	—	—	5,904	373,900	—	—
1/15/2020-3/23/2023 (2)	—	—	—	—	12,920	818,224	—	—
1/20/2021-1/20/2024	—	—	—	—	19,676	1,246,081	—	—
1/20/2021-1/20/2024	—	—	—	—	—	—	15,619	989,151
1/20/2021-3/22/2024	—	—	—	—	—	—	62,474	3,956,478
1/27/2022-1/29/2025	—	—	—	—	20,573	1,302,888	—	—
1/27/2022-1/29/2025	—	—	—	—	—	—	15,869	1,004,984
1/27/2022-3/21/2025	—	—	—	—	—	—	63,474	4,019,808
Outstanding Equity Awards – Rejji P. Hayes
	Option Awards				Stock Awards
Grant Date and Vest Date	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) (5) (6)
(a)	(#) (b)	(#) (c)	($) (d)	(e)	(#) (f)	($) (g)	(#) (h)	($) (i)
1/15/2020-1/15/2023 (1)	—	—	—	—	5,468	346,288	—	—
1/15/2020-1/15/2023 (1)	—	—	—	—	8,152	516,266	—	—
1/15/2020-3/23/2023 (2)	—	—	—	—	17,838	1,129,681	—	—
1/20/2021-1/20/2024	—	—	—	—	9,540	604,168	—	—
1/20/2021-1/20/2024	—	—	—	—	—	—	7,572	479,535
1/20/2021-3/22/2024	—	—	—	—	—	—	30,288	1,918,139
1/27/2022-1/29/2025	—	—	—	—	6,726	425,958	—	—
1/27/2022-1/29/2025	—	—	—	—	—	—	5,188	328,556
1/27/2022-3/21/2025	—	—	—	—	—	—	20,750	1,314,098
CMS ENERGY 2023 PROXY STATEMENT	56

Outstanding Equity Awards – Brandon J. Hofmeister
	Option Awards				Stock Awards
Grant Date and Vest Date	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) (5) (6)
(a)	(#) (b)	(#) (c)	($) (d)	(e)	(#) (f)	($) (g)	(#) (h)	($) (i)
1/15/2020-1/15/2023 (1)	—	—	—	—	2,087	132,170	—	—
1/15/2020-1/15/2023 (1)	—	—	—	—	3,110	196,956	—	—
1/15/2020-3/23/2023 (2)	—	—	—	—	6,806	431,024	—	—
1/20/2021-1/20/2024	—	—	—	—	2,768	175,297	—	—
1/20/2021-1/20/2024	—	—	—	—	—	—	2,198	139,199
1/20/2021-3/22/2024	—	—	—	—	—	—	8,790	556,671
1/27/2022-1/29/2025	—	—	—	—	3,165	200,439	—	—
1/27/2022-1/29/2025	—	—	—	—	—	—	2,442	154,652
1/27/2022-3/21/2025	—	—	—	—	—	—	9,766	618,481
Outstanding Equity Awards – Shaun M. Johnson
	Option Awards				Stock Awards
Grant Date and Vest Date	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) (5) (6)
(a)	(#) (b)	(#) (c)	($) (d)	(e)	(#) (f)	($) (g)	(#) (h)	($) (i)
1/15/2020-1/15/2023 (1)	—	—	—	—	1,739	110,131	—	—
1/15/2020-1/15/2023 (1)	—	—	—	—	2,592	164,151	—	—
1/15/2020-3/23/2023 (2)	—	—	—	—	5,672	359,208	—	—
1/20/2021-1/20/2024	—	—	—	—	2,768	175,297	—	—
1/20/2021-1/20/2024	—	—	—	—	—	—	2,198	139,199
1/20/2021-3/22/2024	—	—	—	—	—	—	8,790	556,671
1/27/2022-1/29/2025	—	—	—	—	3,165	200,439	—	—
1/27/2022-1/29/2025	—	—	—	—	—	—	2,442	154,652
1/27/2022-3/21/2025	—	—	—	—	—	—	9,766	618,481
CMS ENERGY 2023 PROXY STATEMENT	57

Outstanding Equity Awards – Brian F. Rich
	Option Awards				Stock Awards
Grant Date and Vest Date	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) (5) (6)
(a)	(#) (b)	(#) (c)	($) (d)	(e)	(#) (f)	($) (g)	(#) (h)	($) (i)
1/15/2020-1/15/2023 (1)	—	—	—	—	3,188	201,896	—	—
1/15/2020-1/15/2023 (1)	—	—	—	—	4,752	300,944	—	—
1/15/2020-3/23/2023 (2)	—	—	—	—	10,398	658,505	—	—
1/20/2021-1/20/2024	—	—	—	—	3,601	228,051	—	—
1/20/2021-1/20/2024	—	—	—	—	—	—	2,859	181,060
1/20/2021-3/22/2024	—	—	—	—	—	—	11,434	724,115
1/27/2022-1/29/2025	—	—	—	—	3,363	212,979	—	—
1/27/2022-1/29/2025	—	—	—	—	—	—	2,594	164,278
1/27/2022-3/21/2025	—	—	—	—	—	—	10,374	656,985
(1)
Included in column (f) are the 2020 performance-based restricted stock awards, which vested based on a comparison of TSR to the Performance Peer Group over January 1, 2020 through December 31, 2022 performance period and recipient’s continued service through January 15, 2023. Because the performance period concluded as of December 31, 2022, these awards are reported in column (f) as they remain subject to post-performance period tenure-based vesting requirements. The number of shares reflects the actual shares earned based on the payout percentage achieved of 91.4%.

(2)
Included in column (f) are the 2020 performance-based restricted stock awards, which vest based on a comparison of EPS growth to the Performance Peer Group over the January 1, 2020 through December 31, 2022 performance period and the recipient’s continued service through March 23, 2023. Because the performance period concluded as of December 31, 2022, these awards are reported in column (f) as they remain subject to post-performance period tenure-based vesting requirements. The Compensation Committee will not be able to determine performance until after March 23, 2023. For purposes of this table, we have included the awards based on 200% of the target level awarded.

(3)
Outstanding shares of restricted stock (based upon the combination of tenure-based awards (column (f)) are reflected at the original share amounts awarded (other than as noted in footnotes (1) and (2) to these tables) and performance-based awards (column (h)) are reflected at the 50% percentage level for 2022 TSR shares and 2021 TSR shares, and at the 200% percentage level for 2022 EPS shares and 2021 EPS shares awarded under the Stock Plan).

For performance-based restricted stock awards, in lieu of dividends, recipients receive additional performance-based shares of restricted stock that will vest/forfeit based on CMS’ performance and are included above.
(4)	Calculated based upon the year-end closing price of CMS common stock of $63.33 per share.
(5)
Per SEC regulations, the shares and dollars disclosed in the above table in columns (h) and (i), are based upon the next higher performance level above target allowable under the Stock Plan. Please see Compensation Discussion and Analysis, The Elements of Our Executive Compensation Program, Equity Compensation, above for a description of the Stock Plan.

(6)	The performance vesting period for each performance-based grant is as follow:

2020: 1/1/2020 – 12/31/2022

2021: 1/1/2021 – 12/31/2023

2022: 1/1/2022 – 12/31/2024
CMS ENERGY 2023 PROXY STATEMENT	58

2022 Stock Vested
The following table provides information concerning the vesting of stock during 2022 for each NEO.
2022 STOCK VESTED TABLE
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized On Exercise	Number of Shares Acquired on Vesting	Value Realized On Vesting (1)
Name (a)	(#)	($)	(#) (b)	($) (c)
Garrick J. Rochow	—	—	24,940	1,614,660
Rejji P. Hayes	—	—	41,065	2,658,618
Brandon J. Hofmeister	—	—	11,146	721,612
Shaun M. Johnson	—	—	6,018	389,616
Brian F. Rich	—	—	19,801	1,281,951
(1)
The value realized is based upon the CMS common stock closing price of $63.75 on January 14, 2022 and $66.20 on March 18, 2022. TSR for the three-year period from January 2019 to December 2021 was 34% while the median TSR for the Performance Peer Group was 23% resulting in the performance-based restricted stock vesting at 155% of target on January 14, 2022. Our EPS Growth for the three-year period from January 2019 to December 2021 was 20% while the median EPS Growth for the Performance Peer Group was 14% resulting in the performance-based restricted stock vesting at 146% of target on March 18, 2022.

2022 Pension Benefits and Defined Benefit Plans
The following table provides information concerning defined benefit plans as of December 31, 2022 for each participating NEO.
2022 PENSION BENEFITS AND DEFINED BENEFIT PLANS TABLE
		Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Name (a)	Plan Name (b)	(#) (c)	($) (d)	($) (e)
Garrick J. Rochow (1)	Cash Balance Plan	N/A	5,509	—
Rejji P. Hayes (2)	Pension Plan	N/A	N/A	N/A
Brandon J. Hofmeister (2)	Pension Plan	N/A	N/A	N/A
Shaun M. Johnson (2)	Pension Plan	N/A	N/A	N/A
Brian F. Rich (2)	Pension Plan	N/A	N/A	N/A
(1)
Rochow qualifies for the Cash Balance Plan since he was rehired after June 30, 2003 and before August 30, 2005. See the 2022 All Other Compensation Table and the 2022 Nonqualified Deferred Compensation Table and the corresponding footnotes for details regarding the other plans in which Rochow participates.

(2)
Hayes, Hofmeister, Johnson, and Rich who were hired after June 30, 2003, are not eligible to participate in the Pension Plan. See the 2022 All Other Compensation Table and the 2022 Nonqualified Deferred Compensation Table and the corresponding footnotes for details regarding the plans in which Hayes, Hofmeister, Johnson, and Rich participate.

CMS ENERGY 2023 PROXY STATEMENT	59

Narrative to 2022 Defined Benefit Table
Cash Balance Plan
The Cash Balance Plan is a funded, tax-qualified, noncontributory defined benefit plan. Benefits under the Cash Balance Plan are based on the employee’s earnings. It is not an individual account but is a benefit payable from the general assets of the pension fund. Rochow is the only NEO with a benefit in the Cash Balance Plan.
The Cash Balance Plan credits an amount equal to 5% of base pay received from the year the participant began earning credits through any pay period before September 1, 2005 to a notional account. The credits were allocated on December 31 each year. The credits do not apply to incentive compensation amounts. The Cash Balance notional account is also increased annually with an interest credit based on the 30-year constant maturity treasury bond.
If employment ends under the Cash Balance Plan, participants may elect to receive their benefit at the time the employment terminates, or they may elect to defer benefits to a later date, but not later than age 70 ½. Participants have the following payment elections: (1) a monthly payment for life; (2) a monthly payment for life with a 50% or 75% payment to a spouse or other individual upon death; or (3) a single sum equal to account balance. Once payment begins under the Cash Balance Plan, no changes can be made to an election. If the choice was to defer receipt of benefits, interest credits will continue to be applied.
Effective September 1, 2005, the Cash Balance Plan was closed to new participants and any existing participants were eligible for the DCCP.
2022 Nonqualified Deferred Compensation
The following table contains nonqualified deferred compensation information for the NEOs for 2022.
2022 NONQUALIFIED DEFERRED COMPENSATION TABLE (1)
		Executive Contributions in Last FY (2)	Registrant Contributions in Last FY (3)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions in Last FY	Aggregate Balance at Last FYE (4)
Name (a)	Plan Name	($) (b)	($) (c)	($) (d)	($) (e)	($) (f)
Garrick J. Rochow	DSSP	223,200	50,700	(102,326)	—	628,444
	DC SERP	—	210,393	(179,533)	—	1,102,620
Rejji P. Hayes	DSSP	27,825	27,825	(37,070)	—	209,836
	DC SERP	—	144,344	(168,303)	—	952,691
Brandon J. Hofmeister	DSSP	13,200	13,200	(12,766)	—	70,496
	DC SERP	—	60,239	(63,759)	—	352,081
Shaun M. Johnson	DSSP	14,100	14,100	(17,385)	—	97,114
	DC SERP	—	64,425	(68,996)	—	385,420
Brian F. Rich	DSSP	—	—	—	—	—
	DC SERP	—	59,514	(116,794)	—	608,937
(1)
Nonqualified deferred compensation plans are plans providing for deferral of compensation that do not satisfy the minimum coverage, nondiscrimination and other rules that qualify broad-based plans for favorable tax treatment under the IRC. This table only includes the DSSP and DC SERP and does not include the Corporation’s contributions or related match to the Savings Plan which is a tax-qualified defined contribution plan and shown in the 2022 All Other Compensation Table.

(2)	This compensation is also reflected in the 2022 Summary Compensation Table — Salary column.
(3)	This compensation is also reflected in the 2022 Summary Compensation Table — All Other Compensation column.
(4)
The following DSSP and DC SERP executive and registrant contributions were previously reported as compensation in the Summary Compensation Tables for 2021 and 2020, respectively: Rochow $141,591/$229,473; Hayes $181,045/$238,154; Hofmeister N/A/N/A ; Johnson N/A/$91,636; and Rich $71,021/$82,436.

CMS ENERGY 2023 PROXY STATEMENT	60

Narrative to 2022 Nonqualified Deferred Compensation Table
DSSP
An employee who has base salary (excluding any bonus, incentive or other premium pay) before deductions for taxes and other withholdings in excess of the IRC compensation limit is eligible and may elect to participate in the DSSP. The DSSP is an unfunded (for the purposes of ERISA) non-qualified tax deferred defined contribution plan. The DSSP is funded by CMS with trusts. However, participants have only an unsecured contractual commitment from the Corporation to pay the amounts due under the DSSP and any funds are considered general assets of the Corporation and are subject to claims of creditors.
A participant in the DSSP may elect in the prior year to defer 0% or 6% of his or her base salary that exceeds the IRC compensation limit and the Corporation will match 100% of the first 6% of the deferral, which is the same matching rate as the Savings Plan (equivalent to 6%). In addition, a DSSP eligible participant may elect an additional deferral of up to 50% of the participant’s base salary for the calendar year. This additional deferral is not eligible for a Corporation match. The combined maximum total of the DSSP deferral amount and a 6% Savings Plan deferral is 62% of base salary. At the time a participant elects a deferral, a distribution election is also made for this class year deferral. Each class year deferral is payable either at a certain date five or more years in the future or upon separation from service with the Corporation either as a series of payments over 2 to 15 years or in a lump sum. The participant decides how Corporation contributions are invested among a broad array of mutual funds selected by us and provided by the record keeper.
Earnings in the DSSP are based on the change in market value of the mutual funds selected by the participant. All NEOs are eligible for the DSSP.
DC SERP
Employees hired or promoted to an eligible position after March 31, 2006, are eligible to participate in the DC SERP. Under the DC SERP, the Corporation provides an amount equal to 5%, 10% or 15% (depending on salary grade) of employee regular earnings plus any awards under the Annual Incentive Plan. Funds equal to the DC SERP are transferred to a mutual fund family at the time we contribute. Earnings or losses are based on the rate of return of the mutual funds selected by the participant. Although the DC SERP is funded by the Corporation, participants have an unsecured contractual commitment from us to pay the amounts due under this plan. Rochow, Hofmeister, Johnson, and Rich receive benefits at the 10% level under the DC SERP and Hayes receives benefits at the 15% level under the DC SERP. Contributions earned before 2019 are fully vested. For 2019 and beyond, contributions will become vested once the eligible NEO reaches age 55 with five years of participation in the Plan.
Potential Payments upon Termination or Change-in-Control
As noted above under Compensation Discussion and Analysis, Post-Termination Compensation, Severance and Change-in-Control Benefits, our executives are eligible to receive separation and change-in-control benefits upon a qualifying termination of employment. These benefits are provided through two separate types of agreements:
•	Officer Separation Agreements (“OS Agreements”); and
•	Change-in-Control Agreements (“CIC Agreements”).
We have entered into OS Agreements and CIC Agreements with each of the NEOs. The OS Agreements provide for payments and other benefits if the officer is terminated under circumstances specified in the OS Agreement unrelated to a change-in-control (as defined in the CIC Agreements). The CIC Agreements provide for payments and other benefits only if the NEO is terminated under the circumstances specified in the CIC Agreements within two years following a change-in-control.
CMS ENERGY 2023 PROXY STATEMENT	61

OS AGREEMENTS. The OS Agreements provide for payments of certain benefits, as described in the table below, upon circumstances of termination of the employment of the NEO. Central to an understanding of the rights of each NEO is an understanding of the definition of “Cause.” For purposes of these agreements:
•
we have Cause to terminate the NEO if the NEO has engaged in any of a list of specified activities, including willful and continued failure to perform duties consistent with the scope and nature of his or her position, committing an act materially detrimental to the financial condition and/or goodwill of CMS or its subsidiaries, or is subject to a specified criminal legal action for activities relating to an act of fraud, embezzlement, theft, or other act constituting a felony involving moral turpitude.

If the Corporation does not have Cause and terminates a NEO who has an OS Agreement for any reason, the NEO receives the benefits described in the table below.
These agreements require, as a precondition to the receipt of these payments, that the NEO sign a standard form of release in which he or she waives all claims that he or she might have against the Corporation and certain associated individuals and entities. These agreements also include non-disparagement and confidentiality provisions that would apply for an unlimited period of time following the NEO’s termination of employment. Payments under these agreements are payable in a lump sum.
Under the OS Agreements, tenure-based restricted stock awards will vest on a pro-rata basis based upon the service provided prior to the termination date while performance-based restricted stock awards will vest at the end of the performance period on a pro-rata basis based on service provided during the performance period up to the termination date and actual performance of the Corporation.
Benefits for the NEOs under the OS Agreements are based on their salary grade.
CIC AGREEMENTS AND PROVISIONS. The CIC Agreements contain provisions that provide for payments in the event of a change-in-control. The change-in-control provisions (“CIC Provisions”) function in a manner similar to the severance provisions in the OS Agreements, except that NEOs become entitled to benefits under the CIC Provisions only in the event of a double trigger consisting of a change-in-control and qualifying termination of employment during the two-year period following the change-in-control. As part of the CIC Provisions, a portion of the severance payments to a terminated NEO is consideration for the NEO entering into a “non-compete” agreement.
A change-in-control of CMS is defined in the CIC Agreements to mean:
•	the consummation of certain types of transactions, including mergers and the sale of all, or substantially all, of our assets;
•
the acquisition by any person or entity of the beneficial ownership of securities representing 25% or 30% (depending upon the particular agreement) or more of the combined voting power of our then outstanding voting securities;

•
a change in the composition of the Board such that individuals who at the effective date of the agreement constituted the Board and any new directors elected or nominated by at least 2/3 of the directors who were either directors at the effective date of the agreement or were so elected or nominated, cease for any reason to constitute a majority of the Board; or

•	the liquidation or distribution of all or substantially all of our assets.
The definitions of Cause and Good Reason are central to an understanding of the NEO’s rights under the CIC Provisions. Under the CIC Provisions, “Cause” has the same meaning as set forth in the OS Agreements discussed above.
CMS ENERGY 2023 PROXY STATEMENT	62

The NEO is said to have Good Reason to terminate his or her employment under the CIC Provisions if the assignment to the NEO of duties is materially inconsistent with his or her position (including status, offices, titles, and reporting requirements), authority, or responsibilities as in effect immediately prior to the change-in-control; the Corporation takes any action which results in a material diminution of the NEO’s position, authority, duties, or responsibilities as constituted immediately prior to the change-in-control (excluding an isolated, insubstantial, and inadvertent action which is remedied by the Corporation promptly after receipt of notice thereof given by the NEO); there is a material reduction in the NEO’s base salary, incentive opportunity, Stock Plan award level, benefits, or status; or under other circumstances specified in the definition, including the relocation of the NEO’s principal job location or office to more than 35 miles from its location at the time of entry into the CIC Agreement. Payments under the CIC provisions are payable in a lump sum.
The benefits to be provided to the NEOs in each of those situations are described in the table below, which assumes that the termination had taken place on December 30, 2022, the last business day of our most recent fiscal year.
The CIC Agreements with each NEO do not contain tax gross-up provisions with respect to IRC Section 280G and Section 4999 excise taxes. The CIC Agreements contain a “best net benefit” provision which provides that the Corporation’s payments to the NEO can be reduced to the extent that no portion of the reduced payments shall be subject to the excise tax, but only if the NEO’s net after-tax benefit is greater than his or her net after-tax benefit would have been if such reduction were not made and the NEO paid the excise tax.
Restricted stock under the CIC Agreements includes double-trigger vesting provisions (meaning, both a change-in-control and a qualifying termination of employment must occur in order for the equity to vest). Under the CIC Agreements, all performance-based restricted-stock awards will vest on a pro-rata basis based upon the service provided prior to the change-in-control date with any performance-based restrictions vesting at target level.
NEOs cannot receive benefits under both the CIC Agreements and OS Agreements.
RETIREMENT/DISABILITY/DEATH. Upon death, 100% of the restricted stock vests with any performance-based restricted stock vesting at target levels. Upon retirement or disability, tenure-based restricted stock awards will vest on a pro-rata basis based upon the service provided prior to retirement or disability while performance-based restricted stock awards vest at the end of the performance period on a pro-rata basis based on service provided during the performance period prior to the retirement or disability and actual performance of the Corporation during the performance period. In the case of retirement or disability, the Compensation Committee has the discretion, in exceptional circumstances, to waive the forfeiture of restricted stock awarded.
CMS ENERGY 2023 PROXY STATEMENT	63

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE
	Garrick J. Rochow	Rejji P. Hayes	Brandon J. Hofmeister	Shaun M. Johnson	Brian F. Rich
	($)	($)	($)	($)	($)
Termination Without Cause Payments (1):
One and three-fourths times 2022 base salary	2,012,500	N/A	N/A	N/A	N/A
One and one-half times 2022 base salary	N/A	1,162,500	787,500	810,000	742,500
Unvested restricted stock awards (2)	6,311,679	3,737,526	1,324,146	1,230,291	1,785,167
DC SERP benefit (3)	572,063	636,331	230,146	250,975	256,507
TOTAL	8,896,242	5,536,357	2,341,792	2,291,266	2,784,174
Change in Control Payments (4):
Two times 2022 base salary	2,300,000	1,550,000	1,050,000	1,080,000	990,000
Two times incentive @ 100% 2022 performance target	2,760,000	1,240,000	682,500	810,000	643,500
Pro-rata incentive based on service during year triggered	1,380,000	620,000	341,250	405,000	321,750
DC SERP benefit (3)	1,216,063	1,147,831	437,521	480,475	452,032
Medical Coverage Payment (5)	42,105	42,105	42,105	42,105	42,105
Unvested restricted stock awards (2)	7,595,631	4,222,887	1,516,205	1,422,350	2,003,170
TOTAL	15,293,799	8,822,823	4,069,581	4,239,930	4,452,557
Retirement:
Pro-rata incentive based on service period in year triggered	1,380,000	620,000	341,250	405,000	321,750
Unvested restricted stock awards (2)	6,311,679	3,737,526	1,324,146	1,230,291	1,785,167
TOTAL	7,691,679	4,357,526	1,665,396	1,635,291	2,106,917
Disability:
Pro-rata incentive based on service period in year triggered	1,380,000	620,000	341,250	405,000	321,750
Unvested restricted stock awards (2)	6,311,679	3,737,526	1,324,146	1,230,291	1,785,167
TOTAL	7,691,679	4,357,526	1,665,396	1,635,291	2,106,917
Death:
Pro-rata incentive based on service period in year triggered	1,380,000	620,000	341,250	405,000	321,750
Unvested restricted stock awards (2)	11,594,330	5,738,331	2,114,082	2,020,227	2,682,532
TOTAL	12,974,330	6,358,331	2,455,332	2,425,227	3,004,282
(1)	Reflects payments under OS Agreements.
(2)	Based upon the year-end closing price of CMS common stock of $63.33 per share. The performance-based restricted stock awards outstanding are valued based on target levels.
(3)
Rochow’s, Hayes’, Hofmeister’s, Johnson’s, and Rich’s SERP account balances would fully vest; their unvested balances are $572,063; $636,331; $230,146; $250,975; and $256,507 respectively. In addition, in the event of a change-in-control, Hayes would receive an amount equal to 15% of his salary and incentive-based change-in-control payment and Rochow, Hofmeister, Johnson, and Rich would receive an amount equal to 10% of their salary and incentive-based change-in-control payments.

(4)	Pursuant to the CIC Agreements.
(5)	Pursuant to the CIC Agreement, Medical Coverage Payments include two years of Company-paid medical expenses.
CMS ENERGY 2023 PROXY STATEMENT	64

CEO Pay Ratio
It is the philosophy of CMS and Consumers to provide market-based compensation tied to performance. An employee’s compensation is based on a combination of the market value of his or her position along with individual experience and performance.
CMS Median Employee
For the fiscal year ended December 31, 2022, the median of the annual total compensation of all CMS employees (other than Rochow, President and CEO), was $122,989; and the annual total compensation of the President and CEO was $8,706,194. Based on this information the ratio of the annual total compensation of the President and CEO to the median of the annual total compensation of all CMS employees was 70.8 to 1.
SUMMARY COMPENSATION TABLE – CMS MEDIAN EMPLOYEE
	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Median Employee (1)	$118,896	—	—	$578	$0 (2)	$3,515	$122,989
(1)	Median employee occupies an exempt senior-level technical analyst position in Michigan that requires extensive company or industry experience.
(2)
An amount is not included in this column for the median employee for 2022 since the net change in the present value of his accumulated benefits under the Consumers Pension Plan was a negative amount $(101,046.01).

Consumers Median Employee
For the fiscal year ended December 31, 2022, the median of the annual total compensation of all Consumers employees (other than Rochow, President and CEO), was $132,662; and the annual total compensation of the President and CEO was $8,706,194. Based on this information the ratio of the annual total compensation of the President and CEO to the median of the annual total compensation of all CMS employees was 65.6 to 1.
SUMMARY COMPENSATION TABLE – CONSUMERS MEDIAN EMPLOYEE
	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Median Employee (1)	$118,590	—	—	$770	$5,930	$7,372	$132,662
(1)	Median employee occupies an exempt senior level engineering technical analyst lead position in Michigan that requires a high level of background knowledge in multiple technical areas.
For purposes of this disclosure, we utilized the same median employees that we identified for fiscal year 2021, as we believe that there have been no changes in our employee population or employee compensation arrangements that we believe would result in significant changes to this disclosure. In determining the median employee for each of CMS and Consumers in 2021, our calculation included employees as of December 31, 2021, as follows:
CMS, including Consumers		Consumers
Full-time employees	8,444	Full-time employees	8,250
Seasonal or temporary employees (1)	861	Seasonal or temporary employees (1)	860
Part-time employees	5	Part-time employees	5
Total employees	9,310	Total employees	9,115
Average Tenure	11.7 years	Average Tenure	11.7 years
(1)
Seasonal or temporary employees include interns and gas construction employees under Enhanced Infrastructure Replacement Program (“EIRP”) in the Gas Operations business segment at Consumers that were active employees as of December 31, 2021. The type of work EIRP employees perform is done during the construction season, and these employees are subject to annual lay-offs over the winter months.

CMS ENERGY 2023 PROXY STATEMENT	65

All employees are U.S.-based with the majority of our employee population in Michigan. Total compensation for purposes of determining the median employee is illustrated below by pay element. We identified each of CMS’ and Consumers’ median employees using these compensation measures, which were consistently applied to all employees.
The pay elements that were included in the annual total compensation to identify the median employee were:
•	salary for all full-time and part-time permanent employees, based on salary level in effect as of December 31, 2021 and hours worked during the year;
•	salary received in fiscal year 2021 for seasonal or temporary employees as of December 31, 2021;
•	annual incentive target values for performance year 2021;
•	grant date value of stock awards granted in fiscal year 2021;
•	relocation, housing, and/or auto allowance paid in fiscal year 2021; and
•	reimbursement for Corporation-paid executive physical during fiscal year 2021.
Once the annual total compensation was calculated for each employee using the above measures, the annual total compensation of all employees was ranked except for the President and CEO from lowest to highest, and the median employee was identified.
The median employee’s compensation for fiscal year 2022 was calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K as prescribed for inclusion in the 2022 Summary Compensation Table included in this Proxy Statement. With respect to the annual total compensation of the President and CEO, the amount reported in the “Total” column of our 2022 Summary Compensation Table included in this Proxy Statement was used.
CMS ENERGY 2023 PROXY STATEMENT	66

Pay versus Performance
It is the philosophy of CMS and Consumers to provide executive compensation tied to performance. The following disclosure illustrates the relationship between the compensation actually paid to the NEOs, as calculated in accordance with SEC disclosure rules, and the performance of CMS.
PAY VERSUS PERFORMANCE TABLE
							Value of Initial Fixed $100 Investment Based on: (4)
Year	Summary Compensation Table Total for Rochow	Summary Compensation Table Total for Poppe	Compensation Actually Paid to Rochow	Compensation Actually Paid to Poppe	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income	Adjusted Earnings Per Share
(1)	($) (2)	($) (2)	($) (3)	($) (3)	($) (2)	($) (3)	($)	($) (5)	($000)	($) (6)
2022	8,719,994	N/A	8,287,205	N/A	2,378,001	2,799,041	102.98	101.87	827.0	2.89
2021	6,871,068	N/A	7,759,511	N/A	2,131,976	3,127,729	105.74	102.30	1,348.0 (7)	2.65
2020	2,615,131	7,898,536	3,401,723	(13,653,262) (8)	2,174,217	2,740,279	108.34	103.21	755.0	2.67
(1)	The Principal Executive Officer and NEOs for the applicable years were as follows:
•
2022: Garrick J. Rochow served as the President and CEO of CMS and Consumers for the entirety of 2022 and the other NEOs of CMS and Consumers were: Rejji P. Hayes; Brandon J. Hofmeister; Shaun M. Johnson; and Brian F. Rich.

•
2021: Garrick J. Rochow served as the President and CEO of CMS and Consumers for the entirety of 2021 and the other NEOs of CMS and Consumers were: Rejji P. Hayes; Jean-Francois Brossoit; Shaun M. Johnson; and Brian F. Rich.

•
2020: Garrick J. Rochow assumed the role of the President and CEO of CMS and Consumers on December 1, 2020 and Patricia Poppe served as President and CEO of CMS and Consumers during 2020 through Poppe’s December 1, 2020 resignation. The other NEOs of CMS and Consumers for 2020 were: Rejji P. Hayes; Jean-Francois Brossoit; Catherine A. Hendrian; and Brian F. Rich.

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Rochow and Poppe and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the NEOs of CMS and Consumers reported for the applicable year other than the Principal Executive Officers for such years.

(3)
To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Rochow, Poppe, and for the average of the other NEOs is set forth following the footnotes to this table.

(4)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance. See the CD&A for further information regarding how TSR is calculated for purposes of the long-term incentive program.

(5)
The TSR Peer Group is the same peer group utilized in the annual report (10-K) for 2022 and consists of utilities listed in the Standard & Poor’s 400 Utilities Index, an independently prepared index that consists of companies in the utilities industry.

(6)
As noted in the CD&A, for 2022, the Compensation Committee determined that adjusted EPS continues to be viewed as a core driver of the CMS’s performance and stockholder value creation and, accordingly, was utilized as a component for both the Annual Incentive and LTI Awards. Adjusted EPS is a non-GAAP financial measure that represents EPS adjusted to exclude gains or losses on asset sales which have been excluded from adjusted EPS or are greater than or equal to 2% of adjusted EPS; changes in accounting principles resulting from new or revised accounting standards not included in the budget; large restructuring and severance expenses greater than $5 million or equal to $0.01 of EPS; legal and settlement costs or gains related to previously sold assets; regulatory recovery for prior year changes; changes in legacy tax reform; changes in federal tax policy; loans sold from discontinued operations; 3rd party costs related to the Business Optimization initiative (greater or equal to $0.01 of EPS); and unrealized gains or losses, recognized in net income, from mark-to-market adjustments related to CMS NorthStar’ interest expense. See Appendix for a reconciliation of GAAP EPS to Adjusted EPS.

(7)	2021 Net Income includes the proceeds from the sale EnerBank, a one-time event excluded from Adjusted Earnings Per Share.
(8)
Effective December 1, 2020, Poppe voluntarily resigned from the Corporation from her position as President and CEO of CMS and Consumers. As a result, Poppe forfeited any outstanding long-term incentive awards, her annual incentive award and any unvested supplemental retirement awards.

CMS ENERGY 2023 PROXY STATEMENT	67

RECONCILIATION OF COMPENSATION ACTUALLY PAID TO SUMMARY COMPENSATION TABLE TOTAL
Year	Summary Compensation Table Total ($) (1)	(Minus) Change in Accumulated Benefits Under Defined Benefit and Actuarial Pension Plans($) (2)	Plus Service Costs Under Defined Benefit and Actuarial Pension Plans ($) (3)	(Minus) Grant Date Fair Value of Stock Awards Granted in Fiscal Year ($) (4)	Plus Fair Value at Fiscal Year- End of Outstanding and Unvested Stock Awards Granted in Fiscal Year ($) (5)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years ($) (6)	Plus Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year ($) (7)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($) (8)	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year ($) (9)	Plus Cash Dividends Paid on Outstanding and Unvested Stock Awards During Fiscal Year ($) (10)	Equals Compensation Actually Paid ($)
Rochow
2022	8,719,994	(107)	—	(5,265,456)	5,158,376	(658,176)	—	203,643	—	128,931	8,287,205
2021	6,871,068	(78)	—	(4,601,980)	5,008,062	237,729	—	182,958	—	61,752	7,759,511
2020	2,615,131	(114)	—	(1,056,512)	1,058,278	123,579	—	640,965	—	20,396	3,401,723
Poppe
2020	7,898,536	—	—	(6,184,228)	—	—	—	4,342,984	(19,834,124)	123,570	(13,653,262)
Other NEOs (Average) (11)
2022	2,378,001	—	—	(1,050,573)	1,029,181	(201,857)	—	637,156	—	7,133	2,799,041
2021	2,131,976	—	—	(1,133,217)	1,233,240	305,443	—	583,361	—	6,926	3,127,729
2020	2,174,217	(62,258)	14,658	(946,196)	947,748	110,524	—	497,709	—	3,877	2,740,279
(1)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.
(2)
Represents the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.

(3)
Represents the sum of the actuarial present value of the NEOs’ benefits under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, calculated using the same methodology as used in our financial statements under generally accepted accounting principles.

(4)	Represents the grant date fair value of the stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(5)
Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(6)
Represents the change in fair value during the indicated fiscal year of each stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(7)
Represents the fair value at vesting of the stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(8)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(9)
Represents the fair value as of the last day of the prior fiscal year of the stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(10)	Represents cash dividends paid or accrued with respect to unvested equity awards during the applicable year.
(11)	See footnote 1 above for the NEOs included in the average for each year.
CMS ENERGY 2023 PROXY STATEMENT	68

Relationship Between Pay and Performance
We believe the compensation actually paid, as calculated in accordance with SEC disclosure rules, in each of the years reported above and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the compensation actually paid fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Incentive Plan and long-term incentive program, including our adjusted EPS performance.
TSR: CMS versus Peer Group
As shown in the chart below, CMS’s 3-year cumulative TSR for the period of 2020-2022 exceeded the 3-year cumulative TSR for companies included in the S&P 400 Utilities Index.

Compensation Actually Paid Versus TSR
The following chart illustrates the relationship between CMS’s three-year TSR to the compensation actually paid to the individuals serving as Principal Executive Officer during the applicable year and the average for the other NEOs. For 2021 and 2022, the compensation actually paid to the Principal Executive Officer and other NEOs was relatively aligned with CMS’s consistent TSR performance year-over-year. The fluctuation between 2020 and 2021 for Rochow is primarily due to the increase in compensation year-over-year as a result of Rochow’s promotion to CEO of CMS and Consumers in December 2020 and the fact that Rochow’s 2020 compensation reflected Rochow’s role at CMS and Consumers prior to promotion. Similarly, the compensation actually paid to Poppe during 2020 reflects the forfeiture of Poppe’s long-term incentive awards in connection with Poppe’s resignation.
CMS ENERGY 2023 PROXY STATEMENT	69

*	PEO compensation reflects the aggregated compensation of Poppe and Rochow.
Compensation Actually Paid Versus Net Income
Because a significant percentage of compensation is delivered in the form of equity awards with vesting tied to TSR, EPS growth; and continued service, our executive compensation program is less impacted by fluctuations in net income. The following chart illustrates the relationship between net income and the compensation actually paid to the individuals serving as Principal Executive Officer during the applicable year and the average compensation actually paid for the other NEOs.

*	PEO compensation reflects the aggregated compensation of Poppe and Rochow.
Compensation Actually Paid Versus Adjusted EPS
As discussed above, adjusted EPS is viewed as a core driver of CMS’ performance and stockholder valuation creation and, accordingly, was used as a component in both the Annual Incentive and LTI Awards. Because the compensation actually paid, as calculated per SEC disclosure rules, is most greatly impacted by stock price fluctuations, the impact of year-over-year fluctuations in adjusted EPS performance has less of an impact on compensation actually paid as compared to stock price performance. As noted in the chart below, while adjusted EPS increased between 2021 and 2022, the compensation actually paid to the other
CMS ENERGY 2023 PROXY STATEMENT	70

NEOs declined, which was correlated with the decline in TSR year-over-year. In addition, the compensation actually paid in 2020 and, in the case of Rochow, the change from 2020 to 2021, was also a result of the change in CEO role that occurred in December 2020 and the compensation adjustments and forfeitures relating to such change.

*	PEO compensation reflects the aggregated compensation of Poppe and Rochow.
Performance Measures Used to Link Performance and Compensation Actually Paid to the NEOs
The following is a list of financial performance measures, which in the Company’s assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2022. Please see the CD&A for further information regarding how each of these measures is calculated and how they are used in the Company’s executive compensation program, including the calculation of GAAP EPS to Adjusted EPS for purposes of the Annual Incentive Awards and the LTI program. Our 2022 executive compensation program utilized financial metrics and supplemented those metrics in the Annual Incentive program with additional metrics tied to our operational performance, with goals relating to employee safety, culture, customer experience, electric reliability, waste elimination from cost reductions and methane emission reductions.
•	Adjusted EPS (Annual Incentive)
•	EPS Growth (LTI program)
•	Relative EPS Growth (LTI program)
•	Relative TSR (LTI program)
•	Stock Price
CMS ENERGY 2023 PROXY STATEMENT	71

PROPOSAL 2:
APPROVE, ON AN ADVISORY BASIS, EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are conducting an advisory (non-binding) vote to approve our compensation programs for our NEOs as disclosed in this Proxy Statement in accordance with SEC rules. The Compensation Committee did not make any changes to our executive compensation program since the last shareholder vote, which strongly favored the program (approximately 96% and 100% of each of CMS and Consumers votes cast, respectively, were affirmative). We continue to engage with our large institutional holders regarding compensation elements.
As described in detail under Compensation Discussion and Analysis in this Proxy Statement, the Corporation’s NEO compensation program is organized around four principles: (1) align with increasing shareholder and customer value; (2) enable the Corporation to compete for and secure top executive talent; (3) reward measurable results; and (4) be fair and competitive.
We have designed our executive compensation elements based on balance and simplicity to place emphasis on consistent, sustainable, and superior absolute and relative performance.
•	Base salary is targeted to approximate the median of a peer group made up of companies of similar business profile and size, and to reflect individual performance and internal considerations.
•	Annual incentive awards are based on the achievement of annual goals.
•
A majority of our long-term incentive (“LTI”) program is delivered through performance-based restricted stock with tenure-based restricted stock representing a minority of LTI at 25%. The performance-based portion is eligible to vest after three years dependent upon our TSR performance and LTI EPS growth, each weighted equally, relative to the Corporation’s Performance Peer Group, while the tenure-based portion vests on the third anniversary of the award date.

We annually review all elements of the Corporation’s executive compensation program and, in addition to designing a program to comply with required rules, we adopt current best practices where deemed appropriate for our business and shareholders. As a result, we have:
•	clawbacks in place for annual incentive and LTI awards;
•	a majority of pay in variable elements;
•	a majority of variable pay in LTI awards;
•	a majority of LTI is delivered in performance-based restricted stock;
•	all LTI is denominated and settled in equity;
•	LTI payouts are capped at target if absolute performance is not positive;
•	a balance of metrics is used in annual incentives and LTI;
•	stock ownership guidelines for NEOs and Directors, which exclude unvested performance-based restricted stock awards when determining compliance;
•	change-in-control agreements that require a double-trigger for the accelerated vesting of equity awards;
•	a policy that prohibits hedging and pledging of the Corporation’s securities by employees and Directors;
•	annual reviews of our compensation and performance peer groups;
•	regular briefings from the Compensation Committee’s independent compensation consultant regarding key trends and legislative and regulatory updates;
CMS ENERGY 2023 PROXY STATEMENT	72

•	no excessive perquisites. No planes, cars, clubs, or financial planning. The principal perquisite provided to our executives in 2022 was an annual physical examination for each NEO;
•	no hedging and pledging of the Corporation’s securities by employees and Directors;
•
no dividends paid on unvested performance-based restricted stock awards. In lieu of dividends, recipients receive additional shares of restricted stock that are contingent on the same performance measures and forfeiture conditions applicable to the underlying restricted stock;

•
no employment agreements. Our executive agreements are limited to separation and change-in-control agreements. Base salary and annual incentive separation amounts do not exceed three times the NEO’s base salary and annual incentive amount, with an average of two times; and

•	no tax gross-ups. None of our separation or change-in-control agreements contain tax gross-ups.
Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.
This proposal gives our shareholders the opportunity to express their views on the overall compensation of the NEOs and the compensation philosophy, policies and practices disclosed in this Proxy Statement. For the reasons discussed above, we are asking our shareholders to indicate their support for the NEO compensation by voting FOR the following resolution at the Annual Meeting:
RESOLVED: that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure, is APPROVED.
This vote is an advisory vote only, and therefore it will not bind CMS or Consumers, the Board or the Compensation Committee. The vote results will not create or imply any change to fiduciary duties or create or imply any additional fiduciary duties for CMS or Consumers or the Board. However, we value the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as they deem appropriate.
Consistent with the direction of the CMS shareholders at the 2017 Annual Meeting of Shareholders and the Consumers shareholders at the 2018 Annual Meeting of Shareholders, the advisory vote on NEO compensation for CMS and Consumers is held on an annual basis. In Proposal 3, shareholders are again being asked to vote on how frequently the advisory vote on NEO compensation should be held.

The CMS and Consumers Boards recommend that shareholders vote to approve the non-binding advisory proposal to approve the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure.

CMS ENERGY 2023 PROXY STATEMENT	73

Proposal 3:
Advisory Vote to Determine the Frequency of Future Advisory Votes on Executive Compensation
Pursuant to Section 14A of the Exchange Act (“Section 14A”), we are conducting an advisory (non-binding) vote on the frequency with which future advisory votes on NEO compensation should be held. We have held an annual advisory vote since the initial advisory vote on NEO compensation pursuant to Section 14A. We are asking shareholders whether future advisory votes on NEO compensation should be held every one, two or three years.
The Board believes that an annual frequency (1 YEAR) for the advisory vote on NEO compensation is the optimal interval for conducting and responding to an advisory vote on executive compensation. We believe that a one-year frequency provides the highest level of accountability and communication by enabling shareholders to provide us with direct input on our compensation philosophy, policies, and practices as disclosed in our proxy statement every year. In addition, holding the advisory votes on NEO compensation annually reflects sound corporate governance principles and is consistent with a majority of institutional investor policies.
Shareholders have the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and shareholders will not be given the option to only approve or disapprove the Board’s recommendation.
For the reasons discussed above, we are asking our shareholders to vote for a 1 YEAR frequency when voting on this proposal at the Annual Meeting. This vote is an advisory vote only, and therefore it will not bind the Corporation or the Board. However, we value the opinions that our shareholders express in their votes and will consider the voting results when adopting a policy on the frequency of future advisory votes on executive compensation. The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be considered by the Board as the shareholders’ recommendation as to the frequency of future advisory votes on executive compensation. Nevertheless, the Board may decide that it is in the best interests of our shareholders and the Corporation to hold advisory votes on executive compensation more or less frequently than the option approved by our shareholders.
The CMS and Consumers Boards recommend that shareholders vote to approve the option of an annual frequency (“1 YEAR”) for future advisory votes on executive compensation.
CMS ENERGY 2023 PROXY STATEMENT	74

REPORT OF THE AUDIT COMMITTEE
The Audit Committee, comprised solely of independent directors, assists the Board of Directors in its oversight of the 1) integrity of financial statements; 2) performance of the internal audit function and independent auditors; 3) independent auditor’s qualifications and independence; and 4) compliance with applicable legal and regulatory requirements. The Audit Committee has a written charter that complies with New York Stock Exchange requirements. Management has the primary responsibility for the preparation, presentation and accuracy of the consolidated financial statements and the financial reporting process, including the systems of internal controls.
The Audit Committee reviewed and discussed with management the audited consolidated financial statements set forth in CMS’ and Consumers’ 2022 Annual Report to Shareholders and Form 10-K for the year ended December 31, 2022. The Audit Committee also discussed with PricewaterhouseCoopers LLP (“PwC”), who are responsible for performing an independent audit of CMS’ and Consumers’ financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and SEC rules.
The Audit Committee has received a report on the quality control procedures of PwC. The Audit Committee has also discussed with management, the internal auditors and PwC the quality and adequacy of CMS’ and Consumers’ internal controls, with particular focus on compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee reviewed with the internal auditors and PwC their audit plans and audit scope.
The Audit Committee is responsible for the appointment, termination, compensation and oversight of the work of the independent auditor. PwC has served as CMS and Consumers’ independent registered public accountants since 2007. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. In conjunction with the mandated rotation of the lead engagement partner, the Audit Committee and its Chair are directly involved in the selection of PwC’s lead engagement partner. The Audit Committee has received from PwC the written communications required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and have discussed with PwC their independence from CMS and Consumers. The Audit Committee has discussed with PwC the compatibility of non-audit services with the auditor’s independence and has satisfied themselves as to PwC’s independence.
In reliance on the review and discussions referred to above, the Audit Committee recommended to the Boards that the audited consolidated financial statements be included in CMS’ and Consumers’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.
AUDIT COMMITTEE
Laura H. Wright (Chair)
Deborah H. Butler
Suzanne F. Shank
Myrna M. Soto
John G. Sznewajs
CMS ENERGY 2023 PROXY STATEMENT	75

FEES PAID TO THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
PwC was the principal independent registered public accounting firm for CMS and Consumers for the years 2022 and 2021. The following table sets forth the aggregate fees, including expenses, for professional services, billed or expected to be billed by PwC to CMS (consolidated total including Consumers and its subsidiaries) and Consumers (including its subsidiaries), for each of the last two fiscal years.
	CMS		Consumers
	2022	2021	2022	2021
Audit Fees	$4,935,000	$4,843,190	$4,610,385	$4,567,211
Audit-related	160,000	214,500	160,000	214,500
Tax Fees	—	—	—	—
All Other Fees	24,500	17,400	24,500	17,400
Total Fees	$5,119,500	$5,075,090	$4,794,885	$4,799,111
Audit fees include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, comfort letters, required statutory audits, fees related to the audit of our internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002 and other attest services. Audit-related fees include fees associated with assistance related to accounting systems and controls. There were no tax services provided during 2022 and 2021. All other fees consist of costs for benchmarking services, research tools, and other minor expenses.
The Audit Committee has adopted a policy that requires pre-approval for all audit, audit-related, tax and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services, provided that the Chair reports any decisions to the Audit Committee at its next scheduled meeting. All of the services performed by the principal independent registered public accounting firm were approved in accordance with the policy in 2022.
CMS ENERGY 2023 PROXY STATEMENT	76

PROPOSAL 4:
RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee’s selection of the independent auditor will be submitted to our shareholders for their ratification at the Annual Meeting of Shareholders. If a majority of shares voted do not ratify the Audit Committee’s selection, the Audit Committee will consider our shareholder views when considering selection of a different independent auditor or the continued retention of the existing auditor for that year.
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm (taking into account the vote on shareholder ratification). The Audit Committee has selected PwC, independent registered public accounting firm, to audit the consolidated financial statements for the year 2023. PwC has served as our independent registered public accountants since 2007. The Audit Committee is responsible for the audit fee negotiations associated with the retention of PwC. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. In conjunction with the mandated rotation of the lead engagement partner, the Audit Committee and its Chair are directly involved in the selection of PwC’s lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of PwC as independent registered public accounting firm is in the best interests of the Corporation and its shareholders. A representative of PwC will be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.
The CMS and Consumers Boards and their Audit Committees recommend a vote to ratify the appointment of the independent registered public accounting firm for 2023.
CMS ENERGY 2023 PROXY STATEMENT	77

2024 PROXY STATEMENT INFORMATION
Under SEC rules, if a shareholder wishes to submit a proposal for possible inclusion in our 2024 Proxy Statement pursuant to Rule 14a-8 of the Exchange Act, we must receive it on or before November 24, 2023.
CMS and Consumers’ Bylaws provide that in order for a shareholder to propose business or nominate persons for election to the Board at an annual meeting that will not be included in the proxy statement for that annual meeting, written notice containing the information required by our Bylaws must be delivered to the Corporate Secretary no later than 60 days nor earlier than 90 days before the anniversary of the prior year’s annual meeting, that is, after February 5, 2024 but no later than March 6, 2024 for the 2024 Annual Meeting. Any matter must comply with our Bylaws.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of Director nominees other than CMS and Consumers’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 6, 2024.
CMS Bylaws also permit a shareholder, or a group of up to 20 shareholders, who have owned continuously for at least three years a significant amount of the outstanding shares of common stock of the Corporation (at least three percent) to submit Director nominees (not greater than two or 20% of the Board) for inclusion in its proxy statement if the shareholder(s) and the nominee(s) satisfy the requirements in CMS’ Bylaws. Notice of proxy access Director nominees must be received by CMS’ Corporate Secretary no less than 120 days nor more than 150 days prior to the anniversary of the date the Corporation mailed its proxy statement for the prior year’s annual meeting, that is after October 25, 2023 but no later than November 24, 2023 for the 2024 Annual Meeting.
Shareholder proposals and nominations should be addressed to: Corporate Secretary, One Energy Plaza, Jackson, Michigan 49201.
CMS ENERGY 2023 PROXY STATEMENT	78

GENERAL INFORMATION
What are the Proxy Materials?
The Proxy Materials include:
•	this Proxy Statement; and
•	the Annual Report to Shareholders, which includes the Form 10-K with our consolidated financial statements and accompanying notes for the year ended December 31, 2022.
If you received the Proxy Materials by mail, they also include a proxy card or voter instruction form for use in connection with the Annual Meeting. We are releasing these Proxy Materials to shareholders on or about March 23, 2023.
What matters are up for a vote at the CMS Annual Meeting, how are they counted and what are their requirements?
The table below shows the voting options, voting requirement, and effect of abstentions and Broker Non-Votes for each proposal to be presented at the CMS Annual Meeting.
Proposal		Voting Options	Vote Required to be Approved	Effect of Abstentions (1)	Effect of “Broker Non-Votes” (1)
1.	Elect Director Nominees Named in this Proxy Statement to the Board of Directors	For, Against, Abstain	A nominee will be elected with approval from a majority of the votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote	No Effect	No Effect
2.	Approve, on an Advisory Basis, Executive Compensation	For, Against, Abstain	Majority of the votes cast by holders of shares entitled to vote	No Effect	No Effect
3.	Determine, on an Advisory Basis, the Frequency of Future Advisory Votes on Executive Compensation	1 Year, 2 Years, 3 Years, Abstain	Highest number of votes cast	No Effect	No Effect
4.	Ratify Independent Registered Public Accounting Firm	For, Against, Abstain	Majority of the votes cast by holders of shares entitled to vote	No Effect	Counted (2)
(1)	Abstentions and broker discretionary votes are counted toward establishing a quorum.
(2)
This is considered to be a routine matter and, therefore, if you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on this Proposal. This is not the case for any of the other Proposals since they are considered to be “non-routine” matters.

We are not aware of any other matters to be presented at the CMS Annual Meeting. However, if any other matters (including matters incident to the conduct of the meeting) are properly presented at the meeting, it is intended that the holders of the proxies will vote in their discretion.
CMS ENERGY 2023 PROXY STATEMENT	79

What matters are up for a vote at the Consumers Annual Meeting, how are they counted and what are their requirements?
The table below shows the voting options, voting requirement and effect of abstentions, and Broker Non-Votes for each proposal to be presented at the Consumers Annual Meeting.
Proposal		Voting Options	Vote Required to be Approved	Effect of Abstentions (1)	Effect of “Broker Non-Votes” (1)
1.	Elect Director Nominees Named in this Proxy Statement to the Board of Directors	For, Against, Abstain	A nominee will be elected with approval from a majority of the votes cast by holders of shares entitled to vote (2)	No Effect	No Effect
2.	Approve, on an Advisory Basis, Executive Compensation	For, Against, Abstain	Majority of the votes cast by holders of shares entitled to vote	No Effect	No Effect
3.	Determine, on an Advisory Basis, the Frequency of Future Advisory Votes on Executive Compensation	1 Year, 2 Years, 3 Years, Abstain	Highest number of votes cast	No Effect	No Effect
4.	Ratify Independent Registered Public Accounting Firm	For, Against, Abstain	Majority of the votes cast by holders of shares entitled to vote	No Effect	Counted (3)
(1)	Abstentions and broker discretionary votes are counted toward establishing a quorum.
(2)
Holders of Consumers’ preferred and common stock are entitled to one vote for each share and shareholders have cumulative voting rights for the election of directors. Please see “Who is entitled to vote?” below.

(3)
This is considered to be a routine matter and, therefore, if you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on this Proposal. This is not the case for any of the other Proposals since they are considered to be “non-routine” matters.

We are not aware of any other matters to be presented at the Consumers Annual Meeting. However, if any other matters (including matters incident to the conduct of the meeting) are properly presented at the meeting, it is intended that the holders of the proxies will vote in their discretion.
Why did I receive a Notice of Availability of Proxy Materials?
To reduce the environmental impact of our Annual Meeting, we are providing the Proxy Materials over the Internet. As a result, we are sending many of our shareholders a Notice of Availability instead of a paper copy of the Proxy Materials. All shareholders receiving the Notice of Availability may access the Proxy Materials over the Internet and request a paper copy by mail. Instructions on how to access the Proxy Materials, vote online, and request a paper copy can be found in the Notice of Availability. The Notice of Availability also contains instructions on how to request delivery of Proxy Materials in paper form or electronically on an ongoing basis.
How can I access the Proxy Materials electronically or sign up for electronic delivery?
All shareholders can view, search, and print the Proxy Materials at cmsenergy.com/investor-relations.
If you are a shareholder of record and you received printed Proxy Materials, you may elect to receive future Proxy Materials electronically. To do so you must enroll online at materials.proxyvote.com/125896 for CMS and materials.proxyvote.com/210518 for Consumers. If you consent to receive Proxy Materials electronically, you will receive an e-mail notification when they become available. Your enrollment will be effective until revoked.
This electronic option allows you to:
•	reduce the environmental impact of our Annual Meeting;
•	gain faster access to Proxy Materials;
•	reduce the amount of mail you receive; and
•	help reduce the costs of our Annual Meeting.
If your shares are held in street name you should contact your brokerage firm, bank, or other nominee and inquire about their electronic delivery options.
CMS ENERGY 2023 PROXY STATEMENT	80

Who is entitled to vote?
Shareholders as of the close of business on the record date, March 7, 2023, are entitled to vote at the Annual Meetings. As of the record date, CMS’ outstanding securities entitled to vote consisted of 291,651,605 shares of CMS common stock. Each share is entitled to one vote on each matter presented at the CMS Annual Meeting.
As of the record date, Consumers’ outstanding securities entitled to vote consisted of 84,108,789 shares of common stock held by CMS and 373,148 shares of preferred stock held by the public. Holders of Consumers’ preferred and common stock are entitled to one vote for each share and shareholders have cumulative voting rights for the election of directors. That is, holders of preferred and common shares are entitled to cast as many votes as equal the number of shares held multiplied by the number of directors to be elected, and they may cast all of such votes for a single nominee or distribute them among any two or more nominees as they choose.
A list of CMS and Consumers shareholders entitled to vote at the Annual Meeting will be available during the Annual Meeting for examination by any shareholder at virtualshareholdermeeting.com/CMS2023 and virtualshareholdermeeting.com/CMSPB2023. Your confidential vote is received and tabulated by an independent inspector of election. Your vote will not be disclosed except as required by law or in other limited circumstances.
What is the difference between a shareholder of record and a “street name” holder?
If your shares are registered directly in your name, you are considered our shareholder of record for those shares.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares and your shares are said to be held in “street name.”
How do I vote?
You can ensure that your shares are voted at the Annual Meeting by submitting your vote by Internet (the instructions are found on your proxy card, voting instruction form or Notice of Availability). If you received your Proxy Materials by mail, you can vote by telephone or complete and return your proxy card or voting instruction form by mail. Even if you vote by one of these methods, you can still attend and electronically vote at the Annual Meeting.
If your shares are held in street name, you must vote your shares in the manner prescribed by your brokerage firm, bank or other nominee. Your brokerage firm, bank or other nominee should provide a voting instruction form for you to use in directing it how to vote your shares.
What if I do not indicate my voting preference on my proxy?
If your shares are voted by proxy, the shares will be voted as you instruct. If you sign and properly submit your proxy, but do not give any specific voting instructions, your shares will be voted as the Board recommends. Your shares will also be voted as recommended by the Board, in its discretion, on any other business that is properly presented for a vote at the Annual Meeting.
Can I change my vote after I have voted or can I revoke my proxy?
Yes. If you are a shareholder of record, you can change your vote or revoke your proxy at any time prior to the Annual Meeting by:
•	providing another signed proxy that is dated later than the vote you want to change;
•	voting by telephone or Internet and recording a different vote; or
•	attending and electronically voting at the Annual Meeting.
CMS ENERGY 2023 PROXY STATEMENT	81

How many shares must be present to hold the Annual Meeting?
To constitute a quorum and transact business, shareholders of a majority of the outstanding shares entitled to vote must be present in person or by proxy at each of the Annual Meetings.
What does it mean if I get more than one set of Proxy Materials?
You may receive multiple copies of Proxy Materials if your shares are registered differently (i.e., trust, joint, name spelling variation, etc.) and/or if they are in more than one account (i.e., brokerage firm, bank, transfer agent, etc.). If you wish to consolidate accounts, please contact Equiniti Trust Company at 1-855-598-2714. Please vote all of the proxies that you receive and consider consolidating accounts.
If your household receives multiple copies of the Proxy Materials or Notice of Availability, you may authorize us to discontinue duplicate mailings in the future by electing the option when you vote, see “What is “householding” and how does it affect me?” below for additional householding information.
If your shares are held in street name and you are receiving multiple sets of materials and wish to consolidate accounts, please contact your brokerage firm, bank or other nominee.
What is “householding” and how does it affect me?
We have adopted a procedure called “householding” which has been approved by the SEC. Householding is intended to reduce the volume of duplicate information received by a household and the cost of preparing and mailing duplicate information. Under this procedure, we are permitted to mail only one Notice of Availability or one set of Proxy Materials to multiple shareholders who share an address and who have consented to or have received prior notice of our intent to do so, so long as we have not received contrary instructions from one or more such shareholders. Consent for householding will remain in effect until revoked.
To resume the mailing of individual copies of future Proxy Materials or Notice of Availability and revoke your consent to householding, submit a written request to Broadridge Householding Dept., 51 Mercedes Way, Edgewood, New York 11717, or make a request by telephone to 1-866-540-7095. If you participate in householding and wish to receive separate Proxy Materials or Notices of Availability, we will promptly mail a copy if you notify us by making a written request to our Shareowner Services Department at One Energy Plaza, Jackson, Michigan 49201, or making a request by telephone to 1-517-788-0298.
If your shares are held in street name, you can request information about householding by contacting your brokerage firm, bank or other nominee.
Who conducts the proxy solicitation and how much will it cost?
We are requesting your proxy for the Annual Meeting and will pay the costs of requesting shareholder proxies. Proxies may be solicited by directors, officers, and other employees, personally or by telephone, Internet, or mail, none of whom will receive compensation for their solicitation efforts. We have arranged for D.F. King to solicit proxies for a fee of $15,000, plus expenses and disbursements. We will pay all proxy solicitation costs. We may also reimburse brokerage firms, dealers, banks, voting trustees or other record holders for their reasonable expenses for forwarding Proxy Materials to beneficial owners of CMS and Consumers stock.
How can I attend the Virtual Annual Meeting?
This year our Annual Meeting will be a completely virtual meeting. There will be no physical meeting location; the meeting will be conducted via webcast. The virtual meeting increases attendance by providing Annual Meeting access to all of our shareholders, regardless of where
CMS ENERGY 2023 PROXY STATEMENT	82

they live. Additionally, in-line with CE Way and our use of Lean strategies, the virtual meeting format eliminates waste and reduces costs associated with hosting an in-person meeting. The virtual meeting also provides opportunities to reduce carbon emissions related to travel for in-person meetings.
Any shareholder as of March 7, 2023 may participate in the Annual Meeting by logging in at virtualshareholdermeeting.com/CMS2023 for CMS shareholders and virtualshareholdermeeting.com/CMSPB2023 for Consumers shareholders. You must enter the control number found on your proxy card, voting instruction form, or the Notice of Availability you previously received. If you misplaced your control number, or are not a shareholder, you may access the Annual Meeting by logging in as a guest, but you will not be able to vote, ask questions, or inspect the list of shareholders.
We encourage you to log in to the Annual Meeting website and access the webcast early, beginning approximately 15 minutes before the Annual Meeting start time. If you experience technical difficulties, please contact the technical support telephone number posted on the Annual Meeting log-in page.
Shareholders may vote and submit proxies in advance of the Annual Meeting by one of the methods described in the Proxy Materials for the Annual Meeting or electronically vote during the Annual Meeting by following the instructions available on the applicable meeting website during the Annual Meeting. During the meeting, shareholders will also be able to inspect the list of shareholders by logging in and participating in the Annual Meeting.
How can I ask a question before or during the Annual Meeting?
Shareholders can ask questions prior to the meeting by visiting proxyvote.com. This allows all shareholders the opportunity to ask questions, regardless of whether they can attend the meeting and allows us to provide thoughtful responses to each question asked. Additionally, during the Annual Meeting, shareholders will be able to submit questions by logging in and participating in the Annual Meeting. Responses to all questions will be posted on our website as soon as practicable after questions are received, addressed by Rochow during the Annual Meeting, or posted on our website no later than a week after the Annual Meeting.
CMS ENERGY 2023 PROXY STATEMENT	83

Cautionary Note Regarding Forward-Looking Information
This Proxy Statement contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding our ESG goals and DE&I commitments. The use of “might,” “may,” “could,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “forecasts,” “predicts,” “assumes,” “goal,” and other similar words is intended to identify forward-looking statements that involve risk and uncertainty. These forward-looking statements are subject to various factors that could cause CMS’ and Consumers’ actual results to differ materially from the results anticipated in these statements. These factors include, but are not limited to, those discussed in the “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS and Consumers’ Annual Report on Form 10-K for the year ended December 31, 2022 as updated in subsequent reports we file with the SEC. CMS and Consumers have no obligation to update or revise forward-looking statements regardless of whether new information, future events, or any other factors affect the information contained in the statements.
CMS ENERGY 2023 PROXY STATEMENT	84

APPENDIX A:
SUPPLEMENTAL INFORMATION FOR THE COMPENSATION DISCUSSION AND ANALYSIS —
GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”) RECONCILIATIONS
CMS - Reconciliation of GAAP Operating Activities to Annual Incentive OCF
	2020 (millions)	2021 (millions)
Total GAAP Operating Activities	$1,276	$1,819
Exclude:
Loans sold from discontinued operations	—	108
Change in pension contribution	700	—
Change in Accounting Principle from those included in the budget	—	—
Legal settlement costs or gains for legacy business items	27	—
Federal Tax Reform Discretion	—	—
Change in power supply cost recovery from budget (disallowances excluded)	(5)	(12)
Gas-price changes (favorable or unfavorable) related to gas cost recovery in January and February	(53)	80

Total Exclusions	669	176

Annual Incentive OCF	$1,945	$1,995
CMS - Reconciliation of GAAP Earnings Per Share (“EPS”) to Annual Incentive Plan EPS
	2020	2021	2022
EPS Reported — GAAP basis	$2.64	—	—
EPS from Continuing Operations Reported - GAAP basis	—	$2.58^	$2.84
Exclude (income)/loss items:
Accounting Principle Change from Budget	—	—	—
Tax Impact	—	—	—
Asset Sales	—	—	—
Tax Impact	—	—	—
Large restructuring and severance expenses greater than $5 million	0.08	—	0.04
Tax Impact	(0.02)	—	(0.01)
Legal/settlement costs or gains related to previously sold assets	(*)	—	—
Tax Impact	*	—	—
Federal Tax Reform	(0.03)	—	—
Tax Impact	—	—	—
Business Optimization	—	—	0.03
Tax Impact	—	—	(0.01)

Total Exclusions	0.03	—	0.05

Annual Incentive EPS	$2.67	$2.58	$2.89
^	2021 EPS targets and results exclude the sale of EnerBank, USA which closed on October 1, 2021.
*	Less than 1∕2 cent
CMS ENERGY 2023 PROXY STATEMENT	A-1

CMS - Reconciliation of GAAP EPS to LTI EPS
	2019	2020	2021	2022
EPS Reported — GAAP basis	$2.39	$2.64	—	—
EPS from Continuing Operations Reported - GAAP basis	—	—	$2.58^	$2.84
Exclude (income)/loss items:
Large restructuring and severance expenses greater than $5 million	0.02	0.08	—	0.04
Tax Impact	*	(0.02)	—	(0.01)
Asset Sales	—	—	—	—
Tax Impact	—	—	—	—
Legal/settlement costs or gains related to previously sold assets	0.11	(*)	—	—
Tax Impact	(0.03)	*	—	—
Federal Tax Reform	—	(0.03)	—	—
Tax Impact	—	—	—	—
Regulatory Disallowance	—	(0.03)	0.10	—
Tax Impact	—	—	(0.03)	—
Business Optimization	—	—	—	0.03
Tax Impact	—	—	—	(0.01)

Total Exclusions	0.10	0.03	0.07	0.05

LTI EPS	$2.49	$2.67	$2.65	$2.89
^	2021 EPS targets and results exclude the sale of EnerBank, USA which closed on October 1, 2021.
*	Less than ½ cent

Management views adjusted EPS as a key measure of our present operating financial performance and uses adjusted EPS for external communications with analysts and investors. Internally, we use adjusted EPS to measure and assess performance.

CMS ENERGY 2023 PROXY STATEMENT	A-2

CMS ENERGY

CMS ENERGY CORPORATION
ONE ENERGY PLAZA
JACKSON, MI 49201
ATTN: SHAREOWNER SERVICES, EP1-416

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CMS2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V01475-P87550

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CMS ENERGY CORPORATION

The Board of Directors recommends a vote FOR the following proposal:

1. ELECTION OF DIRECTORS

Nominees:	**For**	**Against**	**Abstain**
1a. Jon E. Barfield	☐	☐	☐
1b. Deborah H. Butler	☐	☐	☐
1c. Kurt L. Darrow	☐	☐	☐
1d. William D. Harvey	☐	☐	☐
1e. Garrick J. Rochow	☐	☐	☐
1f. John G. Russell	☐	☐	☐
1g. Suzanne F. Shank	☐	☐	☐
1h. Myrna M. Soto	☐	☐	☐
1i. John G. Sznewajs	☐	☐	☐
1j. Ronald J. Tanski	☐	☐	☐
1k. Laura H. Wright	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. Approve, on an advisory basis, the Company's executive compensation.	☐	☐	☐

The Board of Directors recommends a vote for an annual (1 YEAR) frequency for the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
3. Advisory vote on frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposal:	**For**	**Against**	**Abstain**
4. Ratify the appointment of independent registered public accounting firm (PricewaterhouseCoopers LLP).	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Thank you for being a shareholder.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 7, 2023
Date: May 5, 2023 **Time:** 11:30 a.m. ET
Location: Meeting via internet-please visit www.virtualshareholdermeeting.com/CMS2023.

The company will be hosting the meeting via the internet this year. To attend the meeting via the internet please visit www.virtualshareholdermeeting.com/CMS2023 and be sure to have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the reverse side of this proxy card).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V01476-P87550

CMS ENERGY CORPORATION
Annual Meeting of Shareholders
May 5, 2023 11:30 a.m. ET
This proxy is solicited by the Board of Directors

The undersigned appoints JOHN G. RUSSELL, GARRICK J. ROCHOW and MELISSA M. GLEESPEN, and each of them, proxies with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of CMS Energy Corporation to be held virtually at www.virtualshareholdermeeting.com/CMS2023, at 11:30 a.m. Eastern Time on May 5, 2023 and at any postponement(s) or adjournment(s) thereof. Said proxies, and each of them present and acting at the meeting, may vote upon the matters set forth on the reverse side hereof and with discretionary authority on all other matters that come before the meeting, all as more fully set forth in the Proxy Statement received by the undersigned. The shares represented hereby will be voted on the proposals as specified.

IF THIS PROXY IS RETURNED SIGNED BUT NOT FULLY - COMPLETED, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL UNCOMPLETED PROPOSALS.

IF YOU CANNOT VOTE BY TELEPHONE OR INTERNET, PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE. THANK YOU FOR YOUR PROMPT RESPONSE.

Continued and to be signed on reverse side